REVOLVING LOAN AGREEMENT

                                      DATED

                                  MARCH 3, 1997

                                      AMONG

                       AMERICAN RESIDENTIAL SERVICES, INC.
                                   AS BORROWER

                                       AND

                           NATIONSBANK OF TEXAS, N.A.
                           AS AGENT AND ISSUING LENDER

                                       AND

                           NATIONSBANK OF TEXAS, N.A.
                    AND THE OTHER ENTITIES DESIGNATED HEREIN
                                   AS LENDERS

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                                TABLE OF CONTENTS

ARTICLE I                 TERMS DEFINED......................................-1-

           Section 1.1    Definitions........................................-1-
           Section 1.2    Singular and Plural of Definitions................-26-
           Section 1.3    Money.............................................-27-
           Section 1.4    Captions; References..............................-27-
           Section 1.5    Accounting Terms and Determinations...............-27-
           Section 1.6    Knowledge.........................................-27-

ARTICLE II                TERMS OF CREDIT FACILITY COMMITMENT...............-27-

           Section 2.1    Credit Facility Commitment........................-27-
           Section 2.2    Method of Borrowing...............................-28-
           Section 2.3    Method of Issuing Letters of Credit;
                          Participations Therein; Payments Thereunder.......-29-
           Section 2.4    Fees..............................................-30-
           Section 2.5    Additional Acquired Businesses....................-30-
           Section 2.6    Margin and Fee Rate Adjustments...................-33-

ARTICLE III               TERMS OF CREDIT FACILITY..........................-34-

           Section 3.1    Notes.............................................-34-
           Section 3.2    Maturity..........................................-34-
           Section 3.3    Interest Rate.....................................-34-
           Section 3.4    Interest Payments.................................-35-
           Section 3.5    LIBOR Rate Advances...............................-35-
           Section 3.6    Optional and Mandatory Prepayments of
                          Advances; Optional Reductions of Commitments......-37-
           Section 3.7    Schedules on Notes................................-38-
           Section 3.8    General Provisions as to Payments.................-38-
           Section 3.9    Application of Payments...........................-38-
           Section 3.10   Capital Adequacy..................................-39-
           Section 3.11   Deposit of Cash Collateral........................-39-

ARTICLE IV                CONDITIONS TO FUNDING.............................-40-

           Section 4.1    Conditions to Initial Advance or
                          Letter of Credit..................................-40-
           Section 4.2    Conditions to All Advances........................-42-
           Section 4.3    Conditions to Letters of Credit...................-42-

ARTICLE V                 REPRESENTATIONS AND WARRANTIES....................-43-

           Section 5.1    Existence and Power of Borrower...................-43-
           Section 5.2    Subsidiaries......................................-43-
           Section 5.3    Authorization; Contravention......................-43-
           Section 5.4    Enforceable Obligations...........................-44-
           Section 5.5    Financial Information.............................-44-

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           Section 5.6    Litigation........................................-44-
           Section 5.7    ERISA.............................................-44-
           Section 5.8    Taxes and Filing of Tax Returns...................-45-
           Section 5.9    Ownership of Assets...............................-45-
           Section 5.10   Business; Compliance..............................-45-
           Section 5.11   Licenses, Permits.................................-45-
           Section 5.12   Compliance with Law...............................-45-
           Section 5.13   Full Disclosure...................................-46-
           Section 5.14   Environmental Matters.............................-46-
           Section 5.15   Purpose of Credit.................................-46-
           Section 5.16   Governmental Regulations..........................-47-
           Section 5.17   Indebtedness......................................-47-
           Section 5.18   Insurance.........................................-47-
           Section 5.19   Solvency..........................................-47-

ARTICLE VI                AFFIRMATIVE COVENANTS.............................-47-

           Section 6.1    Information From Borrower.........................-48-
           Section 6.2    Maintenance of Existence, etc.....................-49-
           Section 6.3    Business..........................................-49-
           Section 6.4    Right of Inspection...............................-50-
           Section 6.5    Maintenance of Insurance..........................-50-
           Section 6.6    Payment of Taxes, Impositions and Claims..........-51-
           Section 6.7    Compliance with Laws and Documents................-51-
           Section 6.8    Environmental Law Compliance and Indemnity........-51-
           Section 6.9    Use of Proceeds...................................-52-
           Section 6.10   Additional Documents..............................-53-
           Section 6.11   Compliance with Due Diligence Standards;
                          Offices and Files.................................-53-
           Section 6.12   Conversion of Non-Operating Subsidiary............-53-

ARTICLE VII          NEGATIVE COVENANTS.....................................-53-

           Section 7.1    Financial Covenants...............................-53-
           Section 7.2    Limitation on Capital Expenditures................-54-
           Section 7.3    Limitation on Debt................................-54-
           Section 7.4    Limitation on Sale of Assets......................-54-
           Section 7.5    Limitation on Liens...............................-54-
           Section 7.6    Consolidations, Mergers, Sales of Assets.  .......-55-
           Section 7.7    Investments.......................................-55-
           Section 7.8    Distributions.....................................-55-
           Section 7.9    Transactions with Affiliates and Associates.......-55-
           Section 7.10   Employee Plans....................................-56-
           Section 7.11   Use Violations....................................-56-
           Section 7.12   Fiscal Year and Accounting Methods................-57-
           Section 7.13   Governmental Regulations..........................-57-

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ARTICLE VIII              DEFAULTS AND REMEDIES.............................-57-

           Section 8.1    Events of Default.................................-57-
           Section 8.2    Remedies..........................................-58-
           Section 8.3    Rights of Set-Off.................................-59-
           Section 8.4    Remedies Cumulative, Concurrent and
                          Non-Exclusive.....................................-60-
           Section 8.5    No Conditions Precedent to Exercise Remedies......-60-
           Section 8.6    Additional Waivers................................-60-
           Section 8.7    Discontinuance of Proceedings.....................-60-

ARTICLE IX                AGENT AND THE LENDERS.............................-61-

           Section 9.1    Appointment and Authorization of Agent............-61-
           Section 9.2    Possession of Instruments by Agent................-62-
           Section 9.3    Expenses..........................................-62-
           Section 9.4    Delegation of Duties; Reliance; Consultation......-62-
           Section 9.5    Limitation of Agent's Liability...................-63-
           Section 9.6    Default...........................................-64-
           Section 9.7    Lenders' Decision.................................-64-
           Section 9.8    Limitation of Liability of Lenders................-65-
           Section 9.9    Relationship of Lenders...........................-65-
           Section 9.10   Debtor-Creditor Relationship......................-65-
           Section 9.11   Credit Decisions..................................-65-
           Section 9.12   Removal of Agent..................................-65-
           Section 9.14   Sharing of Payments and Setoffs...................-66-
           Section 9.15   Non-advancing Lenders.............................-67-
           Section 9.16   Benefit of Lenders................................-68-

ARTICLE X                 MISCELLANEOUS.....................................-68-

           Section 10.1   Continuing Agreement..............................-68-
           Section 10.2   Notices...........................................-68-
           Section 10.3   No Waivers........................................-69-
           Section 10.4   Expenses; Documentary Taxes; Indemnification......-69-
           Section 10.5   Amendments and Waivers: Consent to Deviation......-70-
           Section 10.6   Survival..........................................-70-
           Section 10.7   Prior Understandings; No Defenses;
                          Release; No Oral Agreements.......................-70-
           Section 10.8   Limitation on Interest............................-70-
           Section 10.9   Invalid Provisions................................-71-
           Section 10.10  Successors and Assigns............................-71-
           Section 10.11  Senior Debt; Borrower Subordination...............-74-
           Section 10.12  Revolving Loan....................................-74-
           Section 10.13  Construction......................................-74-
           Section 10.15  Submission To Jurisdiction; Service of Process....-74-
           Section 10.16  JURY TRIAL WAIVER.................................-75-
           Section 10.17  Counterparts......................................-75-
           Section 10.18  Inconsistent Provisions...........................-75-

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                             SCHEDULES AND EXHIBITS

           SCHEDULE I        NOTICE LIST; LOAN COMMITMENT AMOUNTS
           SCHEDULE II       LIBOR MARGIN; BASE RATE MARGIN; COMMITMENT
                              FEE PERCENTAGE
           SCHEDULE III      EXISTING LIENS
           SCHEDULE 5.7(b)   RETIREE MEDICAL AGREEMENTS
           EXHIBIT A         FORM OF NOTE
           EXHIBIT B         REQUEST FOR ADVANCE
           EXHIBIT C         ASSIGNMENT AND ACCEPTANCE
           EXHIBIT D         RATE DESIGNATION NOTICE
           EXHIBIT E         FORM OF SUBSIDIARY GUARANTY
           EXHIBIT F         FORM OF SECURITY AGREEMENT (STOCK PLEDGE)

                                      -iv-

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                            REVOLVING LOAN AGREEMENT

           THIS REVOLVING LOAN AGREEMENT is entered into March 3, 1997, by and among AMERICAN RESIDENTIAL SERVICES, INC., a Delaware corporation, and NATIONSBANK OF TEXAS, N.A., as Issuing Lender and as Agent, and the lending institutions designated as "LENDERS" on SCHEDULE I (as such schedule may be modified and supplemented from time to time).

                              PRELIMINARY STATEMENT

           Borrower has requested that Lenders make available a revolving credit facility in an aggregate amount not to exceed One Hundred Million and No/100 Dollars ($100,000,000.00). Upon and subject to the terms of this Agreement, Lenders are willing to make such revolving credit facility available to Borrower. Accordingly, in consideration of the mutual covenants contained herein, Borrower, Agent, Lenders, and Issuing Lender agree as follows:


                                    ARTICLE I
                                  TERMS DEFINED

           Section 1.1 DEFINITIONS. The following terms, as used herein, have the following meanings:

           "ACQUIRED BUSINESS" means (a) any acquisition prior to the Closing Date by Borrower, directly or indirectly through one or more of its Subsidiaries, of assets (directly or indirectly through the acquisition of Capital Stock) that satisfied, to the extent required, the "Acquisition Criteria" of, and as such term is defined in, the Prior Loan Agreement and (b) any acquisition on or after the Closing Date by Borrower, directly or indirectly through one or more of its Subsidiaries, of assets (directly or indirectly through the acquisition of Capital Stock) that satisfies the Acquisition Criteria.

           "ACQUIRING PERSON" means any Person who or which, together with all Affiliates and Associates of such Person, is or are the Beneficial Owner of 25% or more of the shares of Common Stock then outstanding, but does not include any Exempt Person; provided, however, that a Person shall not be or become an Acquiring Person if such Person, together with its Affiliates and Associates, shall become the Beneficial Owner of 25% or more of the shares of Common Stock then outstanding solely as a result of a reduction in the number of shares of Common Stock outstanding due to the repurchase of Common Stock by Borrower, unless and until such time as such Person or any Affiliate or Associate of such Person shall purchase or otherwise become the Beneficial Owner of additional shares of Common Stock constituting 1% or more of the then outstanding shares of Common Stock or any other Person (or Persons) who

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is (or collectively are) the Beneficial Owner of shares of Common Stock constituting 1% or more of the then outstanding shares of Common Stock shall become an Affiliate or Associate of such Person, unless, in either such case, such Person, together with all Affiliates and Associates of such Person, is not then the Beneficial Owner of 25% or more of the shares of Common Stock then outstanding.

           "ACQUISITION AGREEMENT" means, with respect to each Previously Acquired Business, the Agreement and Plan of Reorganization pursuant to which Borrower acquired that Previously Acquired Business.

           "ACQUISITION CONSIDERATION" means, with respect to any Acquired Business, the consideration payable by Borrower, directly or indirectly through one of its Subsidiaries, to the sellers of that Acquired Business as the purchase price for that Acquired Business. For purposes of this Agreement, the amount of Acquisition Consideration applicable to any Acquired Business shall be determined as of the Acquisition Date of that Acquired Business, in accordance with GAAP, as the total amount paid (including amounts paid in consideration for covenants not to compete) for the Acquired Business, including cash, Consolidated Funded Debt, and redeemable preferred stock which must be redeemed prior to the first anniversary of the end of the Credit Period, but excluding the value of any Capital Stock of Borrower (other than such mandatorily redeemable preferred stock) issued as consideration.

           "ACQUISITION CRITERIA" means, with respect to any proposed Acquired Business, the following criteria:

                     (a) on the Acquisition Date of that Acquired Business, and after giving effect thereto, no Default would result therefrom;

                     (b) that Acquired Business and each of its Subsidiaries consist primarily of operating assets or rights to use operating assets (including installation, maintenance, or service contract rights) in one or more Permitted Lines of Business;

                     (c) the Acquisition Consideration to be paid by Borrower, directly or indirectly through one of its Subsidiaries, for that Acquired Business (and its Subsidiaries) is either (i) $10,000,000.00 or less in the aggregate, determined without duplication of amounts, or (ii) Approved Consideration;

                     (d) if the Acquisition Consideration to be paid is not Approved Consideration, the sum of (i) the amount of the Acquisition Consideration to be paid, plus (ii) the total amount of Acquisition Consideration (other than Approved Consideration) paid by Borrower, directly or indirectly through its Subsidiaries, for other Acquired Businesses (and their respective Subsidiaries) during the shorter of
           (x) the period commencing on January 1, 1997, through the Acquisition Date of that Acquired Business, or (y) the 12-month period preceding the Acquisition Date of that Acquired Business, does not exceed

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           $30,000,000.00 (for purposes of clause (ii), Acquisition
           Consideration shall be adjusted to reflect amounts actually paid by Borrower under any contingent earn-out or other contingent obligations);

                      (e) if that Acquired Business is an Entity that will remain in existence after the acquisition, that Entity (and each of its Subsidiaries which will remain in existence after the acquisition) will become a Subsidiary of Borrower when the acquisition is completed; and

                     (f) all requirements of SECTIONS 2.5 and 2.6 in respect of the Acquired Business shall have been, or will be, fully and timely satisfied.

           "ACQUISITION DATE" means, with respect to any Acquired Business, the date on which Borrower, directly or indirectly through one of its Subsidiaries, acquires ownership of that Acquired Business.

           "ADJUSTED LIBOR RATE" means, for any day in an Interest Period for any LIBOR Rate Advance, a rate per annum equal to the quotient of (a)(i) the LIBOR Rate on the applicable Effective Date, divided by (ii) the remainder of 100% minus the LIBOR Reserve Requirement, if any, in effect on such day, plus
(b) the LIBOR Margin in effect on such day.

           "ADVANCE" means an Advance made by a Lender to Borrower under the Credit Facility pursuant to SECTION 2.1(a).

           "AFFILIATE" means, as to any Person, any Person which, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, "CONTROL" means the possession of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; provided, however, for purposes of SECTION 7.9, no Subsidiary of Borrower is an Affiliate of Borrower or any other Subsidiary of Borrower.

           "AGENT" means NationsBank, in its capacity as agent for Lenders, and any successor agent for Lenders appointed pursuant to the terms of this Agreement.

           "AGENT'S FEE" means an annual administration fee to be paid to Agent in accordance with the terms and provisions of a letter agreement dated February 27, 1997, between Agent and Borrower.

           "AGREEMENT" means this Revolving Loan Agreement, as renewed, extended, restated, modified, supplemented, amended and rearranged from time to time.

           "AMORTIZATION" means, for any period with respect to a specified Entity, without duplication of amounts, the amount classified as amortization expense and deducted in determining Consolidated Net Income of the specified Entity for that period.

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           "APPLICABLE ENVIRONMENTAL LAWS" has the meaning set forth in SECTION
6.8(b).

           "APPLICABLE RATE" has the meaning set forth in SECTION 3.3.

           "APPROVED CONSIDERATION" means: (a) with respect to each Previously Acquired Business (and their respective Subsidiaries), with an Acquisition Date prior to January 1, 1997, the Acquisition Consideration payable by Borrower pursuant to the Acquisition Agreement relating to that Previously Acquired Business (and its Subsidiaries); and (b) with respect to any other Acquired Business, the Acquisition Consideration payable therefor, the payment of which has been approved in writing by the Required Lenders prior to the Acquisition Date of such Acquired Business.

           "APPROVED SUBORDINATED DEBT" means Debt issued by Borrower which is unsecured and subordinated to payment of the Obligations and the terms of which (including, without limitation, the subordination provisions thereof) have been approved in writing by the Required Lenders.

           "ARRANGER" means NationsBanc Capital Markets, Inc.

           "ASSIGNMENT AND ACCEPTANCE" has the meaning set forth in SECTION 10.10(C).

           "ASSOCIATE" means, with respect to any Person, (a) any corporation, firm, partnership, association, unincorporated organization, or other entity (other than Borrower or a Subsidiary of Borrower) of which that Person is an officer or general partner (or officer or general partner of a general partner) or is, directly or indirectly, the Beneficial Owner of 10% or more of any class of its equity securities, (b) any trust or other estate in which that Person has a substantial beneficial interest or for or of which that Person serves as trustee or in a similar fiduciary capacity and (c) any relative or spouse of that Person, or any relative of that spouse, who has the same home as that Person; provided, however, for purposes of SECTION 7.9, Borrower is not an Associate of any of its Subsidiaries, and no Subsidiary of Borrower is an Associate of any other Subsidiary of Borrower.

           "AUTHORIZED OFFICER" means, as to any Person, any officer of such Person who is duly authorized by the board of directors, or its equivalent, of such Person to execute the Loan Documents or any other documents or certificates to be executed by such Person hereunder in connection with any Advance or Letter of Credit or otherwise.

           "AVAILABLE COMMITMENT" means an amount equal to the Committed Sum, minus (a) the Principal Debt, minus (b) the Letter of Credit Exposure.

           "BASE RATE" means, for any day, the greater of (a) the rate of interest per annum most recently announced by Agent as its prime rate in effect on such day at its principal office (which, in the case of NationsBank, shall mean its principal office in Dallas, Texas) or (b) the sum of (i) the Federal Funds Rate in effect on such day,

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plus (ii) 0.50%. Agent's prime rate will automatically fluctuate upward and downward until and at the time specified in each such announcement without special notice to Borrower or any other Person, which prime rate may not necessarily represent the lowest or best rate actually charged to a customer.

           "BASE RATE MARGIN" means: (a) for the period from the beginning of the Credit Period until the initial Reset Date, 0.50%; and (b) for any subsequent period from and including any Reset Date, beginning with the initial Reset Date, to but not including, the next Reset Date to occur, if the Funded Debt to EBITDA Ratio calculated as of the last day of Borrower's fiscal quarter immediately preceding the particular Reset Date is within a range set forth in column A in Schedule II, the applicable per annum percentage shall be, subject to adjustment pursuant to SECTION 2.6, as set forth for that range in column C in SCHEDULE II.

           A Person is the "BENEFICIAL OWNER" of and is deemed to "beneficially own," securities:

                     (a) of which that Person or any of that Person's Affiliates or Associates, directly or indirectly, is the "beneficial owner" (as determined pursuant to Exchange Act Rule 13d-3) or otherwise has the right to vote or dispose of, including pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," any security under this subparagraph (a) as a result of an agreement, arrangement or understanding to vote that security if that agreement, arrangement or understanding: (i) arises solely from a revocable proxy or consent given in response to a public (that is, not including a solicitation exempted by Exchange Act Rule 14a-2(b)(2)) proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the Exchange Act; and (ii) is not then reportable by such Person on Exchange Act
           Schedule 13D (or any comparable or successor report);

                     (b) which that Person or any of that Person's Affiliates or Associates, directly or indirectly, has the right or obligation to acquire (whether that right or obligation is exercisable or effective immediately or only after the passage of time or the occurrence of an event) pursuant to any agreement, arrangement or understanding (whether or not in writing) or on the exercise of conversion rights, exchange rights, other rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," securities tendered pursuant to a tender or exchange offer made by that Person or any of that Person's Affiliates or Associates until those tendered securities are accepted for purchase or exchange; or

                     (c) which are beneficially owned, directly or indirectly, by (i) any other Person (or any Affiliate or Associate thereof) with which the specified

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           Person or any of the specified Person's Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy or consent as described in the proviso to subparagraph (a) of this definition) or disposing of any voting securities of the Company or (ii) any group (as that term is used in Exchange Act Rule 13d-5(b)) of which that specified Person is a member;

provided, however, that nothing in this definition shall cause a Person engaged in business as an underwriter of securities to be the "Beneficial Owner" of, or to "beneficially own," any securities acquired through such Person's participation in good faith in a firm commitment underwriting (including a Securities Act Rule 144A offering) until the expiration of 40 days after the date of that acquisition. For purposes of this Agreement, "voting" a security shall include voting, granting a proxy, acting by consent, making a request or demand relating to corporate action (including, without limitation, calling a stockholder meeting) or otherwise giving an authorization (within the meaning of
Section 14(a) of the Exchange Act) in respect of such security.

           "BOARD" means the Board of Directors of Borrower.

           "BORROWER DUE DILIGENCE REPORTS" means the various written reports, information and other materials that Borrower prepared or assembled and has available at the offices designated pursuant to SECTION 6.11 containing descriptions and evaluations of the Acquired Businesses it acquires, and Borrower's assessments and projections regarding same, including, without limitation, copies of purchase agreements and all summaries of Borrower's due diligence regarding those Acquired Businesses.

           "BORROWER" means American Residential Services, Inc., a Delaware corporation.

           "BUSINESS DAY" means (a) for purposes of ARTICLES II AND III and each Note, a day of the year Agent, Issuing Lender or any Lender is not required or authorized by applicable law or executive order to be closed and, with respect to all requests, notices and determinations in connection with LIBOR Rate Advances, a day for trading by and between prime banks in Dollar deposits in the London interbank market and (b) for all other purposes of this Agreement, a day of the year on which banks are not authorized or required by applicable law or executive order to be closed in Houston, Texas.

           "CAPITAL EXPENDITURES" means as of the last day of each fiscal year of Borrower, the aggregate amount of expenditures, determined without duplication of amounts, made by Borrower and its Subsidiaries during that fiscal year for the acquisition of any fixed assets or any replacements thereof, substitutions therefor or additions thereto, which have a useful life of more than 12 months, including assets acquired by Borrower and its Subsidiaries during that fiscal year through the incurrence of Capitalized Lease Obligations; provided, however, that there may be deducted in

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determining Capital Expenditures for purposes of SECTION 7.2 as of the end of each fiscal year of Borrower: (a) the aggregate cash proceeds, net of sales expense, received by Borrower and its Subsidiaries during that fiscal year in connection with the sale by any of them of any fixed assets that are contemporaneously or within 120 days after such sale replaced with fixed assets serving a similar function; and (b) in case of any damage or casualty to any fixed assets of Borrower or any of its Subsidiaries, insurance proceeds received by Borrower and its Subsidiaries during that fiscal year which are used to finance or refinance (through reimbursement of Borrower's treasury or otherwise) the cost of repairing or replacing those fixed assets.

           "CAPITAL STOCK" means: (a) in the case of a corporation, any equity security issued by that corporation; and (b) in the case of any other Entity, any share, membership, partnership or other percentage interest, unit of participation or other equivalent (however designated) of a corporate equity security or other equity interest in an Entity.

           "CAPITALIZED LEASE OBLIGATIONS" means any indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

           "CHANGE IN CONTROL" means the occurrence of any of the following events after September 27, 1996: (a) any Person becomes an Acquiring Person; (b) at any time the then Continuing Directors cease to constitute a majority of the members of the Board; (c) a merger of Borrower with or into, or a sale by Borrower of its properties and assets substantially as an entirety to, another Person occurs and, immediately after that occurrence, any Person, other than an Exempt Person, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 25% or more of the total voting power of the then outstanding Voting Shares of the Person surviving that transaction (in the case or a merger or consolidation) or the Person acquiring those properties and assets substantially as an entirety.

           "CHARTER DOCUMENTS" means, with respect to any Person, (a) the articles or certificate of formation, incorporation, or organization (or the equivalent organizational documents) of such Person, and (b) the bylaws, limited liability company agreement or regulations (or the equivalent governing documents) of such Person.

           "CLOSING DATE" means the date of this Agreement.

           "CODE" means the Internal Revenue Code of 1986, as amended.

           "COMMITMENT FEE" has the meaning set forth in SECTION 2.4(a).

           "COMMITMENT FEE RATE" means: (a) for the period from the beginning of the Credit Period until the initial Reset Date, 0.50% per annum; and (b) for any subsequent period from and including any Reset Date, beginning with the initial Reset

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Date, to but not including, the next Reset Date to occur, if the Funded Debt to
EBITDA Ratio calculated as of the last day of Borrower's fiscal quarter immediately preceding the particular Reset Date is within a range set forth in column A in Schedule II, the applicable per annum percentage shall be, subject to adjustment pursuant to SECTION 2.6, as set forth for that range in column D in SCHEDULE II.

           "COMMITTED SUM" means an amount equal to $100,000,000.00, as the same may be reduced pursuant to SECTION 3.6(c).

           "COMMON STOCK" means the Common Stock, par value $.001 per share, of Borrower.

           "COMPENSATION ADJUSTMENT" means, for any period with respect to the Consolidated Net Income of any Acquired Business, without duplication of amounts, the amount by which the Owners' Compensation deducted in determining the Consolidated Net Income of that Acquired Business for that period would be reduced as a nonrecurring item in a pro forma statement of operations of that Acquired Business for that period prepared in accordance with GAAP.

           "CONSEQUENTIAL LOSS" has the meaning set forth in SECTION 3.5(d).

           "CONSOLIDATED CURRENT MATURITIES" means, as of any date, all then current maturities of long-term Consolidated Funded Debt, determined on a consolidated basis in accordance with GAAP (including, without limitation, Capitalized Lease Obligations).

           "CONSOLIDATED EBITDA" means, for any period, determined in accordance with GAAP on a consolidated basis, the sum of (a) (i) Borrower's Consolidated Net Income for that period before taxes, plus (ii) Borrower's Depreciation, plus Borrower's Amortization, plus the Borrower's Consolidated Interest Expense, each as deducted in determining that Consolidated Net Income, plus (iii) all other non-cash expenses deducted in determining that Consolidated Net
Income, and (b) for each Acquired Business with an Acquisition Date occurring during the 12 months preceding the date of calculation and which Borrower has provided Agent with a certificate pursuant to Section 2.5(b) (notwithstanding anything herein to the contrary, such certificate may, at Borrower's option, be provided after the Acquisition Date of the Acquired Business), with respect to the period beginning 12 months prior to the date of calculation through the Acquisition Date, the sum of (A) an amount equal to such Acquired Business' Consolidated Net Income for that period before taxes, plus (B) the Acquired Business' Depreciation, plus the Acquired Business' Amortization, plus the Acquired Business' Consolidated Interest Expense, each as deducted in determining such Acquired Business' Consolidated Net Income, plus (C) all other non-cash expenses deducted in determining the Acquired Business' Consolidated Net Income, plus (D) the sum of (1) the Compensation Adjustment, if any, applicable to that period, plus (2) the Rental Adjustment, if any, applicable to that period, plus (3) to the extent approved by the Required Lenders, the amount of all other add-backs applicable to that period and proposed by Borrower.

           "CONSOLIDATED FUNDED DEBT" means, as of any date, all interest-bearing Debt of Borrower and its Subsidiaries which is evidenced by promissory notes, loan agreements, bonds or similar instruments, as such amount is required to be shown on Borrower's consolidated balance sheet as of that date prepared in accordance with GAAP (including, without limitation, all Capitalized Lease Obligations and all Approved Subordinated Debt).

           "CONSOLIDATED INTEREST EXPENSE" means, for any period with respect to a specified Entity, without duplication of amounts, the amount classified as interest costs and deducted in determining Consolidated Net Income of the specified Entity for that period.

           "CONSOLIDATED NET INCOME" means, for any period with respect to a specified Entity, the net income (or loss) of the specified Entity and its Subsidiaries for that period, determined on a consolidated basis in accordance with GAAP; provided, however, there shall be excluded from that determination
(a) income or loss of any Entity accrued before the date that Entity becomes a Subsidiary of the specified Entity or is merged into or consolidated with the specified Entity or a Subsidiary of the specified Entity or the assets constituting an Acquired Business are acquired by the specified Entity or a Subsidiary of the specified Entity, (b) any after-tax gains or after-tax losses attributable to extraordinary items or the discontinuation of operations, and
(c) if the specified Entity is an Acquired Business, there shall be excluded from that determination the net income (or loss) of each Entity that was a Subsidiary of the specified Entity at any time during that period, but ceased to be a Subsidiary of the specified Entity prior to the Acquisition Date of the specified Entity.

           "CONSOLIDATED NET WORTH" means, as of any date, the total stockholders' equity (including capital stock, additional paid-in capital and retained earnings after deducting treasury stock, but excluding mandatorily redeemable preferred stock and other equity instruments the consideration for which is, in accordance with GAAP, classified otherwise than as a part of that stockholders' equity) which would appear on a consolidated balance sheet of Borrower and its Subsidiaries as of such date prepared in accordance with GAAP.

           "CONTINUING DIRECTOR" means at any time any individual who then (a) is a member of the Board and was a member of the Board as of the Closing Date or whose nomination for his first election, or that first election, to the Board following that date was recommended or approved by a majority of the then Continuing Directors (acting separately or as a part of any action taken by the Board or any committee thereof) and (ii) is not an Acquiring Person, an Affiliate or Associate of an Acquiring Person or a nominee or representative of an Acquiring Person or of any such Affiliate or Associate.

           "COVERAGE RATIO" means, as of the end of any fiscal quarter of Borrower, the ratio of (a) an amount equal to (i) Consolidated EBITDA, minus
(ii) Income Tax Expense of Borrower for such period (but including Income Tax Expense of an Acquired Business during such period which was incurred prior to the Acquisition Date of such business), both for the immediately preceding 12 calendar months, to (b) the sum of (i) Consolidated Interest Expense, plus (ii) Consolidated Current Maturities, plus (iii) an amount equal to twenty percent (20%) of the Principal Debt as of the date of determination; clauses (i) and (ii) of clause (b) shall both be for the immediately preceding 12 calendar months, except that such calculation shall NOT include any months in such period prior to the Acquisition Date of any Acquired Business.

           "CREDIT FACILITY" means the credit facility for Borrower evidenced by this Agreement for the purposes identified herein.

           "CREDIT PERIOD" means the period commencing on the date of this Agreement and ending on the earlier to occur of (a) the Termination Date, or (b) the date on which the obligation of Lenders to make Advances and the obligation of the Issuing Lender to issue Letters of Credit is terminated pursuant to
SECTION 8.2. Without limiting the foregoing, the first anniversary of the end of the Credit Period, for purposes of this Agreement, shall be one year from the Termination Date.

           "CURRENT FINANCIAL STATEMENTS" means, on the date of this Agreement, the financial statements of Borrower and its Subsidiaries contained in the Prospectus and hereafter the financial statements of Borrower and its Subsidiaries then most recently delivered to Agent pursuant to SECTION 6.1.

           "DEBT" of any Person means at any date, without duplication of amounts, (a) all indebtedness, obligations and liabilities of such Person for borrowed money, (b) all indebtedness, obligations and liabilities of such Person evidenced by bonds, debentures, notes or other similar instruments, whether recourse or non-recourse and whether secured or unsecured, (c) obligations of such Person issued or assumed as the deferred purchase of property or services (excluding: Exempt Trade Payables; Unsecured Trade Payables; and accrued expenses, deferred compensation, and other pension, benefit and welfare expenses arising in the ordinary course of business), (d) all Capitalized Lease Obligations of such Person, (e) all obligations of such Person in respect of Interest Hedge Agreements, (f) all obligations of such Person in respect of the unfunded or unreimbursed portion of all letters of credit issued for the account of such Person, (g) all mandatory obligations of such Person to redeem or repurchase its outstanding preferred stock at any time prior to the first anniversary of the end of the Credit Period , and (h) any liabilities of others of the type described in the preceding clauses (a) through (f) in respect of which such Person has incurred, assumed or acquired a liability by means of a Guaranty.
           "DEFAULT" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, constitute an Event of Default.

           "DEFAULT RATE" means the rate per annum equal to the lesser of (a) the rate otherwise applicable with respect to the particular Principal Debt under SECTION 2.6(a) OR 3.3(a) , plus 2.0%, and (b) the Maximum Lawful Rate; provided, however, if there is no such applicable rate in respect of the circumstances for which the Default Rate is used, the Default Rate will be the rate per annum equal to the lesser of
(a) the Variable Rate, plus 2.0%, and (b) the Maximum Lawful Rate.

           "DEPRECIATION" means, for any period with respect to a specified Entity, without duplication of amounts, the amount classified as depreciation expense and deducted in determining Consolidated Net Income of the specified Entity for that period.

           "DESIGNATED SUCCESSOR AGENT" means, at the time of any determination thereof, the Lender other than Agent which has the largest Loan Percentage; provided, however, if two or more such Lenders have the same Loan Percentage at such time, then the Designated Successor Agent shall be such of those Lenders having the same Loan Percentage which has the largest net worth; and provided further, that if the Required Lenders or Borrower object to the newly named Designated Successor Agent, or if any Lender determined to be a Designated Successor Agent declines to serve as successor Agent, in writing delivered to the outgoing Agent within seven Business Days after such Designated Successor Agent is determined, then the Lender other than Agent or such rejected or declining Designated Successor Agent which has the next largest Loan Percentage shall be the Designated Successor Agent. For each such Lender that is a member of a bank holding company, its net worth shall be deemed to be the consolidated net worth of its bank holding company.

           "DIDMCA" means the Depositary Institutions Deregulation and Monetary Control Act of 1980, Public Law 96-221, as amended, codified at 12 U.S.C. ss.1735f-7.

           "DISTRIBUTION" by any Person, means (a) with respect to any Capital Stock issued by such Person, the retirement, redemption, repurchase, or other acquisition for value of such Capital Stock, (b) the declaration or payment (without duplication) of any dividend or other distribution, whether monetary or in kind, on or with respect to any Capital Stock of such Person, and (c) any other payment or distribution of assets of a similar nature or in respect of an equity investment in such Person.

           "DOLLARS" and the "$" symbol refer to lawful currency of the United States of America.

           "EFFECTIVE DATE" means the first day of an Interest Period.

           "ELIGIBLE ASSIGNEE" means any of: (a) a commercial bank organized under the laws of the United States, or any state thereof or the District of Columbia; (b) a savings and loan association or savings bank organized under the laws of the United States, or any state thereof or the District of Columbia; (c) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; (d) the central bank of any country which is a member of the OECD; or (e) an insurance company, pension fund, credit corporation or other finance company organized under the laws of any state of the United States; provided, however, that no institution described in clause (a), (b), (c), (d), or (e) above shall be an Eligible Assignee unless it has total assets in excess of $5 billion; and provided further, that an institution described in clause (c) or (d) above must maintain a branch or agency under the laws of the United States.

           "EMPLOYEE PLAN" means at any time an employee benefit plan as defined in Section 3(3) of ERISA that is now or was previously maintained, sponsored or contributed to by Borrower or any ERISA Affiliate of Borrower.

           "ENTITY" means any corporation, partnership, joint venture, association, joint stock company, unincorporated organization, government or any agency or political subdivision thereof, or any other form of entity.

           "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, together with all regulations issued pursuant thereto.

           "ERISA AFFILIATE" of Borrower means any Person that is treated as a single employer with Borrower under Section 414 of the Code.

           "EVENT OF DEFAULT" has the meaning set forth in SECTION 8.1.

           "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

           "EXEMPT PERSON" means (a) (i) Borrower, any Subsidiary of Borrower and any Employee Plan and (ii) any Person organized, appointed or established by Borrower for or pursuant to the terms of any such plan for the purpose of funding any such plan or funding other employee benefits for employees of Borrower or any Subsidiary of Borrower and (b) any of C. Clifford Wright, Jr. ("WRIGHT"), Howard S. Hoover, Jr. ("HOOVER") or William P. McCaughey ("MCCAUGHEY"), any Affiliate or Associate of Wright, Hoover or McCaughey or any group (as that term is used in Exchange Act Rule 13d-5(b)) of which Wright, Hoover or McCaughey or any Affiliate of Wright, Hoover or McCaughey is a member.

           "EXEMPT TRADE PAYABLES" means (a) with respect to a Previously Acquired Business, Secured Trade Payables of that Previously Acquired Business at any time existing prior to May 31, 1997, and (b) for any other Acquired Business, Secured Trade Payables of that Acquired Business at any time existing prior to 90 days after the Acquisition Date of that Acquired Business.

           "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York or, if no such rate is so published for any day that is a Business Day, the Federal Funds Rate for such day shall be the average of the rate quotations for such day received by Agent from three federal funds brokers of recognized standing.

           "FEE LETTER" means the Structure and Arrangement Fee Letter dated January 28, 1997, from NationsBank and Arranger to Borrower, providing for certain fees payable by Borrower in connection with the Credit Facility.

           "FDIC PERCENTAGE" shall mean, on any day, the net assessment rate (expressed as a percentage rounded to the next highest 1/100 of 1%), if any, which is in effect on such day (under the regulations of the Federal Deposit Insurance Corporation or any successor) for determining the assessments paid by Agent to the Federal Deposit Insurance Corporation (or any successor) for insuring Eurocurrency deposits made in dollars at Agent's principal office (which for NationsBank shall be its principal office in Dallas, Texas). Each determination of said percentage made by Agent shall, in the absence of manifest error, be binding and conclusive.

           "FUNDED DEBT TO EBITDA RATIO" means, as of the end of any fiscal quarter of Borrower, the ratio of (a) Consolidated Funded Debt at that time to
(b) Consolidated EBITDA for the 12-month period then ended.

           "FUNDED DEBT TO TOTAL CAPITALIZATION RATIO" means, as of the end of any fiscal quarter of Borrower, the ratio of (a) Consolidated Funded Debt to (b) the sum of (i) Consolidated Net Worth, plus (ii) Consolidated Funded Debt, in each case as of such time.

           "GAAP" means generally accepted accounting principles and practices in the United States as in effect from time to time and concurred in by the independent certified public accountants reporting on the financial statements of Borrower required by SECTION 6.1(a), applied on a basis consistent (except for changes concurred in by such accountants) with the most recent audited financial statements of Borrower delivered to Agent pursuant to such Section.

           "GOVERNMENTAL AUTHORITY" means any government, any state or other political subdivision thereof, or any Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

           "GUARANTY" means, for any Person, without duplication, any liability, contingent or otherwise, of such Person guaranteeing or otherwise becoming liable for any obligation of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, and including, without limitation, any liability of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such obligation, (b) to purchase property, securities or services for the purpose of assuring the owner of such obligation of the payment of such obligation or (c) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such obligation; provided, that the term "Guaranty" does not include endorsements for collection or deposit in the ordinary course of the endorser's business.

           "IMPOSITIONS" means all real estate and personal property taxes, charges for any easement, license or agreement maintained for the benefit of any of the real property of Borrower or any of its Subsidiaries, or any part thereof, and all other taxes, charges and assessments and any interest, costs or penalties with respect thereto, general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind and nature whatsoever, which at any time prior to or after the date hereof are assessed, levied or imposed upon any of the real property of Borrower or any of its Subsidiaries, or any part thereof, or the ownership, use, sale, occupancy or enjoyment thereof, in each case which, if not timely paid or otherwise discharged, would (individually or collectively) have a Material Adverse Effect.

           "INCOME TAX EXPENSE" means, for any period with respect to a specified Entity, without duplication of amounts, all cash income taxes paid by the specified Entity and its Subsidiaries during that period.

           "INFORMATION" means written information, including, without limitation, data, certificates, reports, statements (excluding financial statements) and documents.

           "INTEREST ADJUSTMENT DATE" means the last day of an Interest Period.

           "INTEREST HEDGE AGREEMENTS" means any and all agreements, devises or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, including, but not limited to, interest rate cap or collar protection agreements, interest rate swap agreements or interest rate options, as the same may be amended or modified and in effect from time to time.

           "INTEREST PERIOD" means, with respect to any LIBOR Rate Advance:

                     (i) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such LIBOR Rate Advance, and ending one, two, three, or six months thereafter, as selected by Borrower in its Request for Advance or Rate Designation Notice pursuant to SECTION 3.5(a), as the case may be, given with respect thereto; and

                     (ii) thereafter, with respect to the continuation of such LIBOR Rate Advance, each period commencing on the last day of the next preceding Interest Period applicable to such LIBOR Rate Advance and ending one, two, three, or six months thereafter, as selected by Borrower in its Rate Designation Note pursuant to SECTION 3.5(a);

provided, that the foregoing provisions are subject to the following:

                      (1) any Interest Period ending on a date later than the Termination Date shall be deemed to end on the Termination Date;

                      (2) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day, unless the result of such extension would be to extend such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day; and

                      (3) no more than seven Interest Periods may be in effect at any time.

           "ISSUING LENDER" means NationsBank, in its capacity as issuer of the Letters of Credit.

           "LEGAL REQUIREMENTS" means any and all present and future judicial decisions, statutes, laws, rulings, rules, orders, regulations, permits, licenses, certificates, or ordinances of any Governmental Authority applicable to Borrower or any of Borrower's Subsidiaries.

           "LENDERS" means each of the financial institutions listed as a "Lender" on SCHEDULE I, as the same may be modified or amended from time to time.

           "LETTER OF CREDIT" means a standby letter of credit issued by Issuing Lender under the Credit Facility for the account of Borrower pursuant to SECTION 2.1(b).

           "LETTER OF CREDIT EXPOSURE" means, at any time, the aggregate amount available for drawing under all outstanding Letters of Credit at such time.

           "LETTER OF CREDIT FEES" has the meaning set forth in SECTION 2.4(b).

           "LIBOR MARGIN" means: (a) for the period from the beginning of the Credit Period until the initial Reset Date, 2.00%; and (b) for any subsequent period from and including any Reset Date, beginning with the initial Reset Date, to but not including, the next Reset Date to occur, if the Funded Debt to EBITDA Ratio calculated as of the last day of Borrower's fiscal quarter preceding the particular Reset Date is within a range set forth in Column A in Schedule II, the applicable per annum percentage shall be, subject to adjustment pursuant to
SECTION 2.6, as set forth for that range, in column B in SCHEDULE II.

           "LIBOR RATE" means, with respect to a LIBOR Rate Advance for the Interest Period applicable thereto, the per annum rate of interest determined by Agent as the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "LIBOR RATE" shall mean, for any LIBOR Rate Advance for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1 /100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

           "LIBOR RATE ADVANCE" means an Advance which bears interest computed with reference to the LIBOR Rate.

           "LIBOR RESERVE REQUIREMENT" means, on any day in any Interest Period, that percentage which is in effect on such day, as provided by the Federal Reserve System for determining the maximum reserve requirements applicable to Agent (including, without limitation, basic, supplemental, marginal and emergency reserves) under Regulation D of the Board of Governors of the Federal Reserve System with respect to "Eurocurrency liabilities" having a term equal to such Interest Period (as such term is currently defined in Regulation D, or under any similar or successor regulation with respect to Eurocurrency liabilities or Eurocurrency funding) or, if reserves for Eurocurrency liabilities are not separately stated in such regulations, the other applicable category of liabilities which includes deposits by reference to which the interest rate on a LIBOR Rate Advance is determined. Each determination by Agent of the LIBOR Reserve Requirement, shall, in the absence of manifest error, be conclusive and binding.

           "LIEN" means with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

           "LOAN COMMITMENT AMOUNT" means, with respect to any Lender, the amount of the Committed Sum indicated as such Lender's Loan Commitment Amount opposite the name of such Lender on SCHEDULE I, as such amount may be increased or reduced from time to time pursuant to assignments in accordance with SECTION
10.10 or reduced pursuant to SECTION 3.6(c).

           "LOAN DOCUMENTS" means this Agreement, the Notes, the Fee Letter, the LOC Applications, each Subsidiary Guaranty, the Stock Security Agreements, and all other agreements, certificates, documents or instruments evidencing or securing the Credit Facility or otherwise executed and delivered to Agent or Lenders on or after the date hereof from time to time by Borrower or any Subsidiary of Borrower pursuant to this

Agreement, as the same may be modified, amended, renewed, extended, rearranged, restated or replaced from time to time.

           "LOAN PERCENTAGE" means, with respect to any Lender, the percentage indicated as such Lender's Loan Percentage opposite the name of such Lender on
SCHEDULE I, as such percentage may be adjusted from time to time to account for any assignment by or to such Lender of all or any portion of its interest under this Agreement in accordance with SECTION 10.10.

           "LOC APPLICATION" has the meaning set forth in SECTION 2.3(a).

           "MARGIN REGULATIONS" means Regulations G, T, U and X of the Board of Governors of the Federal Reserve System, as in effect from time to time.

           "MARGIN STOCK" means "margin stock" as defined in Regulation U and/or Regulation G.

           "MATERIAL ADVERSE CHANGE" means a Material Adverse Effect has occurred and is continuing.

           "MATERIAL ADVERSE EFFECT" means any act, circumstance or event which
(a) causes a Default, (b) is material and adverse to the financial condition or operations of Borrower and its Subsidiaries taken as or whole or (c) materially and adversely affects the validity or enforceability of any Loan Document.

           "MAXIMUM LAWFUL RATE" means, for any Lender, the maximum rate (or, if the context so requires, an amount calculated at such rate) of interest which, at the time in question, would not cause the interest charged hereunder or any other Loan Document to exceed the maximum amount which such Lender would be allowed to contract for, charge, take, reserve or receive under applicable law, after taking into account, to the extent required by applicable law, any and all relevant payments, fees and charges under the Loan Documents. If and to the extent the laws of the State of Texas are applicable for purposes of determining the "MAXIMUM LAWFUL RATE," such term shall mean the "indicated rate ceiling" from time to time in effect under Article 5069-1.04, Title 79, Revised Civil Statutes of Texas, 1925, as amended, or, if permitted by applicable law and effective upon the giving of the notices required by such Article 5069-1.04 (or effective upon any other date otherwise specified by applicable law), the "quarterly ceiling" or "annualized ceiling" from time to time in effect under such Article 5069-1.04, whichever Agent shall elect to substitute for the "indicated rate ceiling," and vice versa, each such substitution to have the effect provided in such Article 5069-1.04, and Agent shall be entitled to make such election from time to time and one or more times and, without notice to Borrower, to leave any such substitute rate in effect for subsequent periods in accordance with subsection (h)(1) of such Article 5069-1.04. If under all applicable laws, there is no legal limitation on the amount or rate of interest that may be charged on amounts outstanding under the Credit Facility, there shall be no Maximum Lawful Rate, notwithstanding any reference thereto herein or in any other Loan Document.

           "NATIONSBANK" means NationsBank of Texas, N.A., a national banking association, and its successors.

           "NOTE" means a promissory note in the form of EXHIBIT A issued by Borrower to a Lender pursuant to SECTION 3.1, as such promissory note may be amended, restated, replaced, substituted, modified, increased and rearranged from time to time.

           "OBLIGATIONS" means all indebtedness, obligations and liabilities, or any part thereof, of Borrower to Agent, Issuing Lender, or any Lender now or hereafter existing or arising under or in connection with this Agreement, the Notes or any other Loan Document, including, without limitation, (a) all Advances outstanding, and all accrued interest owing, under the Notes, (b) all reasonable costs, expenses and attorneys' fees of counsel to Agent and Lenders (as a group) incurred in the documentation of any amendments, waivers or extensions of the Loan Documents, (c) the reimbursement and payment of all sums which are advanced by Agent or any Lender to pay or satisfy amounts required to be paid by Borrower under this Agreement or under any other Loan Document, (d) all amounts owed by Borrower to any Lender under Interest Hedge Agreements between Borrower and such Lender entered into in connection with this Agreement and (e) to the extent permitted by SECTION 10.4, the reasonable costs and expenses of Agent and Lenders (including reasonable fees and expenses of counsel to Agent or any Lender) incurred in connection with the preservation of their respective Rights under the Loan Documents, in the enforcement of the Loan Documents or in the collection of any amounts owing to Agent or Lenders thereunder (specifically including, without limitation, any of the foregoing incurred in connection with any bankruptcy or other insolvency proceedings of Borrower), regardless of whether such obligations and liabilities are direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several or joint and several. The Obligations shall include all renewals, extensions, modifications, rearrangements and replacements of any of the above described obligations and liabilities.

           "OWNER'S COMPENSATION" means, for any period, with respect to any Acquired Business that is an Entity, the amount equal to the sum of all salaries and bonuses paid by that Entity and its Subsidiaries to the owners of that Entity and their spouses during that period.

           "PBGC" means the Pension Benefit Guaranty Corporation and its successors.

           "PENSION PLAN" means any Employee Plan that is now or was previously covered by Title IV of ERISA or subject to the minimum funding standards under
Section 412 of the Code.

           "PERMITTED DEBT" of Borrower or any Subsidiary of Borrower means:

           (a) the Debt included in the Obligations;

           (b) the Subsidiary Guaranties;

           (c) Debt of any Subsidiary of Borrower owing to Borrower or any other Subsidiary of Borrower or Debt of Borrower to any of its Subsidiaries;

           (d) any Interest Hedge Agreements;

           (e) for a period of 10 Business Days following the Acquisition Date of an Acquired Business only, Debt owing by such Acquired Business and its Subsidiaries;

           (f) Approved Subordinated Debt; and

           (g) additional Debt (including Secured Debt) of Borrower and its Subsidiaries; provided, that (1) the outstanding principal amount of such additional Debt shall not exceed at any time during any fiscal quarter of Borrower an amount equal to 5% of Borrower's Consolidated Net Worth and (2) the outstanding principal amount of Secured Debt of Borrower and its Subsidiaries shall not exceed at any time during any fiscal quarter of Borrower an amount equal to 2.5% of Borrower's Consolidated Net Worth, in each case, calculated as of the end of the most recent fiscal quarter of Borrower and its Subsidiaries for which Borrower has delivered financial statements pursuant to Section 6.1.

           "PERMITTED ENCUMBRANCES" means, as applied to the property or assets of any specified Person:

           (a) Liens created pursuant to any Loan Document;

           (b) Liens for Taxes and Impositions if the same are not at the time due and delinquent or are being contested in good faith and by appropriate proceedings, and if the specified Person has set aside on its books such reserves as may be required by GAAP;

           (c) Liens of carriers, warehousemen, mechanics, laborers, materialmen and landlords and other similar Liens arising by operation of law for sums not yet due or being contested in good faith and by appropriate proceedings, if the specified Person has set aside on its books such reserves as may be required by GAAP;

           (d) Liens incurred in the ordinary course of the specified Person's business in connection with workmen's compensation, unemployment insurance and other social security legislation (other than pursuant to ERISA or Section 412(n) of the Code) or to secure liabilities to insurance carriers under insurance or self-insurance arrangements and other obligations of a like nature, so long as, in each case with respect to this clause (d), such Liens do not secure obligations constituting Debt;

           (e) easements, rights-of-way, reservations, restrictions and other similar encumbrances incurred in the ordinary course of the specified Person's business or existing on property and not materially interfering with the ordinary conduct of the specified Person's business or the use of that property;

           (f) defects or irregularities in the specified Person's title to its real properties which do not materially (i) diminish the value of the surface estate or (ii) interfere with the ordinary conduct of the specified Person's business or the use of any of such properties;

           (g) any interest or title of any consignor, operating lease lessor, or similar Person in assets of that Person pursuant to any consignment or operating lease arrangement entered into in the ordinary course of the specified Person's business;

           (h) rights of a common owner of any interest in property held by the specified Person and such common owner as tenants in common or through other common ownership;

           (i) Liens incurred in the ordinary course of the specified Person's business to secure the performance of (1) bids, tenders, statutory obligations, surety and appeal bonds, performance and return of money bonds and other obligations of like nature, (2) Exempt Trade Payables, and (3) trade contracts to the extent no effective UCC-1 Financing Statement is on file with respect to the Lien granted under or in connection with such trade contract unless such Lien is otherwise permitted under this subparagraph (i) or subparagraph (c),
(d), (g), (h), (j), (l), or (s) of this definition;

           (j) any interest or title of any vendor or consignor or similar Person (including Maytag and GECC) in assets being held by Adcot, Inc. pursuant to any floor plan financing arrangement, consignment arrangement, or other similar financing arrangement entered into in the ordinary course of business (but only to the extent such floor plan financing arrangement, consignment arrangement, or other financing arrangement relates to discontinued operations of Adcot, Inc.);

           (k) pre-judgment Liens and Liens arising from any judgment, decree or other order in existence, provided, that no Event of Default has occurred with respect thereto pursuant to Section 8.1(j);

           (l) Liens securing Secured Debt permitted by SECTION 7.3 and other Liens listed on Schedule III, which shall have been approved by Agent prior to the Closing Date;

           (m) rights reserved to or vested in any Governmental Authority by the terms of any right, power, franchise, grant, license or permit, or by any provision of law, to terminate such right, power, franchise, grant, license or permit or to purchase, condemn, expropriate or recapture or to designate a purchaser of any of the property of the specified Person;

           (n) rights reserved to or vested in any Governmental Authority to control, regulate or use any property of the specified Person;

           (o) any obligations or duties affecting the property of the specified Person to any Governmental Authority with respect to any franchise, grant, license or permit;

           (p) zoning, planning and environmental laws and ordinances and municipal regulations;

           (q) legal or equitable encumbrances deemed to exist by reason of fraudulent conveyance or transfer laws;

           (r) legal or equitable encumbrances deemed to exist by reason of negative pledge clauses such as SECTION 7.5; and

           (s) additional Liens encumbering assets of any Acquired Business or any Subsidiary of that Acquired Business contemplated by Section 2.5(d).

           "PERMITTED INVESTMENTS" means:

           (a) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof;

           (b) certificates of deposit and Eurodollar time deposits with maturities of one year or less from the date of acquisition and overnight bank deposits of any commercial bank (i) having capital and surplus in excess of $500,000,000.00 or (ii) which has a short-term commercial paper rating which satisfies the requirements set forth in clause (d) of this definition;

           (c) repurchase obligations of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days with respect to securities issued, fully guaranteed or insured by the United States Government or any agency thereof;

           (d) commercial paper rated P-1 by Moody's Investors Service, Inc. or A-1 by Standard & Poor's Ratings Group on the date of acquisition;

           (e) securities with maturities of one year or less from the date of acquisition insured or fully guaranteed by any state, commonwealth or territory of the United States or by any political subdivision or taxing authority of such state, commonwealth or territory;

           (f) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (b) of this definition;

           (g) shares of money market mutual or similar funds which invest primarily in assets satisfying the requirements of clauses (a) through (f) of this definition;

           (h) time deposits and certificates of deposit in any Lender and other investments, securities and products offered by any Lender (including Eurodollar deposits);

           (i) loans, advances, extensions of credit and capital contributions to, and purchases of the Capital Stock of or other interests in, (A) Subsidiaries of Borrower, and (B) corporations formed directly or indirectly by Borrower to become Subsidiaries of Borrower; and

           (j)       Acquired Businesses.

           "PERMITTED LINE OF BUSINESS" means any of the following: (a) maintenance, repair, and replacement (collectively, "MAINTENANCE") services for heating, ventilating, and air conditioning systems in homes and commercial buildings, including indoor air quality services; (b) maintenance services for plumbing systems in homes and commercial buildings; (c) maintenance services for electrical and other systems and appliances (including prefabricated fireplaces) in homes and commercial buildings; (d) installing any one of the foregoing systems in homes and commercial buildings; and (e) any reasonable or logical extension of any of the foregoing.

           "PERSON" means any individual, Entity, estate, trust or any other organization, including a government or political subdivision or any agency or instrumentality thereof.

           "PREVIOUSLY ACQUIRED BUSINESS" means each Acquired Business having an Acquisition Date prior to the Closing Date.

           "PRINCIPAL DEBT" means, at the time of any determination thereof, the then aggregate unpaid principal amount of all Advances.

           "PRIOR LOAN AGREEMENT" means the Revolving Loan Agreement dated September 17, 1996, among Borrower, NationsBank and certain other Lenders.

           "PROSPECTUS" means the Prospectus dated January 6, 1997, relating to the Registration Statement on Form S-4 (Registration Statement No. 333-18623) filed with the SEC by Borrower and declared effective on January 3, 1997.

           "QUALIFIED PREFERRED STOCK" means any class of Capital Stock of Borrower which is preferred in respect of the right to receive dividends or in liquidation and which, by its terms, (i) is not subject to any mandatory redemption or other mandatory purchase obligation on the part of Borrower or any Subsidiary of Borrower prior to the first anniversary of the end of the Credit Period and (ii) is not entitled to any dividend or other Distribution thereto prior to the first anniversary of the end of the Credit Period other than (A) dividends or other Distributions made in the same or any other class or series of Qualified Preferred Stock or Common Stock and (B) distributions in liquidation of Borrower after claims of creditors of Borrower have been paid in full.

           "RATE DESIGNATION NOTICE" means a notice of interest rate selection in the form of EXHIBIT E, including, without limitation, as applicable, Borrower's selection of (a) the Interest Periods during which the Adjusted LIBOR Rate will apply, (b) the Effective Date of each such Interest Period, (c) the aggregate amount of LIBOR Rate Advances subject to each such Interest Period and
(d) the aggregate amount of any LIBOR Rate Advances to be converted to Variable Rate Advances.

           "REGISTER" has the meaning set forth in SECTION 10.10.

           "REGULATION G" means Regulation G of the Board of Governors of the Federal Reserve System, as in effect from time to time, and any successor or other regulation or official interpretation of the Board of Governors.

           "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time, and any successor or other regulation or official interpretation of the Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying Margin Stock that is applicable to member banks of the Federal Reserve System.

           "REGULATORY CHANGE" means the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any Governmental Authority charged with the administration thereof, in each case, after the date hereof.

           "RENTAL ADJUSTMENT" means, for any period with respect to the Consolidated Net Income of any Acquired Business, without duplication of amounts, the amount by which the Rental Expense deducted in determining the Consolidated Net Income of that Acquired Business for that period would be reduced as a nonrecurring item in a pro forma statement of operations of that Acquired Business for such period prepared in accordance with GAAP.

           "RENTAL EXPENSE" means, for any period, with respect to any Acquired Business that is an Entity, the amount classified as rental expense and deducted in determining the Consolidated Net Income of that Entity for that period.

           "REQUEST FOR ADVANCE" means a written request for Advances or a Letter of Credit, substantially in the form of EXHIBIT B, which (a) specifies
(i) the date of such borrowing or issuance of such Letter of Credit, which shall be a Business Day, (ii) the aggregate amount of such borrowing or the face amount of such Letter of Credit and (iii) the aggregate amount of LIBOR Rate Advances (and the related Interest Periods therefor) and Variable Rate Advances constituting such borrowing, (b) contains a certification of an Authorized Officer of Borrower as of the date of such borrowing or issuance of such Letter of Credit certifying (i) that the intended use of the proceeds of such borrowing or the intended use of such Letter of Credit does not violate the provisions of this Agreement (including, without limitation, SECTIONS 2.1, 5.15, and 6.9)) and (ii) as to the matters set forth in SECTION 4.2(c)and 4.2(d), in the case of a borrowing, or the matters set forth in SECTION 4.3(d) and 4.3(e), in the case of a Letter of Credit, and
(c) with respect to a borrowing, the proceeds of which will be used to acquire an Acquired Business, is accompanied by all documents and instruments necessary to satisfy in all material respects all applicable requirements of this Agreement to enable such acquisition to constitute an Acquired Business.

           "REQUIRED LENDERS" means:

           (a) Except as provided in clause (b) below or as expressly stated otherwise in this Agreement or in any other Loan Document, at any time and with respect to any matter hereunder or relating to the Credit Facility, Lenders holding at the time in question a portion of the Credit Facility (including participations in Letters of Credit) equal to or greater than sixty-five percent (65%) of the sum of (A) the aggregate unpaid principal amount of the Notes, plus
(B) the Letter of Credit Exposure (or, if no Advances or Letters of Credit are outstanding, then Lenders holding at the time in question sixty-five percent (65%) of the aggregate Loan Commitment Amounts of all Lenders); or

           (b) With respect to (i) any alteration of the interest rate applicable to the Credit Facility, (ii) any alteration of the amount of any fees payable to the Lenders (excluding the Agent in such capacity or the Arranger) under this Agreement, (iii) any extension of the maturity date of the Credit Facility or the due date of any installment of principal or interest or any fees on the Credit Facility, or (iv) forgiveness of any principal or interest under any Note, (v) any increase in the amount of the Credit Facility, (vi) the reinstatement of the Notes and other indebtedness pursuant to the provisions in
SECTION 8.2(a), (vii) any consent of Lenders required by SECTION 10.10(a)(i), or
(viii) any alteration of the provisions of this definition of Required Lenders, one hundred percent (100%) of the Lenders.

           "RESET DATE" means any of (a) the Acquisition Date of an Acquired Business in which the cash consideration for the Acquired Business is in excess of $5,000,000.00, (b) the 45th day after the end of each of the first three fiscal quarters of each fiscal year of Borrower, (c) the earlier to occur of (i) the 90th day after the end of each of Borrower's fiscal years or (ii) the date Borrower publicly releases a report of its results of operations for that fiscal year, and (d) the date of any single principal payment on the Credit Facility in excess of $5,000,000.00.

           "RESPONSIBLE OFFICER" means, with respect to Borrower, the Chairman of the Board, the President, the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, the Controller, the Treasurer or any Vice President of Borrower.

           "RIGHTS" means rights, remedies, powers, privileges and benefits.

           "SEC" means the federal Securities and Exchange Commission and its successors.

           "SECURED DEBT" means Capitalized Lease Obligations and other Debt of any Person secured by consensual Liens on any assets of that Person or any Subsidiary or any Subsidiary of that Person.

           "SECURED TRADE PAYABLES" means, as to any Person, trade payables incurred in connection with the acquisition of inventory in the ordinary course of that Person's business that are secured by consensual Liens on any assets (whether tangible or intangible) of that Person or any Subsidiary of that Person, exclusive of Liens in favor of any consignor or similar third party in assets of that Person pursuant to any consignment arrangement entered into in the ordinary course of that Person's business.

           "SECURITIES ACT" means the Securities Act of 1933, as amended.

           "STOCK SECURITY AGREEMENTS" means each Security Agreement executed and delivered by each owner of the outstanding stock of each Subsidiary, each in substantially in the form of Exhibit G, securing the payment and performance of the Obligations.

           "STRUCTURING FEE" means the "arrangement fee" provided for in the Fee Letter.

           "SUBSIDIARY" means, (a) with respect to any specified Person, other than Borrower, any corporation or other Entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions (including that of a general partner) are at the time directly or indirectly owned collectively, by such Person and any Subsidiaries of such Person, and (b) for Borrower, any corporation wholly-owned by Borrower or any other Entity of which 100% of the securities or other ownership interests are at the time directly or indirectly owned, collectively, by Borrower and any Subsidiaries of Borrower. The term Subsidiary shall include Subsidiaries of Subsidiaries (and so on).

           "SUBSIDIARY GUARANTY" means each Guaranty Agreement executed and delivered by a Subsidiary of Borrower, substantially in the form of Exhibit F, guaranteeing the payment and performance of the Obligations.

           "TAXES" means all taxes, assessments, filing or other fees, levies, imposts, duties, deductions, withholdings, stamp taxes, interest equalization taxes, capital transaction taxes, foreign exchange taxes or other charges of any nature whatsoever, from time to time or at any time imposed by law or any federal, state or local governmental agency, other than Impositions; provided, however, with respect to Agent, any Lender, and Issuing Lender, the term "Taxes" shall not include any income taxes, franchise taxes based on income taxes, doing business taxes, or bank share taxes of any such Person or any Affiliate thereof.

           "TELERATE PAGE" means the British Bankers Association LIBOR Rates (determined at 11:00 a.m. London time) that are published by Dow Jones Telerate, Inc.

           "TERMINATION DATE" means September 30, 1999.

           "UCC" means the Uniform Commercial Code in effect in the State of Texas, as amended, or, if stated with reference to another jurisdiction, the Uniform Commercial Code as adopted in the relevant jurisdiction, as amended.

           "UNSECURED TRADE PAYABLES" means any trade payables that are not Secured Trade Payables.

           "UPFRONT FEES" the "upfront fees" agreed by Borrower to be paid by it on the Closing Date to each Lender in consideration of such Lender's agreement to be a Lender hereunder.

           "VARIABLE RATE" means, for any day, a fluctuating rate of interest equal to (a) the Base Rate in effect on such day, plus (b) the Base Rate Margin in effect on such day.

           "VARIABLE RATE ADVANCE" means an Advance which bears interest computed with reference to the Variable Rate.

           "VOTING SHARES" means: (a) in the case of any corporation, Capital Stock of that corporation of the class or classes having general voting power under ordinary circumstances to elect a majority of that corporation's board of directors; and (b) in the case of any other Entity, Capital Stock of the class or classes having general voting power under ordinary circumstances equivalent to the Voting Shares of a corporation.

           Section 1.2 SINGULAR AND PLURAL OF DEFINITIONS. Each term defined in the singular form in SECTION shall mean the plural thereof when the plural form of such term is used in this Agreement, and each term defined in the plural form in SECTION 1.1 shall mean the singular thereof when the singular form of such term is used in this Agreement.

           Section 1.3 MONEY. Unless stipulated otherwise, all references herein or in any of the Loan Documents to "DOLLARS," "$," "MONEY," "PAYMENTS" or other similar financial or monetary terms are references to lawful money of the United States of America.

           Section 1.4 CAPTIONS; REFERENCES. The captions in this Agreement and in the table of contents hereof are for convenience of reference only and shall not define, affect or limit any of the terms or provisions hereof. All references herein to "ARTICLES" and "SECTIONS" are, unless specified otherwise, references to articles and sections of this Agreement. Unless specifically indicated otherwise, all references herein to an "EXHIBIT," "ANNEX" or "SCHEDULE" are references to exhibits, annexes or schedules attached hereto, all of which are incorporated herein and made a part hereof for all purposes, the same as if set forth fully herein, it being understood that if any exhibit, annex or schedule attached hereto which is to be executed and delivered contains blanks, the same shall be completed correctly and in accordance with this Agreement prior to or at the time of the execution and delivery thereof. The words "HEREIN," "HEREOF," "HEREUNDER" and other similar compounds of the word "HERE" when used in this Agreement shall refer to this entire Agreement and not to any particular provision or Section unless specifically indicated otherwise.

           Section 1.5 ACCOUNTING TERMS AND DETERMINATIONS. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP.

           Section 1.6 KNOWLEDGE. References in this Agreement or any other Loan Document to knowledge of Borrower or any Subsidiary of Borrower of events or circumstances shall be deemed to refer to events or circumstances of which a Responsible Officer has knowledge.


                                   ARTICLE II
                       TERMS OF CREDIT FACILITY COMMITMENT

           Section 2.1 CREDIT FACILITY COMMITMENT. (a) ADVANCES. Subject to and upon the terms, covenants and conditions of this Agreement, each Lender severally agrees to make Advances to Borrower in the manner set forth in SECTION
2.2. The proceeds of the Advances shall be used by Borrower for general corporate purposes, including, without limitation, the refinancing on the Closing Date of certain obligations of Borrower and its Subsidiaries, working capital and the acquisition of Acquired Businesses. Subject to and upon the terms, covenants and conditions of this Agreement, Borrower may borrow, repay and reborrow under this Agreement; provided, that (i) each Advance must be made on a Business Day and no later than the Business Day immediately preceding the Termination Date, (ii) each borrowing must be in an amount not less than the respective amounts provided for in SECTION 2.2, as applicable, and (iii) the Principal Debt shall never exceed an amount equal to the Committed Sum, less the Letter of Credit Exposure.

           (b) LETTERS OF CREDIT. Subject to and upon the terms, covenants, and conditions of this Agreement, the Issuing Lender shall issue Letters of Credit for the account of Borrower from time to time for any of the purposes for which Borrower can obtain an Advance; provided, that (i) each Letter of Credit shall be issued on a Business Day, (ii) after the issuance of any Letter of Credit,
(A) the Letter of Credit Exposure, plus the Principal Debt, must be less than or equal to the Committed Sum, and (B) the Letter of Credit Exposure shall not exceed Five Million and No/100 Dollars ($5,000,000.00), and (iii) when issued, such Letter of Credit must have an expiration date no later than one Business Day prior to the Termination Date.

           (c) In no event shall any Lender be required to make any Advances in excess of such Lender's Loan Percentage of any borrowing requested by Borrower under this SECTION 2.1 or which, after giving effect to such Advance would cause the aggregate amount of Advances owing to such Lender to exceed such Lender's Loan Commitment Amount.

           Section 2.2 METHOD OF BORROWING. Borrower shall be entitled to obtain Advances pursuant to SECTION 2.1 in the following manner:

           (a) VARIABLE RATE ADVANCES. In the case of Variable Rate Advances, Borrower, through one of its Authorized Officers, shall give Agent, prior to 11:00 a.m. (Houston time) on the date of any such proposed borrowing, an irrevocable Request for Advance, accompanied by any documents required by
ARTICLE IV. The aggregate amount of Variable Rate Advances to be made on any funding date shall not be less than $200,000.00 or an integral multiple of $100,000.00 in excess thereof.

           (b) LIBOR RATE ADVANCES. In the case of LIBOR Rate Advances, Borrower, through one of its Authorized Officers, shall give Agent, prior to 12:00 noon (Houston time) at least three Business Days prior to the proposed borrowing date, an irrevocable Request for Advance, accompanied by any documents required by ARTICLE IV. LIBOR Rate Advances shall in all cases be subject to availability and to SECTION 3.5. The aggregate amount of LIBOR Rate Advances to be made on any funding date shall not be less than $1,000,000.00 or an integral multiple of $100,000.00 in excess thereof.

           (c) NOTICE TO LENDERS. Agent shall promptly notify Lenders of each notice received from Borrower pursuant to this SECTION 2.2. Each Lender shall, not later than 1:00 p.m. (Houston time) with respect to Variable Rate Advances and 12:00 noon (Houston time) with respect to LIBOR Rate Advances, on the date of any borrowing, deliver to Agent, at its address set forth on SCHEDULE I, an amount equal to such Lender's Loan Percentage of such borrowing in immediately available funds in accordance with Agent's instructions. Prior to 2:00 p.m. (Houston time) on the date of any borrowing, Agent shall, subject to satisfaction of the conditions set forth in

ARTICLE IV, disburse the amounts made available to Agent by Lenders by (i) transferring such amounts by wire transfer pursuant to Borrower's instructions or (ii) in the absence of such instructions, crediting such amounts to the account of Borrower maintained with Agent.

           Section 2.3 METHOD OF ISSUING LETTERS OF CREDIT; PARTICIPATIONS THEREIN; PAYMENTS THEREUNDER.

           (a) ISSUANCE OF LETTERS OF CREDIT. Borrower shall be entitled to have a Letter of Credit issued by Issuing Lender pursuant to SECTION 2.1 upon delivery of a Request for Advance by an Authorized Officer of Borrower to Agent and Issuing Lender prior to 12:00 noon (Houston time) at least three Business Days prior to the proposed issuance date selected by Borrower in such request, together with a completed and executed letter of credit application and agreement on the customary form of Issuing Lender then in effect (the "LOC APPLICATION"). In the event of a conflict between the provisions of the LOC Application and this Agreement, the provisions of this Agreement shall govern. The requested terms of such Letter of Credit shall be reasonably acceptable to Issuing Lender. Upon satisfaction of the applicable conditions precedent set forth in ARTICLE IV and subject to the other terms and conditions of this Agreement, Issuing Lender shall issue such Letter of Credit within three Business Days after receipt by Issuing Lender of the LOC Application therefor.

           (b) LENDERS' PARTICIPATION IN LETTERS OF CREDIT. Immediately upon the issuance of each Letter of Credit, Issuing Lender shall be deemed to have sold and transferred to each Lender, and each Lender shall be deemed to have purchased and received from Issuing Lender, in each case irrevocably and without any further action by any party, an undivided interest and participation in such Letter of Credit, each drawing thereunder and the obligations of Borrower under this Agreement in respect thereof in an amount equal to such Lender's Loan Percentage of the maximum amount available to be drawn under such Letter of Credit (assuming compliance with all conditions to drawing).

           (c) PAYMENT OF LETTER OF CREDIT DRAWINGS. The payment by Issuing Lender of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by Issuing Lender of a Variable Rate Advance in the amount of such payment. In the event that an Advance by Issuing Lender in respect of a drawing under any Letter of Credit is not reimbursed by Borrower by 12:00 noon (Houston time) on the first Business Day after such Advance is made, Issuing Lender shall promptly so notify each other Lender, whereupon each such Lender shall, on the first Business Day following such notification, make a Variable Rate Advance by depositing at Agent's office for the account of Issuing Lender, in same day funds, an amount equal to such Lender's participation in such drawing. In the event that any Lender fails to make such amount available to Agent for the account of Issuing Lender, Issuing Lender shall be entitled to recover such amount on demand from such Lender, together with interest thereon at a rate per annum equal to the lesser of (i) the Maximum Lawful Rate or (ii) the Federal Funds Rate. Each Advance made pursuant to this SECTION 2.3(c) shall be made irrespective of the conditions precedent otherwise applicable to Advances hereunder.

           Section 2.4 FEES. (a) COMMITMENT FEE. Borrower agrees to pay to Agent for the account of each Lender a non-refundable commitment fee (the "COMMITMENT FEE") on such Lender's Loan Percentage of the average daily Available Commitment during the Credit Period at the Commitment Fee Rate in effect from time to time, calculated on the basis of a 360-day year for the actual number of days elapsed, payable in arrears on the first day of each calendar quarter, commencing April 1, 1997, with a final payment of such Commitment Fee being due and payable on the last day of the Credit Period.

           (b) LETTER OF CREDIT FEES. On the date each Letter of Credit is issued, Borrower shall pay to Agent for the account of each Lender and the Issuing Lender a non-refundable letter of credit fee (the "LETTER OF CREDIT FEE") equal to the greater of (i) $750 or (ii) the amount equal to the product of (x) the face amount of such Letter of Credit multiplied by the sum of (A) the LIBOR Margin in effect on such date, plus (B) 0.25%, times (y) the fraction the numerator of which is the number of days in the stated term of the Letter of Credit and the denominator of which is 360. One-eighth (1/8th) of the Letter of Credit Fee shall be paid by Agent to Issuing Lender, and the remaining amount shall be paid to Lenders (including Issuing Lender, in its capacity as a "Lender") ratably in accordance with their respective Loan Percentages.

           (c) UPFRONT FEES. On the Closing Date Borrower shall pay to each Lender its Upfront Fee.

           (d) STRUCTURING FEE. Notwithstanding any contrary provision of the Fee Letter, in consideration of Arranger analyzing and structuring the Credit Facility, Borrower shall pay to Arranger on the Closing Date the Structuring Fee.

           (e) AGENT'S FEE. On October 1 of each year, beginning on October 1, 1997, during the Credit Period, Borrower shall pay to Agent the Agent's Fee.

           Section 2.5 ADDITIONAL ACQUIRED BUSINESSES. (a) Borrower shall deliver to Agent prior to the Acquisition Date of any Acquired Business (other than the Previously Acquired Businesses) by Borrower or any of its Subsidiaries, each of the following:

                      (i) if requested by Agent, a copy of the letter of intent pursuant to which Borrower or any Subsidiary intends to acquire an Acquired Business and its Subsidiaries;

                     (ii) a certificate setting forth in reasonable detail (in a manner and on a form satisfactory to Agent) (x) the nature and amount of the Acquisition Consideration to be paid for the Acquired Business and its Subsidiaries and all earn-out and other contingent obligations that Borrower has reasonably

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
           determined will be payable in connection with such acquisition, reflecting whether or not the aggregate amount of cash consideration for the acquisition of such Acquired Business will exceed $5,000,000.00, and (y) the Acquisition Consideration for each Acquired Business which has an Acquisition Date within 12 months prior to the Acquisition Date of the Acquired Business which is being acquired, and all adjustments made thereto in order to reflect amounts actually paid under any contingent earn-out or other contingent obligation;

                     (iii) a set of financial statements for each Acquired Business for which the Acquisition Consideration is in excess of $10,000,000.00, and if requested by Agent, a set of financial statements for each Acquired Business for which the Acquisition Consideration is $10,000,000.00 or less (all such financial statements shall be prepared on a form and in a manner satisfactory to Agent);

                     (iv) a summary spread sheet for the Acquired Business, prepared on a form and in a manner satisfactory to Agent, outlining the name of the Acquired Business, the locations of the Acquired Business, the Acquisition Consideration for the Acquired Business (including a breakdown between cash and stock), and the service/installation revenue mix of the Acquired Business;

                     (v) a certificate setting forth in reasonable detail (prepared in a manner and on a form satisfactory to Agent) the Consolidated Funded Debt to be outstanding on the Acquisition Date of the Acquired Business after giving effect to the payment of the Acquisition Consideration therefor and the incurrence, if any, of Debt in connection therewith;

                     (vi) if requested by Agent, a search from a reporting service acceptable to Agent, of all applicable jurisdictions, detailing all liens and security interests against the assets of the Acquired Business and its Subsidiaries being acquired; and

                      (vii) all other items to be delivered in order to satisfy all of the Acquisition Criteria.

           (b) Borrower shall be entitled, but shall not be obligated, with respect to any Acquired Business, to include (as contemplated by clause (b) of the definition herein of Consolidated EBITDA) the operating results of that Acquired Business prior to its Acquisition Date in the calculation of Consolidated EBITDA for the period in which that Acquisition Date occurs by delivering to Agent prior to the first calculation hereunder of Consolidated EBITDA in which it elects to effect such inclusion a certificate setting forth in reasonable detail (prepared on a form and in a manner acceptable to Agent) the pro forma effects of such inclusion. Except as provided in SECTION 2.6 for its purposes only, the inclusion of the operating results of any Acquired Business during any period for which Consolidated EBITDA is being calculated shall extend from

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
and including the beginning of that period through, but not including, the Acquisition Date of that Acquired Business.

           (c) (i) Within 30 Business Days following the acquisition of any Acquired Business by Borrower or one of its Subsidiaries, Borrower shall deliver to Agent: (A) if the Acquired Business is a new operating Subsidiary of Borrower, (1) a Subsidiary Guaranty executed and delivered by that Entity (and all Subsidiaries of such Entity which remain in existence after the acquisition), together with all opinions, resolutions, and certificates required by Agent to evidence that the delivery of all Subsidiary Guaranties are duly authorized, and (2) to the extent not previously delivered hereunder, a Stock Security Agreement executed and delivered by the holders of the outstanding Capital Stock of that Entity, and if that Entity has any Subsidiaries, a Stock Security Agreement from that Entity in respect of the Capital Stock of each such Subsidiary, together with the original stock certificates of that Entity and such Subsidiaries (to the extent available at such time), all financing statements, stock powers, Form U-1's and opinions required by Agent to evidence that the delivery of such Stock Security Agreements are duly authorized and create a perfected first priority security interest in the applicable Capital Stock (if delivered at such time) and other collateral described therein, subject to the Permitted Encumbrances; (B) if requested by Agent, copies of the acquisition agreement and all closing documents delivered by the Acquired Business and its sellers in satisfaction of the conditions to closing of the acquisition by Borrower or one of its Subsidiaries, as the case may be; and (C) the Charter Documents of the Acquired Business and each Subsidiary thereof, all assumed name certificates used by the Acquired Business and such Subsidiaries and evidence that the Acquired Business and such Subsidiaries have not dissolved and are in good standing and have authority to transact business in all applicable jurisdictions and are insured in the manner required by this Agreement; and (ii) within 45 Business Days following the acquisition of any Acquired Business by Borrower or one of its Subsidiaries, Borrower shall deliver to Agent the original stock certificates of that Entity and each Subsidiary thereof to the extent not previously delivered pursuant to clause (i)(A)(2) above.

           (d) Within 90 days following the acquisition of any Acquired Business (including, without limitation, the Previously Acquired Businesses), Borrower shall deliver to Agent evidence that, except for Permitted Encumbrances, all Liens on the assets of the Acquired Business and its Subsidiaries (and, if the Acquired Business or its Subsidiaries is an Entity whose outstanding Capital Stock was acquired, on that Capital Stock) have been released or otherwise terminated.

           (e) Within 180 days following the acquisition of any Acquired Business (including, without limitation, the Previously Acquired Businesses), Borrower shall provide to Agent any of the items listed in subsection (a) that Agent has agreed (hereunder or in connection with the Prior Loan Agreement) in writing may be delivered after the acquisition of the Acquired Business.

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
           Section 2.6 MARGIN AND FEE RATE ADJUSTMENTS. (a) If a Reset Date of the type described in clause (a) of the definition herein of Reset Date occurs, Borrower shall on or within five Business Days after such Reset Date, deliver to Agent a certificate setting forth in reasonable detail (prepared in a manner and on a form acceptable to Agent) the Funded Debt to EBITDA Ratio then most recently determined (as such ratio may then have been most recently adjusted during the quarter pursuant to this SECTION 2.6, but only to the extent any such adjustment did not occur prior to a Reset Date of the type described in clause
(b) or clause (c) of the definition of Reset Date), as adjusted by (i) substituting the Consolidated Funded Debt at such Reset Date for the Consolidated Funded Debt used in that determination (or then most recent such adjustment, as the case may be, but only to the extent such adjustment did not occur prior to a Reset Date of the type described in clause (b) or clause (c) of the definition of Reset Date), and (ii) adding to the Consolidated EBITDA used in that determination (or then most recent such adjustment, as the case may be, but only to the extent such adjustment did not occur prior to a Reset Date of the type described in clause (b) or clause (c) of the definition of Reset Date), for each Acquired Business whose Acquisition Date is such Reset Date, the sum determined pursuant to clause (b) of the definition herein of Consolidated EBITDA shall be calculated for the most recently available 12-month period ending within 12 months prior to such Reset Date as Borrower shall specify. If the Funded Debt to EBITDA Ratio, as so adjusted in that certificate, changes from one range to another in column A in SCHEDULE II, then, from and including such Reset Date to the next Reset Date to occur, the Base Rate Margin, the LIBOR Margin and the Commitment Fee Rate shall be the applicable per annum percentages set forth for the new range in columns C, B, and D, respectively, in SCHEDULE II.

           (b) If a Reset Date of the type described in clause (d) of the definition herein of Reset Date occurs, Borrower shall, on or within five Business Days after such Reset Date, deliver to Agent a certificate setting forth in reasonable detail (prepared in a manner and on a form acceptable to Agent) the Funded Debt to EBITDA Ratio then most recently determined (as such ratio may then have been most recently adjusted pursuant to this SECTION 2.6), as adjusted by substituting the Consolidated Funded Debt at such Reset Date for the Consolidated Funded Debt used in that determination (or then most recent such adjustment, as the case may be). If the Funded Debt to EBITDA Ratio, as so adjusted in that certificate, changes from one range to another in column A in
SCHEDULE II, then, from and including such Reset Date to the next Reset Date to occur, the Base Rate Margin, the LIBOR Margin and the Commitment Fee Rate shall be the applicable per annum percentages set forth for the new range in columns C, B, and D, respectively, in SCHEDULE II.

           (c) Upon the occurrence of a Reset Date of the type described in clauses (b) and (c) of the definition herein of Reset Date (provided that if such a Reset Date is also a Reset Date under subsection (a), subsection (a) shall govern and control the manner of calculating Consolidated Funded Debt and Consolidated EBITDA for purposes of this SECTION 2.6), any and all adjustments made prior to such Reset Date to the calculation of Consolidated Funded Debt and Consolidated EBITDA in accordance with the terms of subsections (a) and (b) hereof shall be replaced with the calculations thereof set forth in the applicable compliance certificate delivered pursuant to
SECTION 6.1(C), with respect to such Reset Date (which calculations shall in any event be calculated only for the 12-month period ending the date of calculation). If the Funded Debt to EBITDA Ratio, as reflected in such compliance certificate, changes from one range to another in column A of
SCHEDULE II, then from and including such Reset Date to but not including the next Reset Date to occur, the Base Rate Margin, the LIBOR Rate Margin, and Commitment Fee Rate shall be the applicable per annum percentages set forth in columns C, B, and D, respectively, of SCHEDULE II.

           (d) Notwithstanding anything in this SECTION 2.6 to the contrary, the adjustments to Consolidated Funded Debt and Consolidated EBITDA described in subsection (a) shall only be calculated, when applicable, for purposes of determining the applicable margin and fee rate adjustments for the Base Rate Margin, LIBOR Rate Margin, and the Commitment Fee Rate, and the calculation of Consolidated Funded Debt and Consolidated EBITDA, for all other purposes set forth in this Agreement (including calculations determining compliance with the covenants set forth in SECTION 7.1 and 7.2), shall be based solely on the 12-month period ending on the date of calculation.

                                   ARTICLE III
                            TERMS OF CREDIT FACILITY

           Section 3.1 NOTES. The Advances shall be evidenced by the Notes. Each Lender shall receive an original executed Note in a principal face amount equal to such Lender's Loan Commitment Amount.

           Section 3.2 MATURITY. All outstanding principal of the Notes, together with all accrued but unpaid interest thereon and other amounts owed with respect thereto, shall be due and payable in full on the earlier of (a) the Termination Date or (b) the date on which the Advances become due and payable pursuant to SECTION 8.2.

           Section 3.3 INTEREST RATE. (a) PRIOR TO DEFAULT. Subject in all events to SECTIONS 3.5 and 10.8, interest on the Advances of each Lender shall accrue, subject to SECTIONS 2.6(b),2.6(C), 2.6(d) AND 3.3(b), at a rate per annum equal to the lesser of (a) at Borrower's option, the Variable Rate or the Adjusted LIBOR Rate (the "APPLICABLE RATE") or (b) the Maximum Lawful Rate; provided, however, if at any time the Applicable Rate exceeds the Maximum Lawful Rate, resulting in the charging of interest hereunder to be limited to the Maximum Lawful Rate, then any subsequent reduction in the Applicable Rate shall not reduce the rate of interest below the Maximum Lawful Rate until the total amount of interest accrued on such Advances equals the amount of interest which would have accrued thereon if the Applicable Rate had at all times been in effect.

           (b) POST-DEFAULT. Subject in all events to SECTION 10.8, after the occurrence and during the continuation of an Event of Default, the outstanding Advances under the Notes shall, at the option of the Required Lenders, bear interest at the Default Rate. Any past due principal of and, to the extent permitted by law, past due interest on the Notes shall bear interest, payable as it accrues on demand, at the Default Rate, until the Notes are paid in full or the Event of Default has been cured or waived by the Required Lenders. Without limiting the foregoing, the interest on such past due amounts shall continue to accrue at the Default Rate after the entry of a judgment with respect to any of the Advances, except as otherwise provided by applicable law.

           (c) COMPUTATION. Interest on Variable Rate Advances shall be computed on the basis of a 365/366-day year and interest on LIBOR Rate Advances shall be computed based on the basis of a 360-day year, for the actual days elapsed, subject in all events to the provisions hereof limiting interest to the Maximum Lawful Rate.

           Section 3.4 INTEREST PAYMENTS. Interest on the Notes shall be due and payable as it accrues (a) on the first day of each calendar quarter, commencing on April 1, 1997, and on the first day of each July, October, January, and April thereafter and (b) on the Interest Adjustment Date of each LIBOR Rate Advance.

           Section 3.5 LIBOR RATE ADVANCES.

           (a) CONVERSIONS AND CONTINUATIONS. Subject to the other terms of this Agreement, upon delivery of a Rate Designation Notice by Borrower to Agent prior to 12:00 noon (Houston time) at least three Business Days prior to the Effective Date selected by Borrower in such notice, Borrower may convert Variable Rate Advances into LIBOR Rate Advances for the Interest Periods selected in such notice. Subject to the other terms of this Agreement, upon delivery of a Rate Designation Notice by Borrower to Agent prior to 12:00 noon (Houston time) at least three Business Days prior to the applicable Interest Adjustment Date, Borrower may, on such Interest Adjustment Date, (i) convert all or any portion of the LIBOR Rate Advances subject to such Interest Adjustment Date into Variable Rate Advances or (ii) continue the applicable LIBOR Rate Advances as LIBOR Rate Advances for the Interest Periods selected in such notice. If Borrower fails to make timely any such election prior to any Interest Adjustment Date, the LIBOR Rate Advances subject to such Interest Adjustment Date shall automatically convert to Variable Rate Advances on such Interest Adjustment Date.

           (b) CONDITIONS TO CONVERSIONS; CONTINUATIONS. Borrower's election to convert to or continue LIBOR Rate Advances as LIBOR Rate Advances is subject to the following additional conditions: (i) the aggregate amount of LIBOR Rate Advances subject to any Interest Period shall be not less than $1,000,000.00 or an integral multiple of $100,000.00 in excess thereof; (ii) no LIBOR Rate election shall be effected if (x) Agent determines by reason of circumstances affecting the interbank Eurodollar market that either adequate or reasonable means do not exist for ascertaining the LIBOR Rate for the applicable Interest Period, (y) it becomes impracticable for Agent to obtain funds by purchasing Dollars in the interbank Eurodollar market, or (z) the Required Lenders notify Agent that the Adjusted LIBOR

Rate will not adequately or fairly reflect the costs to such Lenders of maintaining the applicable LIBOR Rate Advances at such rate; and (iii) at the option of Required Lenders, no LIBOR Rate election shall be effected after the occurrence and during the continuation of an Event of Default.

           (c) ILLEGALITY. If any Regulatory Change shall make it unlawful or impossible for any Lender (or its Eurodollar lending office) to make, maintain or fund LIBOR Rate Advances and such Lender shall so notify Agent, Agent shall forthwith give notice thereof to the other Lenders and Borrower, whereupon the obligation of such Lender to make LIBOR Rate Advances shall be suspended until such Lender notifies Borrower and Agent that the circumstances giving rise to such suspension no longer exist. If such Lender shall determine that it may not lawfully continue to maintain and fund any of its outstanding LIBOR Rate Advances to maturity and shall so specify in such notice, the LIBOR Rate Advances of such Lender affected thereby shall be converted to Variable Rate Advances on the applicable Interest Adjustment Date or such earlier date as may be required by law. If a Lender shall be unable to make, maintain, or fund LIBOR Rate Advances, and other Lenders are not similarly restricted, Borrower shall be entitled to designate an Eligible Assignee (which Eligible Assignee, if not already a Lender, shall be reasonably acceptable to Agent) to purchase the interest of such Lender hereunder, and such Lender shall sell such interest to such Eligible Assignee in accordance with SECTION 10.10 within five Business Days after Agent's approval in writing of the designated assignee.

           (d) CONSEQUENTIAL LOSSES. SUBJECT TO SECTION 10.8, BORROWER SHALL INDEMNIFY LENDERS AGAINST ANY CONSEQUENTIAL LOSS OR EXPENSE (OTHER THAN IN RESPECT OF THE LIBOR MARGIN) WHICH LENDERS SUSTAIN OR INCUR IN LIQUIDATING OR EMPLOYING DEPOSITS FROM THIRD PARTIES ACQUIRED TO EFFECT, FUND OR MAINTAIN ANY LIBOR RATE ADVANCES OR ANY PART THEREOF AS A CONSEQUENCE OF BORROWER'S PAYMENT, PREPAYMENT OR CONVERSION OF ANY LIBOR RATE ADVANCE ON A DATE OTHER THAN AN INTEREST ADJUSTMENT DATE, WHETHER SUCH PAYMENT, PREPAYMENT OR CONVERSION IS BEING MADE VOLUNTARILY OR INVOLUNTARILY, INCLUDING, WITHOUT, LIMITATION, AS A RESULT OF AN ACCELERATION OF LIBOR RATE ADVANCES, OR ANY PART THEREOF, DUE TO AN EVENT OF DEFAULT (SUCH COSTS AND EXPENSES BEING HEREINAFTER REFERRED TO AS A "CONSEQUENTIAL LOSS"). Each request by any Lender for payment by Borrower of a Consequential Loss shall be made within 15 Business Days after the date on which the event occurs giving rise to such claim, accompanied by a certificate of such Lender setting forth in reasonable detail the basis therefor, and Borrower will pay such claim within 10 Business Days after such Lender's request.

           (e) INCREASED COSTS. SUBJECT TO SECTION 10.8, BORROWER SHALL INDEMNIFY EACH LENDER AGAINST AND REIMBURSE EACH LENDER FOR INCREASED COSTS TO SUCH LENDER, AS A RESULT OF ANY REGULATORY CHANGE, OF MAINTAINING ANY OR ALL OF ITS LIBOR RATE ADVANCES, INCLUDING, WITHOUT LIMITATION, AS A RESULT OF ANY INCREASE IN SUCH

LENDER'S FDIC PERCENTAGE, AND ANY ADDITIONAL IMPOSITIONS, ASSESSMENTS, FEES, OR SURCHARGES THAT MAY BE IMPOSED ON SUCH LENDER, TO THE EXTENT NOT REFLECTED IN SUCH LENDER'S FDIC PERCENTAGE OR ITS LIBOR RESERVE REQUIREMENTS (BUT EXCLUDING CHANGES AFFECTING THE LIBOR RESERVE REQUIREMENT OR INCOME TAXES, FRANCHISE TAXES BASED ON INCOME, DOING BUSINESS TAXES, AND BANK SHARE TAXES OF ANY LENDER OR ANY AFFILIATE OR ASSOCIATE THEREOF). SUCH LENDER SHALL GIVE BORROWER WRITTEN NOTICE OF SUCH COSTS WITHIN 90 DAYS AFTER ITS IMPLEMENTATION AND/OR COMPLIANCE WITH ANY SUCH REGULATORY CHANGE AND SUCH COSTS SHALL BE REIMBURSED TO SUCH LENDER ON OR PRIOR TO THE EARLIER TO OCCUR OF (I) THE TERMINATION DATE OR (II) 10 BUSINESS DAYS, IN EACH CASE, FOLLOWING WRITTEN NOTICE THEREOF FROM LENDER TO BORROWER. ALL PAYMENTS MADE PURSUANT TO THIS PARAGRAPH SHALL BE MADE FREE AND CLEAR OF, AND WITHOUT REDUCTION FOR, ANY PRESENT OR FUTURE TAXES. Each request by any Lender for payment by Borrower of any increased costs of Lender shall be accompanied by a certificate of such Lender setting forth in reasonable detail the basis for such claim. Unless such Regulatory Change has the effect of increasing the costs to all Lenders generally of maintaining LIBOR Rate Advances, Borrower shall be entitled to designate an Eligible Assignee (which Eligible Assignee, if not already a Lender, shall be reasonably acceptable to Agent) to purchase the interest of any such Lender requesting reimbursement pursuant to this SECTION 3.5(e), and such Lender shall sell such interest to such Eligible Assignee in accordance with SECTION 10.10 within five Business Days after Agent's approval of the designated assignee.

           Section 3.6 OPTIONAL AND MANDATORY PREPAYMENTS OF ADVANCES; OPTIONAL REDUCTIONS OF COMMITMENTS. (a) OPTIONAL PREPAYMENTS. Subject to SECTIONS 3.5(d) and 3.8 at any time and from time to time, Borrower may (i) upon notice from Borrower to Agent prior to 11:00 a.m. (Houston time) on the date any prepayment under this SECTION 3.6 is to be made on Variable Rate Advances, and (ii) upon notice from Borrower to Agent prior to 12:00 noon (Houston time), at least one Business Day prior to the date on which prepayment under this SECTION 3.6 is to be made on LIBOR Rate Advances, voluntarily prepay outstanding Advances, in whole or in part, without premium or penalty; provided, that each such partial payment made in accordance with clause (i) or clause (ii), must be in a minimum amount of at least $200,000.00; provided further that if the prepayment causes the balance of a particular tranche related to a LIBOR Rate Advance to be less than $1,000,000.00, Borrower shall, on demand by Agent, pay the entire amount of that tranche. Each such optional prepayment of Advances shall be applied in accordance with SECTION 3.9.

           (b) MANDATORY PREPAYMENTS. If the Principal Debt, plus the Letter of Credit Exposure, ever exceeds the Committed Sum, upon demand therefor by Agent, Borrower shall make a mandatory prepayment of the Advances in at least the amount of such excess and shall pay any Consequential Loss arising as a result of such prepayment required by SECTION 3.5(d).

           (c) OPTIONAL REDUCTIONS OF AVAILABLE COMMITMENT. Subject to SECTION 3.6(b), Borrower shall have the right on at least one Business Day's notice to Agent to terminate in whole or, from time to time, reduce ratably in part the Available Commitment; provided, that each partial reduction of the Available Commitment shall be in an aggregate amount equal to the lesser of (i) $5,000,000.00 or an integral multiple of $1,000,000.00 in excess thereof or (ii) the entire Available Commitment. Once the Available Commitment has been reduced pursuant to this SECTION 3.6, it may not be reinstated. Upon receipt of any such notice, Agent shall promptly notify each Lender of the contents thereof and the amount to which such Lender's Loan Commitment Amount is to be reduced.

           Section 3.7 SCHEDULES ON NOTES. Each Lender is hereby authorized to record the date and amount of each Advance made under its Note and the date and amount of each payment of principal thereon and to attach any such recording as a schedule to such Note, whereupon such schedule shall constitute a part of such Note for all purposes. Any such recording shall constitute PRIMA FACIE evidence of the accuracy of the information so recorded; provided, that the absence or inaccuracy of any such schedule or notation thereon shall not limit or otherwise affect the liability of Borrower for the repayment of all amounts outstanding under such Note, together with accrued interest thereon.

           Section 3.8 GENERAL PROVISIONS AS TO PAYMENTS. Borrower shall make each payment of principal and interest on the Notes and all fees payable hereunder or under any other Loan Document not later than 12:00 noon (Houston time) on the date when due, in federal or other funds immediately available in Houston, Texas, to Agent at Agent's address for payments set forth on SCHEDULE
I. Agent will promptly (and if such payment is received by Agent by 12:00 noon (Houston time) and otherwise if reasonably possible, on the same Business Day, and in any event not later than the next Business Day after receipt of such payment) distribute to each Lender such Lender's pro rata share of each such payment received by Agent for the account of such Lender. For purposes of calculating accrued interest on the Notes, any payment received by Agent as aforesaid by 12:00 noon (Houston time) on any Business Day shall be deemed made on such day; otherwise, such payment shall be deemed made on the next succeeding Business Day after receipt by Agent. Whenever any payment of principal or interest on the Notes, or any fees under the Loan Documents, shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day, and such extension of time shall be included in the computation of the amount of interest then due and payable.

           Section 3.9 APPLICATION OF PAYMENTS. Subject to ARTICLE IX and any other provisions of the Loan Documents or other agreements among the Lenders providing for the application of payments made hereunder in another manner, all payments made by Borrower to Lenders hereunder shall be ratably paid to Lenders in accordance with their respective Loan Percentages. Except as to principal payments made pursuant to SECTION 3.6(a) or 3.6(b) and as otherwise specifically provided in this Agreement or in any other Loan Document, all payments and prepayments on the Notes shall be applied first against accrued but unpaid interest and then against the principal outstanding thereunder; provided, however, unless otherwise designated by Borrower or required by law, all payments and prepayments applied to principal of the Notes shall be applied first to the payment of Variable Rate Advances and then to the payment of LIBOR Rate Advances.

           Section 3.10 CAPITAL ADEQUACY. Subject to SECTION 10.8, if any Regulatory Change has the effect of increasing the amount of capital required or expected to be maintained by any Lender or any corporation controlling such Lender and such Lender reasonably determines that the amount of capital so required or expected to be maintained is increased by or based upon the existence of the Credit Facility, then such Lender may notify Borrower of such fact, and commencing 90 days following such notice, Borrower shall pay to such Lender or Agent (for such Lender) from time to time within 10 Business Days after a demand therefor accompanied by a certificate of such Lender as hereinafter provided, as an additional fee payable hereunder, such amount as such Lender shall determine in good faith and certify thereto to Borrower in reasonable detail to be an amount that will adequately compensate such Lender in light of such circumstances for its increased costs of maintaining such capital. Each Lender shall allocate such cost increases among its customers in good faith and on an equitable basis. Borrower shall be entitled to designate an Eligible Assignee (which Eligible Assignee, if not already a Lender, shall be reasonably acceptable to Agent) to purchase the interest of any such Lender requesting reimbursement pursuant to this SECTION 3.10, and such Lender shall sell such interest to such Eligible Assignee in accordance with SECTION 10.10 within five Business Days after Agent's written approval of the designated assignee.

           Section 3.11 DEPOSIT OF CASH COLLATERAL. Upon the occurrence and during the continuation of any Event of Default, without limiting any other right or remedy of Lenders hereunder, Borrower shall, on the next succeeding Business Day after request therefor, deposit in a segregated, interest bearing account with Agent such funds as Agent may request, up to a maximum amount equal to the Letter of Credit Exposure. Any funds so deposited shall be held by Agent as security for the Credit Facility (including the Letters of Credit) and Borrower shall, in connection therewith, execute and deliver such assignments and security agreements in form and substance reasonably satisfactory to Agent which Agent may, in its discretion, require. As drafts or demands for payment are presented under any Letter of Credit, Borrower hereby irrevocably directs Agent to apply such funds to satisfy such drafts or demands. When either (a) all Letters of Credit have expired and the Notes have been repaid in full (and Lenders have no obligation to make further Advances and Issuing Lender has no obligation to issue Letters of Credit hereunder), or (b) such Event of Default has been cured to the satisfaction of Agent or waived by the Required Lenders, Agent shall release to Borrower any remaining funds deposited with it pursuant to this SECTION 3.11. Whenever Borrower is required to make deposits under this
SECTION 3.11 and fails to do so on the day such deposit is due, Lenders may make such deposit using any funds of Borrower then available to any Lender.

                                   ARTICLE IV
                              CONDITIONS TO FUNDING

           Section 4.1 CONDITIONS TO INITIAL ADVANCE OR LETTER OF CREDIT. The obligation of each Lender to fund its initial Advance or the Issuing Lender to issue the initial Letter of Credit is subject to the receipt and approval by Agent of each of the following on or prior to the Closing Date:

           (a) this Agreement and the Notes, each properly executed by Borrower;

           (b) all fees and other amounts required to be paid by Borrower on the Closing Date pursuant to the Fee Letter and this Agreement;

           (c) a Guaranty from each Subsidiary of Borrower (other than any nonoperating, special purpose Subsidiary of Borrower organized for the purpose of consummating the future acquisition of an Acquired Business and any Acquired Business having an Acquisition Date within five Business Days prior to the Closing Date and any Subsidiary of that Acquired Business);

           (d) Stock Security Agreements executed and delivered by each of the holders of the outstanding stock of each Subsidiary of Borrower (other than any nonoperating, special purpose Subsidiary of Borrower organized for the purpose of consummating the future acquisition of an Acquired Business and any Acquired Business having an Acquisition Date within five Business Days prior to the Closing Date and any Subsidiary of that Acquired Business), together with the original stock certificates of all such companies, and all stock powers, financing statements, form U-1s, and other documents, agreements, and instruments required by Agent in connection with the pledge of such stock;

           (e) a current organizational chart of Borrower and its Subsidiaries;

           (f) if requested by Agent, copies of all Acquisition Agreements and other material agreements of Borrower relating to Borrower's agreement to purchase each of the Previously Acquired Businesses;

           (g) one or more opinions of counsel for Borrower and each Subsidiary of Borrower (other than any nonoperating, special purpose Subsidiary of Borrower organized for the purpose of consummating the future acquisition of an Acquired Business and any Acquired Business having an Acquisition Date within five Business Days prior to the Closing Date and any Subsidiary of that Acquired Business) (which may include opinions of Borrower's general counsel), opining as to the due incorporation and existence of Borrower and such Subsidiaries, the enforceability of each of the Loan Documents constituting an executory contract and such other matters as Agent may reasonably request, in form and substance reasonably satisfactory to Agent;

           (h) all resolutions, certificates or documents Agent may reasonably request relating to the formation, existence and good standing of Borrower and each Subsidiary of Borrower, corporate authority for the execution and validity of this Agreement and the other Loan Documents and any other matters relevant to this Agreement, all in form and substance reasonably satisfactory to Agent, which resolutions, certificates and documents shall include, without limitation,
(A) the Charter Documents of Borrower and each Subsidiary of Borrower (other than any nonoperating, special purpose Subsidiary of Borrower organized for the purpose of consummating the future acquisition of an Acquired Business and any Acquired Business having an Acquisition Date within five Business Days prior to the Closing Date and any Subsidiary of that Acquired Business) and all assumed name and doing business certificates of each such Entity, (B) resolutions of the Board and the board of directors of each Subsidiary of Borrower authorizing the execution of the Loan Documents to which such Person is a party on behalf of such Person, (C) certificates of incumbency for the Authorized Officers of Borrower and each Subsidiary of Borrower that is party to a Loan Document, and
(D) certificates of corporate existence and good standing issued by the state of incorporation of Borrower and each Subsidiary of Borrower (other than any nonoperating, special purpose Subsidiary of Borrower organized for the purpose of consummating the future acquisition of an Acquired Business and any Acquired Business having an Acquisition Date within five Business Days prior to the Closing Date and any Subsidiary of that Acquired Business) and from the appropriate governmental authority of each state in which Borrower and each such Subsidiary of Borrower is qualified or registered to do business as a foreign corporation;

           (i) evidence reasonably satisfactory to Agent that, after consummation of the transactions contemplated on the Closing Date, no Liens will encumber any assets of Borrower or any Subsidiary of Borrower, except Permitted Encumbrances, which evidence may include, without limitation, filing officer certificates (or commercial reports similar thereto) under Section 9-407(2) of the UCC, releases or partial releases of liens or financing statements;

           (j) satisfaction of all conditions contained in SECTION 4.2 if an Advance is being made, or satisfaction of all conditions contained in SECTION
4.3 if a Letter of Credit is being issued;

           (k) copies of certificates of insurance for each policy maintained by Borrower and each of its Subsidiaries, together with evidence of payment of all premiums thereon;

           (l) a schedule of all Debt of Borrower and its Subsidiaries outstanding on the Closing Date after giving effect to the consummation of the transactions contemplated on the Closing Date;

           (m) if requested by Agent, a copy of the Prospectus;

           (n) the commitments of the Lenders party to the Prior Loan Agreement shall have terminated and Borrower shall have requested Loans hereunder (providing appropriate wiring instructions to Agent in connection therewith) in such aggregate amount as to enable Borrower to discharge in full all obligations of Borrower thereunder becoming due and payable as a result thereof; and

           (o) such other documents, instruments, certificates and information as may be reasonably requested by Agent.

           Section 4.2 CONDITIONS TO ALL ADVANCES. The obligation of each Lender to fund any Advance (including, without limitation, its initial Advance) is subject to the satisfaction of the following conditions and requirements:

           (a) timely receipt by Agent of a Request For Advance;

           (b) no Material Adverse Change shall have occurred and be continuing;

           (c) immediately before and after giving effect to such Advance and the application of the proceeds thereof, no Default shall exist;

           (d) the representations and warranties contained in this Agreement and in the other Loan Documents shall be true and correct in all material respects on and as of the date of such Advance, except that all representations and warranties that speak as of a particular date shall only be required on the date of each such Advance to be true and correct in all material respects as of the date to which such representation or warranty speaks and not as of any subsequent date; and

           (e) if such Advance is to be made to enable Borrower to acquire an Acquired Business, such other information and documentation as is required pursuant to SECTIONS 2.5 and 2.6 .

           Section 4.3 CONDITIONS TO LETTERS OF CREDIT. The obligation of Issuing Lender to issue any Letter of Credit (including, without limitation, the issuance of the initial Letter of Credit) is subject to the satisfaction by Borrower of the following conditions and requirements:

           (a) timely receipt by Issuing Lender of a fully completed LOC Application and such other information relating to the requested Letter of Credit as Issuing Lender may reasonably request;

           (b) timely receipt by Agent of a Request For Advance;

           (c) no Material Adverse Change shall have occurred and be continuing;

           (d) immediately before and after the issuance of such Letter of Credit, no Default shall exist;

           (e) the representations and warranties contained in this Agreement and in the other Loan Documents shall be true in all material respects on and as of the date of issuance of such Letter of Credit, except that all representations and warranties that speak as of a particular date shall only be required on the date of issuance of each such Letter of Credit to be true and correct in all material respects as of the date to which such representation or warranty speaks and not as of any subsequent date; and

           (f) timely receipt by Agent (for the account of Issuing Lender and the other Lenders) of the Letter of Credit Fee payable on the issuance date pursuant to SECTION 2.4(b).

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

           Borrower represents and warrants to Lenders that:

           Section 5.1 EXISTENCE AND POWER OF BORROWER. Each of Borrower and its
Subsidiaries: (a) is a corporation duly created, validly existing, and in good standing under the laws of the state, province or country of its incorporation and is or will be qualified and in good standing as a foreign corporation under the laws of each state where such qualification is necessary for it to conduct its business, except where the failure to so qualify (individually or collectively) would not have a Material Adverse Effect; and (b) has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and as contemplated to be conducted, except where the failure to have any such item (either individually or collectively) would not have a Material Adverse Effect. Except as permitted by Section 7.7, Borrower owns no Capital Stock, directly or indirectly, in any Entity which is not a Subsidiary of Borrower.

           Section 5.2 SUBSIDIARIES. All direct and indirect Subsidiaries of Borrower (other than each Subsidiary which is a nonoperating, special purpose Subsidiary of Borrower which is existing solely for the purpose of consummating the future acquisition of an Acquired Business) have executed or will execute a Subsidiary Guaranty in accordance with the terms of this Agreement, and with respect to such Subsidiary, Borrower has satisfied or will otherwise fully satisfy the other terms and requirements of SECTION 2.5.

           Section 5.3 AUTHORIZATION; CONTRAVENTION. The execution, delivery and performance by Borrower of this Agreement, the Notes, the LOC Applications and the other Loan Documents to which Borrower is a party are within Borrower's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the Charter Documents of Borrower or of any material agreement, judgment, injunction, order, decree or other instrument binding upon Borrower or (other than pursuant to the Loan Documents) result in the creation or imposition of any

Lien on any asset of Borrower. The execution, delivery, and performance by each Subsidiary of Borrower of the Subsidiary Guaranty and the other Loan Documents to which that Subsidiary is a party are within that Subsidiary's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the Charter Documents of that Subsidiary or of any material agreement, judgment, injunction, order, decree or other instrument binding upon that Subsidiary or (other than pursuant to the Loan Documents) result in the creation or imposition of any Lien on any asset of that Subsidiary.

           Section 5.4 ENFORCEABLE OBLIGATIONS. This Agreement, the Notes, the LOC Applications and the other Loan Documents constituting executory contracts to which Borrower is a party each constitutes a valid and binding agreement of Borrower, enforceable against Borrower in accordance with its terms except as the enforceability thereof may be limited by (a) bankruptcy, insolvency, fraudulent transfer or similar laws affecting creditors' rights generally and
(b) the application of general equitable principles. The Subsidiary Guaranty and each other Loan Document constituting an executory contract to which any Subsidiary of Borrower is a party each constitutes a valid and binding agreement of that Subsidiary, enforceable against that Subsidiary in accordance with its terms except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, or similar laws affecting creditors' rights generally and (ii) the application of general equitable principles.

           Section 5.5 FINANCIAL INFORMATION. (a) The Current Financial Statements present fairly, in all material respects, the consolidated financial position of Borrower and its Subsidiaries at the respective dates of the balance sheets included therein and the consolidated results of their operations and their consolidated cash flows for the respective periods set forth therein.

           (b) No Default exists under SECTION 7.10.

           (c) Since September 30, 1996, there has been no Material Adverse Change that is continuing; and, there exists no condition, event or occurrence that (either individually or collectively) could reasonably be expected to result in a Material Adverse Change.

           Section 5.6 LITIGATION. There is no action, suit, or proceeding pending against or, to the knowledge of Borrower, threatened against or affecting Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body or agency in which there is a reasonable possibility of an adverse decision that would have a Material Adverse Effect or which draws into question the validity of the Loan Documents.

           Section 5.7 ERISA. (a) Each Employee Plan has been maintained and administered in substantial compliance with the applicable requirements of the Code and ERISA. No circumstances exist with respect to any Employee Plan that reasonably could be expected to have a Material Adverse Effect.

           (b) Except as set forth in SCHEDULE 5.7(B), as of the date hereof, neither Borrower nor any of its Subsidiaries has any obligation under any Employee Plan to provide post-employment health care benefits to any of its current or former employees, except as may be required by Section 4980B of the Code.

           Section 5.8 TAXES AND FILING OF TAX RETURNS. Borrower and each of its Subsidiaries have filed all material tax returns required to have been filed and have paid all Taxes shown to be due and payable on such returns, including interest and penalties, and all other Taxes which are payable by such party, to the extent the same have become due and payable, other than Taxes with respect to which a failure to pay would not have a Material Adverse Effect or except as otherwise permitted by SECTION 6.6. Borrower does not know of any proposed tax assessment against Borrower or any of its Subsidiaries other than customary ad valorem taxes or other Taxes to become due in the normal course of business, and all material Tax liabilities of Borrower and each of its Subsidiaries are adequately provided for. No income tax liability of Borrower or any of its Subsidiaries has been asserted by the Internal Revenue Service for Taxes in excess of those already paid, the payment of which would have a Material Adverse Effect.

           Section 5.9 OWNERSHIP OF ASSETS. Borrower or one of its Subsidiaries has good title to all material assets reflected on the latest balance sheet included in the Current Financial Statements. Except for Permitted Encumbrances, there is no Lien on any property of Borrower or any of its Subsidiaries.

           Section 5.10 BUSINESS; COMPLIANCE. Each of Borrower and its Subsidiaries have performed and abided by all obligations required to be performed by it under any license, permit, order, authorization, grant, contract, agreement, or regulation to which it is a party or by which it or any its assets are bound and which, if Borrower and each of its Subsidiaries were to fail to perform or abide by, such failure would have a Material Adverse Effect.

           Section 5.11 LICENSES, PERMITS. Borrower and each of its Subsidiaries possess, directly or through its employees, such valid franchises, licenses, permits, consents, authorizations, exemptions and orders of Governmental Authorities, as are necessary to carry on their respective business as now being conducted, other than those the failure to possess which would not (either individually or collectively) have a Material Adverse Effect.

           Section 5.12 COMPLIANCE WITH LAW. The business and operations of Borrower and each of its Subsidiaries have been and are being conducted in substantial compliance with all applicable laws, rules and regulations of all Governmental Authorities, other than violations which would not (either individually or collectively) have a Material Adverse Effect.

           Section 5.13 FULL DISCLOSURE. (a) As of the date hereof, all Information that has been made available to Agent or any Lender by or on behalf of Borrower prior to the date of this Agreement in connection with the transactions contemplated by this Agreement is, taken together, true and correct in all material respects (other than financial budgets and projections) and does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements were made.

           (b) All Information that is made available after the date of this Agreement from time to time to Agent or any Lender by or on behalf of Borrower in connection with or pursuant to this Agreement, any other Loan Document or the transactions contemplated hereby or thereby will be, when made available and taken together, true and correct in all material respects (other than financial budgets and projections) and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made.

           (c) All financial budgets and projections that have been or are hereafter from time to time prepared by or on behalf of Borrower and made available to Agent or any Lender pursuant to or in connection with this Agreement, any other Loan Document or the transactions contemplated hereby or thereby have been and will be prepared and furnished to Agent and that Lender in good faith and were and will be based on facts and assumptions that are believed by the management of Borrower to be reasonable in light of the then current and foreseeable business conditions of Borrower and its Subsidiaries and represented and will represent Borrower's management's good faith estimate of the consolidated projected financial performance of Borrower and its Subsidiaries based on the information available to the Responsible Officers at the time so furnished.

           Section 5.14 ENVIRONMENTAL MATTERS. Except for conditions, circumstances, or violations that would not (either individually or collectively) have a Material Adverse Effect, Borrower (i) does not know of any environmental condition or circumstance, such as the presence of any hazardous substance (as defined in SECTION 6.8), adversely affecting the properties or operations of Borrower or any of its Subsidiaries, (ii) has not received any report of a violation by Borrower or any of its Subsidiaries of any Applicable Environmental Law and (iii) does not know that Borrower or any of its Subsidiaries is under any obligation to remedy any violation of any Applicable Environmental Laws.

           Section 5.15 PURPOSE OF CREDIT. Borrower shall use the proceeds of the Credit Facility solely for the purposes stated in SECTION 2.1. No part of the proceeds of the Credit Facility will be used, directly or indirectly, for a purpose which violates any law, rule or regulation. Borrower shall not, directly or indirectly, use any of the proceeds of the Credit Facility for the purpose of purchasing or carrying, or retiring any Debt which was originally incurred to purchase or carry, any Margin Stock, or to purchase or carry any "SECURITY THAT IS PUBLICLY-HELD" within the meaning of Regulation T of the Board of Governors of the Federal Reserve System, or otherwise take or permit any action which would involve a violation of the Margin Regulations or any other regulation of such Board of Governors. The Credit Facility is not secured, directly or indirectly, in whole or in part, by collateral that includes any Margin Stock within the meaning of the Margin Regulations. Borrower shall not engage principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock within the meaning of the Margin Regulations.

           Section 5.16 GOVERNMENTAL REGULATIONS. Neither Borrower nor any of its Subsidiaries is subject to regulation under the Investment Advisers Act of 1940, as amended, the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, or any other law, rule or regulation (other than the Securities Act, the Trust Indenture Act of 1939, as amended, the Margin Regulations and state "blue sky" and securities laws, none of which are violated by the loan transactions contemplated by this Agreement) which regulates the ability of Borrower or any of its Subsidiaries to issue promissory notes or debt securities.

           Section 5.17 INDEBTEDNESS. Neither Borrower nor any of its Subsidiaries is an obligor on any Debt other than Permitted Debt.

           Section 5.18 INSURANCE. Borrower and each of its Subsidiaries maintains with financially sound and reputable insurance companies or associations (or, as to workers' compensation or similar insurance, with an insurance fund or by self-insurance authorized by the jurisdictions in which it operates) insurance concerning its properties and business against such casualties and contingencies and of such types and in such amounts (and with co-insurance and deductibles) as is customary for the same or similar businesses.

           Section 5.19 SOLVENCY. On a consolidated basis as of the Closing Date, (a) the aggregate fair market value of Borrower's assets exceeds its liabilities (whether contingent, subordinated, unmatured, unliquidated or otherwise), (b) Borrower has sufficient cash flow to enable it to pay its Debts as they mature and (c) Borrower has a reasonable amount of capital to conduct its business as presently contemplated.

                                   ARTICLE VI
                              AFFIRMATIVE COVENANTS

           Borrower covenants and agrees that, so long as Lenders' commitment to make Advances under the Credit Facility remains in effect, any Letters of Credit remain outstanding, or any of the Obligations that have matured and become due and payable remain unpaid:

           Section 6.1 INFORMATION FROM BORROWER. Borrower shall deliver, or cause to be delivered, to Agent on behalf of Lenders:

           (a) As soon as available and in any event within 90 days after the end of each fiscal year of Borrower, a consolidated and consolidating balance sheet of Borrower and its Subsidiaries as of the end of such fiscal year and the related consolidated and consolidating statements of income and cash flow for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported by Borrower in accordance with GAAP and, with respect to such consolidated financial statements, audited by Arthur Andersen LLP (or its successors) or other independent public accountants reasonably acceptable to Agent.

           (b) As soon as available and in any event within (i) 45 days after the end of each of the first three fiscal quarters of each fiscal year of Borrower and (ii) the earlier to occur of (A) the 90th day after the end of the fourth fiscal quarter of each fiscal year of Borrower or (B) the date Borrower publicly releases a report of its results of operations for that fiscal year, a consolidating and consolidated balance sheet and related consolidated and consolidating statements of income of Borrower and its Subsidiaries as of the end of such quarter and year-to-date, all certified by the chief financial officer or the chief accounting officer of Borrower as to fairness of presentation and as to whether such financial statements present fairly, in all material respects, the consolidated financial condition of Borrower and its Subsidiaries as of the date of the latest balance sheet included therein, subject to year-end adjustments. Such financial statements shall be prepared in conformity with GAAP, except that certain recurring adjustments and certain information and note disclosures normally included in annual financial statements prepared in accordance with GAAP may be condensed or omitted, provided that the disclosures made are adequate to make the information presented not misleading, and GAAP shall be applied on a basis consistent with the financial statements most recently furnished pursuant to SECTION 6.1(a).

           (c) Simultaneously with the delivery of each set of financial statements referred to in SECTIONS 6.1(a) AND 6.1(b) , a compliance certificate of a Responsible Officer, (i) setting forth in reasonable detail the calculations required to establish whether Borrower was in compliance with the requirements of SECTIONS 7.1 and SECTION 7.2 on the date of the latest balance sheet included in such financial statements, and detailing all add-backs and adjustments thereto, and (ii) with respect only to the consolidated financial statements delivered pursuant to SECTIONS 6.1(a) AND 6.1(b) , stating, to the best of such Responsible Officer's knowledge and belief, whether or not such financial statements present fairly, in all material respects, the consolidated financial condition of Borrower and its Subsidiaries as of the date of the latest balance sheet included therein and the consolidated results of operations of Borrower and its Subsidiaries for the portion of Borrower's fiscal year ended on the date of that balance sheet.

           (d) Promptly after the filing thereof with the SEC, a true, correct and complete copy of each Form 10-K and Form 10-Q and each other report filed by or on behalf of Borrower pursuant to the Exchange Act.

           (e) Promptly after a Responsible Officer has knowledge that a Default has occurred and is continuing, a certificate of a Responsible Officer setting forth the details thereof and the action which Borrower or any applicable Subsidiary of Borrower is taking or proposes to take with respect thereto.

           (f) Promptly after a Responsible Officer of Borrower or any Subsidiary has knowledge of (i) the occurrence of any Material Adverse Change,
(ii) the commencement of any litigation against Borrower or any of its Subsidiaries which involves an uninsured claim in excess of $250,000.00, (iii) the occurrence of any acceleration (other than by the obligor) of the maturity of any Debt in excess of $500,000.00 owing by Borrower or any Subsidiary of Borrower, or any default under any indenture, mortgage, agreement, contract or other instrument to which Borrower or any Subsidiary of Borrower is a party or by which Borrower or any Subsidiary of Borrower or any properties of Borrower or any Subsidiary of Borrower are bound, if such acceleration or default could reasonably be expected to have a Material Adverse Effect, or (iv) any labor dispute to which Borrower or any of its Subsidiaries becomes a party, any strikes, or walkouts relating to any of its plants or other facilities or the expiration of any collective bargaining agreement to which any of them is a party or by which any of them is bound, in each case if such dispute, strike, walkout or expiration could reasonably be expected to have a Material Adverse Effect, a certificate from such Responsible Officer setting forth the details thereof.

           (g) From time to time such additional information regarding the financial position or business of Borrower and its Subsidiaries, as any Lender (acting through Agent) may reasonably request, including, without limitation, financial projections of Borrower and its Subsidiaries and information concerning the insurance being maintained by Borrower and its Subsidiaries.

           Section 6.2 MAINTENANCE OF EXISTENCE, ETC. Borrower shall maintain its existence as a corporation and, except as permitted by SECTION 7.6, shall cause each of its Subsidiaries to maintain its existence, except where the failure of its Subsidiaries to do so would not (either individually or collectively) have a Material Adverse Effect. Borrower shall, and shall cause each of its Subsidiaries to, be in good standing in each jurisdiction in which its ownership or lease of properties or its transaction of business requires it to be registered, qualified, or licensed, except to the extent that failures to be so registered, qualified or licensed (either individually or collectively) could not reasonably be expected to have a Material Adverse Effect.

           Section 6.3 BUSINESS. Borrower shall cause the primary business of Borrower and its Subsidiaries taken as a whole to remain one or more of the Permitted Lines of Business.

           Section 6.4 RIGHT OF INSPECTION. Borrower shall permit, and shall cause each of its Subsidiaries to permit, Agent or any Lender, or any officer, employee or agent of any such party, during normal daytime business hours and following reasonable notice, to (a) visit and inspect any of the assets of Borrower and each of its Subsidiaries, examine the books of record and accounts of Borrower and each Subsidiary of Borrower, (b) take copies and extracts therefrom and (c) discuss the affairs, finances and accounts of Borrower and each Subsidiary of Borrower with the respective officers, accountants and auditors of Borrower and each Subsidiary of Borrower, all as often as Agent or any Lender may reasonably require; provided that, in the case of any discussions pursuant to clause (c) of this sentence, a representative of Borrower designated by a Responsible Officer must be present, it being understood and agreed by Borrower that it will cooperate to cause this condition to be satisfied. Each Lender covenants and agrees to preserve the confidentiality of any financial data concerning Borrower and its Subsidiaries, or related to the businesses or operations of Borrower and its Subsidiaries or any information with respect to which Borrower or any Subsidiary of Borrower has (a) an obligation of confidentiality to a third party (to the extent such obligation has been disclosed to such Lender) or (b) informed such Lender of the confidential nature of the specific information, except to the extent such Lender is required to disclose such information pursuant to any applicable law, rule, regulation or order of any Governmental Authority; provided that (i) any information contained in any Form 10-K, Form 10-Q or Form 8-K reports (if any) which have been filed with the SEC, or any other annual or quarterly reports to the stockholders of Borrower and each Subsidiary of Borrower subject to the reporting requirements of the Exchange Act, proxy material delivered to the stockholders of Borrower or any publicly available report filed with the SEC, or any other information that is in the public domain or has become publicly known, shall not in any event be deemed confidential, and (ii) each Lender may make any information received by it available (A) to any participant in any interest in the Credit Facility or the Notes, provided that such participant agrees in writing to be bound by the provisions of this SECTION 6.4, (B) to any accountants or other professionals engaged by such Lender, provided that each such accountant or professional agrees to be bound by the provisions of this SECTION 6.4, or (C) in connection with the enforcement of any of the Loan Documents or any litigation in connection therewith. Each Lender will pay the costs incurred by it in exercising its rights under this SECTION 6.4; provided, however, that if a Lender exercises its rights under this SECTION 6.4 after the occurrence and during the continuation of an Event of Default, then, subject to SECTION 10.4, Borrower will reimburse that Lender for the reasonable out-of-pocket expenses incurred by that Lender in connection therewith promptly after that Lender's request therefor.

           Section 6.5 MAINTENANCE OF INSURANCE. Borrower shall at all times maintain, and shall cause each of its Subsidiaries to maintain, insurance covering each of their respective risks as are customarily carried by businesses similarly situated, including, without limitation, the following: (a) workmen's compensation insurance; (b) comprehensive general public liability and property damage insurance in respect of all activities in which Borrower and each of its Subsidiaries might incur personal liability for the death or injury of an employee or third person, or damage to or destruction of another's property; (c) insurance against loss or damage by fire, lightning, hail, tornado, explosion and other similar risk; and (d) comprehensive automobile liability insurance. Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, coverage with respect to the foregoing risks in such coverage amounts as are customarily carried by businesses similarly situated.

           Section 6.6 PAYMENT OF TAXES, IMPOSITIONS AND CLAIMS. Borrower shall pay, and shall cause each of its Subsidiaries to pay, (a) all Taxes imposed upon it or any of its assets or with respect to any of its franchises, business, income or profits and all Impositions, in each case before any material penalty or interest may accrue thereon, and (b) all material claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or might become a Lien on any of its assets; provided, however, payment of Taxes, Impositions or claims shall not be required if and for so long as (i) the amount, applicability or validity thereof is being contested in good faith by appropriate action diligently conducted in accordance with good business practices and no material part of the property or assets of Borrower or any of its Subsidiaries is subject to levy or execution, (ii) Borrower or the applicable Subsidiary of Borrower, as required in accordance with GAAP, shall have set aside on its books such reserves as may be required (and segregated to the extent) required by GAAP deemed by it to be adequate with respect thereto, and (iii) Borrower has notified Agent of such circumstances, in detail satisfactory to Agent, and, provided further, that Borrower or the applicable Subsidiary of Borrower shall pay any such Tax, Imposition, or claim if such contest is not successful.

           Section 6.7 COMPLIANCE WITH LAWS AND DOCUMENTS. Borrower shall at all times comply, and shall cause each of its Subsidiaries to comply, with all Legal Requirements and any other agreement to which Borrower or any of its Subsidiaries is a party, unless their failure to so comply (either individually or collectively) would not have a Material Adverse Effect.

           Section 6.8 ENVIRONMENTAL LAW COMPLIANCE AND INDEMNITY. (A) SUBJECT TO SECTION 10.4 AND WITHOUT DUPLICATION OF AMOUNTS PAYABLE BY BORROWER THEREUNDER OR PURSUANT TO ANY OTHER PROVISION OF THIS AGREEMENT, BORROWER HEREBY INDEMNIFIES AND AGREES TO DEFEND AND HOLD AGENT AND EACH LENDER AND THEIR SUCCESSORS AND ASSIGNS HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION, LOSS, DAMAGE, LIABILITIES, COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES AND COURT COSTS) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, FIXED OR CONTINGENT, ASSERTED AGAINST OR INCURRED BY AGENT OR ANY LENDER AT ANY TIME AND FROM TIME TO TIME, INCLUDING, WITHOUT LIMITATION, THOSE ASSERTED OR ARISING SUBSEQUENT TO THE PAYMENT OR OTHER SATISFACTION OF THE NOTES AND EXPIRATION OF THE LETTERS OF CREDIT, BY REASON OF, ARISING OUT OF OR RELATED IN ANY WAY TO (A) ANY LOAN DOCUMENT, INCLUDING, WITHOUT LIMITATION, THE USE OF PROCEEDS OF THE ADVANCES OR THE RELATIONSHIP

CREATED BY ANY LOAN DOCUMENT BETWEEN OR AMONG BORROWER, AGENT, ISSUING LENDER AND THE LENDERS AND (B) BORROWER'S FAILURE TO COMPLY WITH APPLICABLE ENVIRONMENTAL LAWS, INCLUDING MATTERS ARISING OUT OF THE ORDINARY NEGLIGENCE OF AGENT OR ANY LENDER, BUT EXCLUDING MATTERS ARISING OUT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF AGENT OR ANY LENDER.

           (b) Borrower agrees to promptly pay and discharge, or cause to be promptly paid and discharged, when due all debts, claims, liabilities and obligations with respect to any clean-up measures necessary for Borrower or any of its Subsidiaries to comply with Applicable Environmental Laws affecting Borrower or any of its Subsidiaries, provided that, with respect to any single tract or parcel of real property, Borrower shall not be required to take such action if failure to take such action would not have a Material Adverse Effect. It shall not be a defense to the covenant of Borrower to indemnify provided for in SECTION 6.8(a) that the act, omission, event or circumstance did not constitute a violation of any Applicable Environmental Law at the time of its existence or occurrence. The term "HAZARDOUS SUBSTANCE" shall have the meaning specified in the Superfund Amendments and Reauthorization Act of 1986 ("SARA"); provided, to the extent that any other applicable laws of the United States of America or any political subdivision thereof establish a meaning for "HAZARDOUS SUBSTANCE" which is broader than that specified in SARA, such broader meaning shall apply. As used in this Agreement, "APPLICABLE ENVIRONMENTAL LAW" shall mean and include the singular, and "APPLICABLE ENVIRONMENTAL LAWS" shall mean and include the collective aggregate of the following: any law, statute, ordinance, rule, regulation, order or determination of any governmental authority or any board of fire underwriters (or other body exercising similar functions), or any restrictive covenant or deed restriction (recorded or otherwise) affecting Borrower pertaining to health, safety or the environment, including, without limitation, all applicable flood disaster laws and health, safety and environmental laws and regulations pertaining to health, safety or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Resource Conservation and Recover Health Act, the Texas Water Code, the Texas Solid Waste Disposal Act, the Texas Workers' Compensation Laws, and any federal, state or municipal laws, ordinances, regulations or law which may now or hereafter require removal of asbestos or other hazardous substance from any property of Borrower or any of its Subsidiaries or impose any liability on Agent or any Lender related to asbestos or other hazardous wastes in any property of Borrower or any of its Subsidiaries.

           (c) The provisions of this SECTION 6.8 shall survive the repayment of the Notes and expiration of the Letters of Credit. In the event of the assignment of any Note or any portion thereof by any Lender in accordance with the terms of this Agreement, such Lender shall continue to be benefitted by this indemnity and agreement.

           Section 6.9 USE OF PROCEEDS. Borrower shall use the proceeds of the Credit Facility solely for the purposes represented in this Agreement and shall not use such

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
proceeds, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock and none of such proceeds will be used in violation of applicable law (including, without limitation, the Margin Regulations).

           Section 6.10 ADDITIONAL DOCUMENTS. Consistent with the terms of this Agreement, Borrower shall execute and deliver or cause to be executed and delivered to Agent upon Agent's request such other and further instruments or documents (or amendments and modifications to existing instruments or documents, as the case may be) as in the reasonable judgment of Agent may be required to better effectuate the transactions contemplated herein and do all such additional acts, give such assurances and execute such instruments as Agent may reasonably require to vest more completely in and assure to the Lenders their rights under this Agreement.

           Section 6.11 COMPLIANCE WITH DUE DILIGENCE STANDARDS; OFFICES AND FILES. Borrower shall comply with Borrower's past procedures related to due diligence with respect to all Acquired Businesses it acquires. Borrower's principal office shall at all times be maintained at Borrower's principal office in Houston, Texas (as disclosed to Agent), and Borrower's books, records and files related to the Acquired Businesses it acquires (including, without limitation, the Borrower Due Diligence Reports) shall at all times be maintained at such principal office.

           Section 6.12 CONVERSION OF NON-OPERATING SUBSIDIARY. Within 15 Business Days following the conversion of a non-operating Subsidiary to an operating Subsidiary other than in connection with the consummation of an Acquired Business, Borrower shall deliver to Agent each of the items described in SECTIONS 2.5(C)(I)(A) AND (C) and 2.5(C)(II) as if such Subsidiary were an Acquired Business under SECTION 2.5(C) (except that the time periods referenced in SECTION 2.5(C) for delivering such items shall not be applicable to this
SECTION 6.12).

                                   ARTICLE VII
                               NEGATIVE COVENANTS

           Borrower covenants and agrees that without the prior written consent of the Required Lenders, so long as Lenders' commitment to make Advances under the Credit Facility remains in effect, any Letters of Credit remain outstanding or any of the Obligations that have matured and become due and payable remain unpaid:

           Section 7.1 FINANCIAL COVENANTS. (a) CONSOLIDATED NET WORTH. Borrower shall not permit Consolidated Net Worth to be less than the Required Minimum at the end of any fiscal quarter of Borrower. For purposes of this subsection, "REQUIRED MINIMUM" shall initially mean an amount equal to $63,984,600.00. At the end of each fiscal quarter (beginning with the fiscal quarter ending on December 31, 1996), the Required Minimum shall be adjusted by adding to the Required Minimum calculated as of the end of the immediately preceding fiscal quarter, an amount equal to (i) the

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
greater of (x) ninety percent (90%) of the Consolidated Net Income for the calendar quarter ending on the date as of which compliance with this covenant is being measured, or (y) 0, plus (ii) the aggregate amount of any cash proceeds (less reasonable and customary transaction costs) received by Borrower during such fiscal quarter from its sale of any additional shares of stock or other equity instruments (other than mandatorily redeemable preferred stock and other equity instruments the consideration for which is classified otherwise than as a part of Borrower's Consolidated Net Worth determined in accordance with GAAP).

           (b) FUNDED DEBT TO TOTAL CAPITALIZATION RATIO. Borrower shall not permit the Funded Debt to Total Capitalization Ratio at the end of any fiscal quarter of Borrower, beginning with its fiscal quarter ended December 31, 1996, to be greater than 0.45 to 1.00.

           (c) COVERAGE RATIO. Borrower shall not permit the Coverage Ratio at the end of any fiscal quarter of Borrower, beginning with its fiscal quarter ended December 31, 1996, to be less than 1.20 to 1.00.

           (d) FUNDED DEBT TO EBITDA RATIO. Borrower shall not permit the Funded Debt to EBITDA Ratio at the end of any fiscal quarter of Borrower, beginning with its fiscal quarter ended December 31, 1996, to be greater than 2.75 to 1.00.

           Section 7.2 LIMITATION ON CAPITAL EXPENDITURES. Borrower shall not permit Capital Expenditures (excluding Capital Expenditures related to acquisitions of Acquired Businesses) to be made in any of its fiscal years in an amount in excess of 10% of Consolidated Net Worth at the end of that fiscal year.

           Section 7.3 LIMITATION ON DEBT. (a) Borrower shall not, and shall not permit any of its Subsidiaries to, incur any Debt, except Permitted Debt.

           (b) Borrower shall not, and shall not permit any of its Subsidiaries to, make payments on Approved Subordinated Debt after the occurrence and during the continuation of a Default or, prior to the occurrence of a Default, which would exceed the scheduled payments due under the documents evidencing the Approved Subordinated Debt as approved by the Required Lenders.

           Section 7.4 LIMITATION ON SALE OF ASSETS. Borrower shall not, and shall not permit any of its Subsidiaries to, sell, assign, convey, exchange, lease or otherwise dispose of any of its properties, rights, assets or business, whether now owned or hereafter acquired, except in (a) the ordinary course of its business and (b) transactions permitted by any one or more of SECTIONS 6.3, 7.5, and 7.6.

           Section 7.5 LIMITATION ON LIENS. Borrower shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its respective assets, except for Permitted Encumbrances.

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
           Section 7.6 CONSOLIDATIONS, MERGERS, SALES OF ASSETS. Borrower shall not, and Borrower shall not permit any of its Subsidiaries to, (a) consolidate or merge with or into any other Person or (b) sell, lease, abandon or otherwise transfer all or any material part of its assets to any Person, in one or a series of related transactions, other than the sale of assets singly or in bulk in the ordinary course of its business; provided, that: (i) in connection with Borrower's direct or indirect acquisition of any Acquired Business, (A) any Subsidiary of Borrower may merge with or into or consolidate with the Entity owning that Acquired Business and (B) that Entity may merge into Borrower; (ii) any Subsidiary of Borrower may merge with or into, consolidate with or transfer all or any part of its assets to Borrower or any other Subsidiary of Borrower;
(iii) ADCOT, Inc. may dispose of its discontinued retail appliance store operations and properties; and (iv) Hession Plumbing Company, Inc. may dispose of its operations in Mooresville, Indiana, as contemplated by the Acquisition Agreement relating to such Acquired Business.

           Section 7.7 INVESTMENTS. Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make any loans, advances, extensions of credit or capital contributions to, make any investment in or purchase any stock or securities of, or interest in, any Person except for (a) Permitted Investments, (b) temporary loans or advances by Borrower or any Subsidiary of Borrower to any of its directors, officers, employees and independent contractors which are made in the ordinary course of its business (including, without limitation, advances of expenses pursuant to indemnification arrangements), (c) loans to any Pension Plan that is an employee stock ownership plan or contributions to any trust relating to any Employee Plan, (d) accounts receivable of Borrower or any Subsidiary of Borrower which arise in the ordinary course of its business and adjustments offered to account debtors with respect thereto in the ordinary course of its business, (e) extensions of credit in connection with cooperative marketing or advertising arrangements entered into by Borrower or any Subsidiary of Borrower in the ordinary course of its business, (f) memberships in professional or trade associations or other organizations, (g) the note receivable to be acquired by Borrower or any of its Subsidiaries in connection with the disposition by Hession Plumbing Company, Inc. referred to in Section 7.6, and (h) note receivables acquired by Borrower or any of its Subsidiaries from former shareholders of any Acquired Business in connection with the acquisition of such Acquired Business.

           Section 7.8 DISTRIBUTIONS. Borrower shall not make or declare any Distributions other than Distributions made in Qualified Preferred Stock or Common Stock.

           Section 7.9 TRANSACTIONS WITH AFFILIATES AND ASSOCIATES. Borrower shall not enter into, or permit any of its Subsidiaries to enter into, any transaction with an Affiliate or Associate of Borrower unless such transaction is (a) generally as favorable to Borrower or its Subsidiaries as could be obtained in an arm's length transaction with an unaffiliated Person or (b) on terms that are fair from a financial point of view to Borrower or such Subsidiary, as the case may be, in the event no comparable transaction with an unaffiliated Person is available; provided, however, that this SECTION 7.9 shall not restrict or be applicable to (i) any transaction between Borrower or any Subsidiary of Borrower and any Employee Plan, (ii) the payment in accordance with sound business practice to officers and directors of Borrower and its Subsidiaries and divisions of compensation, including salaries, bonuses, awards, participation in Borrower's 1996 Incentive Plan or in any other retirement, health, welfare or other executive or employee plan, policy, practice or program, for the performance of their services or (iii) any indemnification or similar payment or advancement of expenses by Borrower or any Subsidiary of Borrower to any director, officer or employee of Borrower or any Subsidiary of Borrower in accordance with its Charter Documents or under applicable law.

           Section 7.10 EMPLOYEE PLANS. (a) Borrower shall, and shall cause each member of its Controlled Group (as that term is defined in the Code) to, maintain and administer any Employee Plan it is required to maintain and administer in material compliance with the applicable requirements of the Code and ERISA except for such noncompliances as (either individually and collectively) do not and could not reasonably be expected to have a Material Adverse Effect.

           (b) With respect to any Pension Plan, Borrower shall not, and shall not permit any of its Subsidiaries to, do any of the following if a Material Adverse Effect would result from such actions or any of them: (i) permit any accumulated funding deficiency (within the meaning of Section 412(a) of the Code), whether waived or unwaived, to exist; (ii) permit the present value of accrued benefits (based on the most recent actuarial valuation prepared for each such plan, if any, in accordance with ongoing actuarial assumptions) to exceed the current value of plan assets allocable to such benefits; (iii) permit any reportable event (within the meaning of Section 4043 of ERISA) to occur, other than purchases and sales of securities from a plan trustee as reported in the audited financial statements of such plan; (iv) permit a prohibited transaction (within the meaning of Section 4975 of the Code) to occur; (v) incur any material liability to the PBGC; or (vi) incur any material withdrawal liability (within the meaning of Section 4201(a) of ERISA).

           (c) Borrower shall not, and shall not permit any of its Subsidiaries to, incur a material obligation to provide post-employment health care benefits to any of its current or former employees, except (i) as may be required by
Section 4980B of the Code or otherwise required by law, (ii) pursuant to employment agreements in effect on the date hereof, or like employment agreements entered into in the future, and (iii) pursuant to the plans listed in
SCHEDULE 5.7(B).

           Section 7.11 USE VIOLATIONS. Borrower shall not, and shall not permit any of its Subsidiaries to, use, maintain, operate or occupy, or allow the use, maintenance, operation or occupancy of, any of its properties in any manner which violates any Legal Requirement then in effect unless such violation would not have a Material Adverse Effect.

           Section 7.12 FISCAL YEAR AND ACCOUNTING METHODS. Borrower shall not change its fiscal year from the calendar year or its method of accounting (other than changes in such method as are concurred with by Borrower's independent public accountants as being in accordance with GAAP).

           Section 7.13 GOVERNMENTAL REGULATIONS. Borrower shall not conduct its business in such a way that it will become subject to regulation under the Investment Advisers Act of 1940, as amended, the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, or any other laws, rules or regulations (other than the Securities Act, the Trust Indenture Act of 1939, as amended, the Margin Regulations and state "blue sky" and securities laws) which regulate Borrower's ability to issue promissory notes or debt securities.


                                  ARTICLE VIII
                              DEFAULTS AND REMEDIES

           Section 8.1 EVENTS OF DEFAULT. The term "EVENT OF DEFAULT" as used in this Agreement, shall mean any one of the following:

           (a) Borrower fails to pay any principal of the Notes when the same becomes due and payable;

           (b) Borrower fails to pay any interest on the Notes or any fee required by SECTION 2.4 when the same becomes due and payable and such failure continues for a period of five days;

           (c) Borrower fails to observe or perform any covenant or agreement to be performed by it contained in ARTICLE VII;

           (d) Borrower or any Subsidiary of Borrower fails to observe or perform any other covenant or agreement contained in any Loan Document to be performed by it (other than any of those described in subparagraphs (a), (b), and (c) above or listed in any other subparagraph of this SECTION 8.1), and such failure continues unremedied for a period of 30 days after the earlier to occur of (i) notice of such failure being given to Borrower or such Subsidiary by Agent and (ii) Borrower or such Subsidiary otherwise obtaining knowledge of such failure;

           (e) Any representation, warranty or certification made by Borrower or any Subsidiary of Borrower in this Agreement or any other Loan Document to which it is a party shall prove to have been untrue in any material respect when made or deemed to have been made;

           (f) A default by Borrower or any of its Subsidiaries (whether as principal or guarantor or other surety) in the payment of any Debt having an outstanding principal amount in excess of $500,000.00, which is not cured within any applicable notice or grace period, or the occurrence of any other event or condition which results in the acceleration of the maturity of any Debt of Borrower or any Subsidiary of Borrower;

           (g) The filing or commencement by Borrower or any Subsidiary of Borrower of a voluntary case or other proceeding seeking liquidation, reorganization or other similar relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or Borrower or any Subsidiary of Borrower shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

           (h) The filing or commencement of an involuntary case or other proceeding against Borrower or any Subsidiary of Borrower seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against Borrower or any Subsidiary of Borrower under the federal bankruptcy laws as now or hereafter in effect;

           (i) Except as otherwise permitted by the terms of this Agreement, the liquidation or dissolution of Borrower or any Subsidiary of Borrower;

           (j) One or a series of related judgments or orders are entered against Borrower or any Subsidiary of Borrower by one or more courts of competent jurisdiction, the cost of which to Borrower and its Subsidiaries (without duplication of amounts and without including attorney's fees and other expenses incurred for defending against or litigating in connection with any such judgments or orders) aggregates in excess of $250,000.00 and such judgments or orders are, in each instance, not undismissed, unbonded, undischarged, or unstayed for a period of 30 days; or

           (k) There shall occur a Change in Control of Borrower.

It is understood and agreed by Borrower that the EVENTS OF DEFAULT are cumulative of and in addition to any default or event of default contained in any of the other Loan Documents.

           Section 8.2 REMEDIES. Upon the occurrence and during the continuation of an Event of Default, all obligations of Lenders and Issuing Lender hereunder to make Advances and issue Letters of Credit, as applicable, shall terminate at the option of

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
the Required Lenders, upon notice thereof to Borrower (except that such notice shall not be necessary with respect to the Events of Default described in
SECTION 8.1(g) and SECTION 8.1(h)), and Agent, at the direction and election of the Required Lenders, acting by or through any of its agents, trustees or other Persons, and in addition to any other provision of this Agreement or any other Loan Document, to exercise any or all of the following rights, remedies and recourses:

           (a) Declare the principal balance of each Note, the accrued and unpaid interest thereon and any other accrued but unpaid Obligations to be immediately due and payable, without notice or grace (expressly including, but not limited to, notice of default, notice of intent to accelerate or notice of acceleration), except any notice or grace that is expressly required by the terms of the Loan Documents, presentment, protest, notice of protest, demand or action of any nature whatsoever, each of which hereby is expressly waived by Borrower, whereupon such Obligations shall become immediately due and payable. Notwithstanding the foregoing or anything to the contrary contained herein or in any other Loan Document, upon the occurrence of an Event of Default described in
SECTION 8.1(g) or SECTION 8.1(h), the entire principal balance of the Notes, and all accrued and unpaid interest thereon, shall automatically be accelerated and become immediately due and payable in full, without notice or grace (expressly including, but not limited to, notice of default, notice of intent to accelerate or notice of acceleration, presentment, protest, notice of protest, demand or action of any nature whatsoever, each of which hereby is expressly waived by Borrower); provided, however, that if accelerated automatically pursuant to the foregoing, the Notes, the Advances evidenced thereby and such other Obligations may be reinstated at the option of the Required Lenders.

           (b) Exercise any and all other rights, remedies and recourses granted hereunder or under the other Loan Documents or otherwise now or hereafter existing in equity, at law, by virtue of statute or otherwise, without notice or grace (expressly including, but not limited to, notice of default, notice of intent to accelerate or notice of acceleration), except any notice or grace that is expressly required by the terms of any Loan Document, presentment, protest, notice of protest, demand or action of any nature whatsoever, each of which hereby is expressly waived by Borrower.

           Section 8.3 RIGHTS OF SET-OFF.

           (a) Borrower hereby expressly grants to Lenders the right of setoff against all deposits and other sums at any time held or credited by or due from any Lender to Borrower, in accordance with this SECTION 8.3. The rights of each Lender under this SECTION 8.3 are in addition to other rights and remedies (including, without limitation, other rights of setoff) which such Lender may have at law, in equity, or by agreement.

           (b) Upon the occurrence and during the continuation of any Event of Default, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, at its option, without notice, demand or liability to Borrower, to set off and apply any and all deposits (general or special, time or demand, provisional or final, excepting, however, any fiduciary or escrow accounts established by Borrower into which only funds of unrelated third-parties are deposited, provided that Borrower has informed such Lender and Agent of the nature of such accounts) at any time held, and other indebtedness at any time owing, by any Lender to or for the credit or the account of Borrower against any and all of the Obligations now or hereafter existing under this Agreement, the Notes and the other Loan Documents, in such order and manner as such Lender may determine, subject, however, to SECTION 9.13, regardless of whether such Lender (acting through Agent) shall have made any demand under this Agreement or its Note and although such Obligations may be unmatured.

           Section 8.4 REMEDIES CUMULATIVE, CONCURRENT AND NON-EXCLUSIVE. Lenders shall have all rights, remedies and recourses granted in the Loan Documents, and available at law or in equity, and the same (a) shall be cumulative and concurrent, (b) may be pursued separately, successively, or concurrently against Borrower, any Subsidiary of Borrower, or any other Person obligated under any Note, or against any one or more of them, at the sole discretion of Lenders, (c) may be exercised as often as the occasion therefor shall arise, it being agreed by Borrower that the exercise or failure to exercise any of same shall in no event be construed as a waiver or release thereof or of any other right, remedy or recourse and (d) are intended to be, and shall be, non-exclusive.

           Section 8.5 NO CONDITIONS PRECEDENT TO EXERCISE REMEDIES. Borrower, any Subsidiary of Borrower, and any other Person hereafter obligated for payment or fulfillment of all or any part of the Obligations shall not, except as otherwise provided by applicable law, be relieved of such obligation by reason of any other act or occurrence, save and except the complete payment and performance of the Obligations. Borrower waives any right to require Lenders to proceed against any other Person or to pursue any other available remedy. All dealings between Borrower and any Lender with respect to the Credit Facility, whether or not resulting in the creation of the Obligations, shall conclusively be presumed to have been had or consummated in reliance upon this Agreement.

           Section 8.6 ADDITIONAL WAIVERS. To the full extent permitted by applicable law, Borrower hereby irrevocably and unconditionally waives and releases, except as specifically provided for in any Loan Document, (a) all notices of any Default or Event of Default, (b) any right to a marshalling of assets with respect to the Notes or the Letters of Credit or any other Debt of Borrower or to a sale in inverse order of alienation and (c) except as specifically provided for in any Loan Document, any and all right to receive demand, grace, notice, presentment for payment, protest, notice of protest, notice of intention to accelerate the Obligations or notice of acceleration of the Obligations.

           Section 8.7 DISCONTINUANCE OF PROCEEDINGS. In case Agent shall have proceeded to invoke any right, remedy, or recourse permitted under the Loan Documents and shall thereafter elect to discontinue or abandon same for any reason,

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
Agent shall have the unqualified right to do so and, in such event, Borrower and Lenders shall be restored to their former positions with respect to the Obligations, the Loan Documents and otherwise, and the rights, remedies, recourses, powers and obligations of Agent, Lenders and Borrower shall continue as if same had never been invoked.

                                   ARTICLE IX
                              AGENT AND THE LENDERS

           Section 9.1 APPOINTMENT AND AUTHORIZATION OF AGENT. (a) Each Lender hereby irrevocably appoints and authorizes Agent as its nominee and agent, in its name and on its behalf: (i) to act as nominee for and on behalf of such Lender in and under all Loan Documents; (ii) to arrange the means whereby the funds of the Lenders are to be made available to Borrower under the Loan Documents; (iii) to take such action as may be requested by any Lender under the Loan Documents (when such Lender is entitled to make such request under the Loan Documents and after such requesting Lender has obtained the concurrence of such other Lenders as may be required under the Loan Documents); (iv) to receive all documents and items to be furnished to the Lenders under the Loan Documents; (v) to promptly distribute to each Lender the material information, requests, documents and items received from Borrower under the Loan Documents; (vi) to promptly distribute to each Lender such Lender's share of each payment or prepayment in accordance with the terms of the Loan Documents; and (vii) to deliver to the appropriate Persons requests, demands, approvals and consents received from the Lenders.

           (b) The obligations of Agent hereunder are only those expressly set forth herein. Each Lender and Borrower agree that: (i) Agent is not a fiduciary for Lenders or Borrower, but simply is acting in the capacity described herein to alleviate administrative burdens for both Borrower and Lenders; and (ii) Agent has no duties or responsibilities to the Lenders or Borrower except those expressly set forth herein. Without limiting the generality of the foregoing, Agent shall not be required to take any action or exercise any right or remedy with respect to any Default or Event of Default, unless requested by the Required Lenders. Notwithstanding the administrative authority delegated to Agent, Agent shall not cause or permit any modification of the Loan Documents or take other action relating to the Credit Facility specifically requiring the consent or approval of the Required Lenders without such consent or approval. Action taken by Agent, including, without limitation, any exercise of remedies or initiation of suit or other legal proceedings made in accordance with the instructions of the Required Lenders or as otherwise permitted by this ARTICLE IX, shall be binding upon each of the Lenders.

           (c) Agent, in its capacity as a Lender, shall have the same Rights under the Loan Documents as any other Lender and may exercise the same as though it were not acting as Agent, and any resignation by Agent hereunder shall not impair or otherwise affect any Rights which it has or may have in its capacity as an individual Lender.

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
           (d) Agent may now or hereafter be engaged in one or more loan, letter of credit, leasing or other financing transactions with Borrower, act as trustee or depositary for Borrower or otherwise be engaged in other transactions with Borrower, any Subsidiary of Borrower, and any of their respective Affiliates and Associates (collectively, the "OTHER ACTIVITIES") not the subject of the Loan Documents. Without limiting the Rights of the Lenders specifically set forth in the Loan Documents, Agent shall not be responsible to account to the Lenders for such other activities, and no Lender shall have any interest in any other activities, any present or future guaranties by or for the account of Borrower which are not contemplated or included in the Loan Documents (or any present or future offset exercised by Agent in respect of such other activities), any present or future property taken as security for any such other activities, [or any property now or hereafter in the possession or control of Agent which may be or become security for the Obligations by reason of the general description of indebtedness secured or of property contained in any other agreements, documents or instruments related to any such other activities; provided that, if any payments in respect of such guaranties, such property or the proceeds thereof or any offset shall be applied to reduction of the Obligations, then each Lender shall be entitled to share in such application in accordance with the terms of this Agreement.

           Section 9.2 POSSESSION OF INSTRUMENTS BY AGENT. Agent shall exercise all rights and remedies under the Loan Documents and take all actions with respect thereto in accordance with the request or direction of the Required Lenders, or otherwise as and to the extent provided herein or in the other Loan Documents; provided, however, that Agent may take such actions in its name without the joinder of the Lenders, and Borrower and all third parties shall be entitled to rely on the actions taken by Agent with respect to the execution by Agent of any and all agreements, financing statements, affidavits, notices or any other type of document or instrument pertaining thereto, including, without limitation, in connection with the exercise of any rights or remedies of the Lenders under the Loan Documents, and the same shall be binding upon all the Lenders as to any third party relying on such actions of Agent.

           Section 9.3 EXPENSES. Each Lender shall pay an amount equal to its Loan Percentage of any reasonable expenses (including, without limitation, court costs, reasonable attorneys' fees and other costs of collection) incurred by Agent in connection with any of the Loan Documents if Agent does not receive reimbursement therefor from other sources within 30 days after the incurrence thereof; provided, subject to the terms and conditions of SECTION 10.4, each Lender shall be entitled to receive an amount equal to its Loan Percentage of any reimbursement for such expenses, or any part thereof, which Agent subsequently receives from such other sources Agent has been fully reimbursed for all such expenses.

           Section 9.4 DELEGATION OF DUTIES; RELIANCE; CONSULTATION. Lenders may perform any of their duties or exercise any of their Rights under the Loan Documents by or through Agent, and Lenders and Agent may perform any of their duties or exercise any of their Rights under the Loan Documents by or through their respective

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officers, directors, employees, attorneys, agents, or other representatives
(collectively, "REPRESENTATIVES"). Agent and Lenders and their respective Representatives shall (a) be entitled to rely upon (and shall be protected in relying upon) any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telecopy, telegram, telex or teletype message, statement, order or other documents or conversation believed by any of them to be genuine and correct and to have been signed or made by the proper Person and, with respect to legal matters, upon opinion of counsel selected by Agent or such Lender, (b) be entitled to deem and treat each Lender as the owner and holder of its Loan Percentage for all purposes until, subject to SECTION 10.10, the effective date of any Assignment and Acceptance relating thereto (and any request, authorization, consent or approval made or given by any Lender prior to such effective date shall be conclusive and binding on the applicable assignee of such Lender's Loan Percentage), and (c) not be deemed to have notice of the occurrence of a Default unless notified thereof by Agent, another Lender or Borrower. Agent may consult with legal counsel, independent public accountants, consultants, appraisers and other experts selected by Agent, and shall not be liable for any action taken or omitted to be taken by Agent in good faith in accordance with the advice of such Persons and any such Persons shall be engaged to represent and render services to all Lenders as a group unless otherwise specified by Agent.

           Section 9.5 LIMITATION OF AGENT'S LIABILITY.

           (a) Neither Agent nor any of its Representatives shall be liable for any action taken or omitted to be taken by it under the Loan Documents in good faith and believed by it to be within the discretion or power conferred upon it by the Loan Documents or be responsible for the consequences of any error of judgment or negligence, except for gross negligence or willful misconduct, and neither Agent nor any of its Representatives has a fiduciary relationship with any Lender by virtue of the Loan Documents; provided, that nothing herein shall negate the obligation of Agent to account for funds received by it for the account of any Lender, Issuing Lender or Borrower.

           (b) Notwithstanding anything to the contrary contained in this
ARTICLE IX, unless indemnified to its satisfaction against loss, cost, liability and expense, Agent shall not be compelled to act under the Loan Documents or to take any action toward the execution or enforcement of the powers thereby created or to prosecute or defend any suit in respect of the Loan Documents. If Agent requests instructions from the Lenders with respect to any action or forbearance by it in connection with any Loan Document, Agent shall be entitled, but shall not be required, to refrain (without incurring any liability to any Person by so refraining) from such action or forbearance unless and until it has received such instructions. In no event, however, shall Agent or any of its Representatives be required to take any action which it reasonably determines could incur for it criminal or civil liability.

           (c) Agent shall not be responsible in any manner to any Lender or any participant of a Lender for, and each Lender represents and warrants that it has not

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relied upon Agent in respect of, (i) the creditworthiness of Borrower and the risks involved to such Lender, (ii) the effectiveness, enforceability, genuineness, validity or due execution of any Loan Document, (iii) any representation, warranty, document, certificate, report or statement made therein or furnished thereunder or in connection therewith, (iv) the existence, priority or perfection of any Lien granted or purported to be granted under any Loan Document or (v) the observation of or compliance with any of the terms, covenants or conditions of any Loan Document on the part of Borrower or any Subsidiary of Borrower. EACH LENDER JOINTLY AND SEVERALLY AGREES TO INDEMNIFY AGENT AND HOLD IT HARMLESS FROM AND AGAINST (BUT LIMITED TO SUCH LENDER'S LOAN PERCENTAGE OF) ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, REASONABLE EXPENSES AND REASONABLE DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER (INCLUDING, WITHOUT LIMITATION, COUNSEL FEES AND DISBURSEMENTS) WHICH MAY BE IMPOSED ON, ASSERTED AGAINST, OR INCURRED BY AGENT IN ANY WAY RELATING TO OR ARISING OUT OF THE LOAN DOCUMENTS OR ANY ACTION TAKEN OR OMITTED BY AGENT UNDER THE LOAN DOCUMENTS; PROVIDED, THAT ALTHOUGH AGENT SHALL HAVE THE RIGHT TO BE INDEMNIFIED FOR ITS ORDINARY NEGLIGENCE, AGENT SHALL NOT HAVE THE RIGHT TO BE INDEMNIFIED HEREUNDER FOR ITS OWN FRAUD, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

           Section 9.6 DEFAULT. Upon the occurrence of a Default, Agent shall make a recommendation to Lenders of any actions to be taken, and Lenders agree to promptly confer in order to consider such course of action or any other actions to be taken for the enforcement of their respective Rights with respect hereto; provided, that Agent shall be entitled (but not obligated) to proceed to take any actions necessary in its reasonable judgment to preserve such Rights pending agreement by Lenders on the course of action to be taken. If the Required Lenders cannot agree on a course of action to be taken within 60 days following Agent's initial recommendation, Agent may (but shall not be obligated to) thereafter take such action as Agent deems advisable to enforce such Rights. Any action directed or approved by the Required Lenders, including, without limitation, any exercise of remedies or initiation of suit or other legal proceedings, shall be binding upon each Lender. In actions with respect to any property of Borrower, Agent is acting for the account of each Lender to the extent of each Lender's Rights therein. Any and all agreements to subordinate (whether made heretofore or hereafter) other indebtedness or obligations of Borrower to the Obligations shall be construed as being for the benefit of each Lender in proportion to its Loan Percentage. If Agent acquires any security for the Obligations or any guaranty of the Obligations, the same shall be held for the benefit of each Lender in proportion to such Lender's respective Loan Percentage.

           Section 9.7 LENDERS' DECISION. Lenders agree as among themselves that any decisions or elections to be made by Lenders (and not Agent) under this Agreement and the other Loan Documents shall be made by the Required Lenders, except in the case, if any, where a specific different number or percentage of Lenders is expressly required under this Agreement or any other Loan Documents. Use of the

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term "LENDERS" in any Loan Document, without an express provision for different voting rights other than as set forth in the definition of "REQUIRED LENDERS," does not imply that unanimous consent is thereby required. Agent may, at its election, request any determination, vote, consent or approval by Lenders in writing or orally (by telephone or in person). In addition, if any request by Agent for Lenders' determination or approval hereunder is made in writing and such writing contains written notice to Lenders requesting a response within five Business Days, or longer, from the date Lenders are deemed to have received notice as herein provided and setting forth the actual date of the last day of the Lender reply period, then Lenders shall use reasonable efforts to reply within the applicable reply period; provided, that if any Lender does not reply within the applicable reply period, such Lender shall be deemed to have approved of or consented to or concurred with such recommendation or determination.

           Section 9.8 LIMITATION OF LIABILITY OF LENDERS. To the extent permitted by law, (a) neither Agent nor any Lender or participant of a Lender shall incur any liability to any other Lender or participant of a Lender or to Agent except for acts or omissions in bad faith, and (b) neither Agent nor any Lender or participant of a Lender shall incur any liability to Borrower or any other Person for any act or omission of any other Lender or participant.

           Section 9.9 RELATIONSHIP OF LENDERS. Nothing herein shall be construed as creating a partnership or venture among Agent and Lenders or among Lenders.

           Section 9.10 DEBTOR-CREDITOR RELATIONSHIP. Each Lender has and shall maintain a direct creditor-debtor relationship with Borrower and will have direct recourse, singly or in the aggregate, against Borrower, subject to the terms and conditions of the Loan Documents. Notwithstanding the foregoing, any right, remedy, action, omission or waiver respecting this Agreement, the Notes and the other Loan Documents shall only be exercised, made, taken or permitted by Agent, acting upon the direction of the Required Lenders, as the agent for all Lenders.

           Section 9.11 CREDIT DECISIONS. Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement (or a supplement hereof) and each of the other Loan Documents to which it is a party or to which Agent is a party for its benefit. Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement or with respect to the Credit Facility.

           Section 9.12 REMOVAL OF AGENT. Lenders, acting by written notice to Agent from and agreed to by the Required Lenders, may remove for cause the then current Agent, as Agent, and appoint (with the prior approval of Borrower, except as

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otherwise provided herein) one of the other Lenders as the successor Agent. If the Required Lenders and Borrower cannot agree upon the choice of the successor Agent within 10 days after the removal of Agent, then the Designated Successor Agent shall become the successor Agent. Borrower shall be entitled to participate in the selection of the replacement Agent only if a Default or Event of Default is not then continuing. Upon the appointment of a successor Agent, the removed Agent and the successor Agent shall execute such documents as any Lender may reasonably request to reflect such appointment of a successor Agent and shall notify Borrower of such change in the Agent. The successor Agent shall be vested with all rights, powers, and privileges and be bound to all duties, obligations, and responsibilities of Agent in and under this Agreement and the other Loan Documents; provided, however, that until such time as Borrower is notified in writing signed by both the removed and successor Agents as to the appointment of the successor Agent, Borrower shall be entitled to rely on any decision, approval or other act by the removed Agent as binding on Lenders, and may pay to Agent any amounts due or owing by Borrower under the Loan Documents.

           Section 9.13 RESIGNATION BY AGENT. An Agent's status as Agent under this Agreement shall automatically terminate 15 days after the closing or liquidation of such Agent or 15 days after such Agent is adjudicated insolvent. Additionally, Agent may resign its position as Agent at any time by giving at least 30 days written notice thereof to Borrower and the other Lenders. Upon any such occurrence causing a termination of Agent or the delivery by Agent of such notice of resignation, the Required Lenders and Borrower shall select a successor Agent. If the Required Lenders and Borrower cannot agree upon the choice of the successor Agent within 10 days after the occurrence causing a termination in the case of a termination of Agent, or 10 days prior to the effective resignation date set forth in Agent's resignation notice in the case of a resignation by Agent, then the Designated Successor Agent shall become the successor Agent. Borrower shall be entitled to participate in the selection of the replacement Agent only if a Default or Event of Default is not then continuing. Upon any such termination or resignation, (a) the successor Agent shall automatically be vested with all rights, powers and privileges and be bound to all duties, obligations and responsibilities of Agent in and under this Agreement and the other Loan Documents and shall thereafter be deemed the "AGENT" for all purposes under the Loan Documents and (b) such terminating or resigning Agent shall act only in a custodial capacity for the holding by it of any funds theretofore received from Borrower for the account of the Lenders or Borrower, as the case may be. Additionally, upon the successor Agent becoming the "AGENT" as provided in this SECTION 9.13, the terminating or resigning Agent and the new Agent shall execute such documents as any Lender may reasonably request to reflect such succession. All costs incurred in connection with the execution of such documents shall be paid by Lenders in proportion to each Lender's Loan Percentage.

           Section 9.14 SHARING OF PAYMENTS AND SETOFFS. Each Lender agrees that if it should receive any amount (whether by voluntary payment, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Loan Documents or otherwise) which is applicable to the

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payment of the principal of or interest on the Notes, which with respect to the related sum or sums received by the other Lenders exceeds the amount such Lender would receive based upon its Loan Percentage, then such Lender receiving such excess payment shall purchase without recourse or warranty from the other Lenders a participation in the Notes of such Lenders in such amount as shall result in a proportional participation by all of the Lenders in such amount; provided, that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. This
SECTION 9.14 shall not impair the right of any Lender to exercise any right of setoff or counterclaim it may have with respect to any funds in an account pledged to such Lender to secure only indebtedness other than the Obligations, and to apply the amount received or subject to such exercise to the payment of such other indebtedness; it being expressly agreed by all Lenders, however, that until the Obligations are paid and satisfied in full, any and all amounts received by any Lender from offset of any account of Borrower or any Subsidiary of Borrower shall be applied to the Obligations, and not to any other indebtedness of Borrower or any Subsidiary of Borrower to such Lender, except in the case of a certificate of deposit or other designated account (but in no event any operating account of Borrower or any Subsidiary of Borrower) that is specifically pledged or assigned to a Lender as security for indebtedness other than the Obligations.

           Section 9.15 NON-ADVANCING LENDERS. In the event that any Lender shall fail or refuse to advance its Loan Percentage of any payment or reimbursement by the Lenders as required hereunder, or of any amount to be funded pursuant to SECTION 9.3, when it is obligated to do so, Agent shall notify the other Lenders of such failure, and such remaining Lenders, or any of them, may elect, at their sole option and discretion (without any obligation whatsoever to do so), to advance such non-advancing Lender's portion, pro rata in accordance with the proportion that the Loan Percentage of each Lender electing to make such advance bears to the Loan Percentages of all Lenders electing to make such advance. Upon making any such advance, and notwithstanding anything to the contrary expressed or implied herein or in the Notes or any other Loan Document, all subsequent payments made on the Obligations or from the exercise of rights of setoff or other remedies under this Agreement or the other Loan Documents shall be applied, in the manner described below, only to Lenders other than the non-advancing Lenders (and the non-advancing Lenders shall not be entitled to receive the same) until the amounts advanced by such advancing Lenders on behalf of the non-advancing Lenders (together with the interest earned thereon pursuant to this Agreement and the Notes) have been repaid in full. As among Lenders other than the non-advancing Lenders, Lenders that advanced funds on behalf of the non-advancing Lenders shall receive the portion the non-advancing Lenders would have been entitled to receive had they advanced (together with the interest earned thereon pursuant to this Agreement and the Notes), to be applied pro rata in accordance with the amounts advanced by each such advancing Lender, until the amounts advanced by such Lenders on behalf of the non-advancing Lenders (together with the interest earned thereon pursuant to this Agreement and the Notes), have been repaid in full; any Lender that advanced only

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on its own behalf based on its Loan Percentage shall be repaid based on such
Loan Percentage. In addition, any Lenders that advance funds on behalf of a non-advancing Lender pursuant to this SECTION 9.15 shall have a claim against such non-advancing Lenders for the amounts so advanced and shall be entitled to all rights and remedies at law or in equity to recover any unpaid amounts. A non-advancing Lender shall not be entitled to vote on any matters hereunder or related to the Credit Facility (and its interest shall be excluded for purposes of determining the requisite percentage or number of Lenders for a vote) so long as such Lender remains a non-advancing Lender. If, with respect to any Request for Advance, the remaining Lenders do not fund a non-advancing Lender's Loan Percentage, Borrower's sole recourse shall be against such non-advancing Lender.

           Section 9.16 BENEFIT OF LENDERS. All terms, conditions and agreements set forth in this ARTICLE IX, specifically including, without limitation, the provisions of SECTION 9.14, are for the sole and exclusive benefit of Lenders, except as otherwise provided, and neither Borrower nor any other Person shall be entitled to rely on or seek the benefit of such provisions; provided, however, that Borrower shall be entitled to rely on any decision, approval or other act by Agent as binding Lenders.


                                    ARTICLE X
                                  MISCELLANEOUS

           Section 10.1 CONTINUING AGREEMENT. This is a continuing agreement and all the rights, powers and remedies of Lenders hereunder and all agreements and obligations of Borrower and Lenders hereunder shall continue to exist until all Advances, have been paid in full, the commitments of Lenders to make Advances and of the Issuing Lender to issue Letters of Credit hereunder has terminated, all Letters of Credit have been terminated and all other Obligations that have matured and become due and payable have been paid in full.

           Section 10.2 NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telecopy or similar writing), except for any telephone notices as specifically provided for herein, may be personally served or sent by telecopier, mail or the express mail service of the United States Postal Service, FedEx or other equivalent overnight or expedited delivery service and: (a) if given by personal service or telecopier (confirmed by telephone), it shall be deemed to have been given upon receipt; (b) if sent by telecopier without telephone confirmation, it shall be deemed to have been given 24 hours after being sent; (c) if sent by mail, it shall be deemed to have been given upon the earlier of (i) actual receipt, or
(ii) three Business Days after deposit in a depository of the United States Postal Service, first class mail, postage prepaid; (d) if sent by FedEx, the express mail service of the United States Postal Service or other equivalent overnight or expedited delivery service, it shall be deemed given upon the earlier of (i) actual receipt or (ii) 24 hours after delivery to such overnight or expedited delivery service, delivery charges prepaid, and properly addressed to Borrower or Lender. For purposes hereof, the

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address of the parties to this Agreement shall be as set forth on SCHEDULE I.
Any party may, by proper written notice hereunder to the other parties, change the address to which notices shall thereafter be sent to it. Notwithstanding anything to the contrary implied or expressed herein, the notice requirements herein (including the method, timing or deemed giving of any notice) are not intended to and shall not be deemed to increase the number of days or to modify the method of notice or to otherwise supplement or affect the requirements for any notice required or sent pursuant to any Legal Requirement then in effect, or otherwise given hereunder, that is not required under this Agreement or the other Loan Documents. The provisions of this SECTION 10.2 shall control over any conflicting contractual notice provisions contained in any other Loan Document.

           Section 10.3 NO WAIVERS. No failure or delay by Agent or any Lender in exercising any right, power or privilege hereunder or under the Notes or any other Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

           Section 10.4 EXPENSES; DOCUMENTARY TAXES; INDEMNIFICATION. Borrower agrees to pay: (a) all out-of-pocket expenses of Agent and the reasonable fees and disbursements of legal counsel for Agent in connection with the negotiation, documentation, and closing of the Credit Facility (including due diligence therefor) or any waiver, amendment, supplement or replacement of any Loan Document or any provision thereof; (b) if an Event of Default occurs and while it is continuing, all out-of-pocket expenses incurred by Agent or Lenders for
(i) fees and disbursements of legal counsel for Agent or any Lender in connection with the preservation of any Rights of Lenders hereunder or any other Loan Document or for the collection or other enforcement proceedings resulting therefrom (including, without limitation, any bankruptcy or other insolvency proceedings) and (ii) investigation expenses incurred, and fees of auditors and consultants retained, by Agent in connection therewith and (c) all out-of-pocket expenses of Arranger and NationsBank in connection with the syndication of the Credit Facility, other than the transfer fee provided for in SECTION 10.10(c)(iii). BORROWER SHALL PAY AND INDEMNIFY AGENT AND EACH LENDER AGAINST ANY TAXES IMPOSED BY REASON OF THE EXECUTION AND DELIVERY OF THIS AGREEMENT OR THE NOTES. BORROWER FURTHER SHALL INDEMNIFY AGENT AND EACH LENDER AND HOLD AGENT AND EACH LENDER HARMLESS FROM AND AGAINST ANY AND ALL LIABILITIES, LOSSES, DAMAGES, COSTS AND EXPENSES OF ANY KIND (INCLUDING, WITHOUT LIMITATION, THE REASONABLE FEES AND DISBURSEMENTS OF COUNSEL FOR AGENT AND LENDERS IN CONNECTION WITH ANY INVESTIGATIVE, ADMINISTRATIVE OR JUDICIAL PROCEEDING, WHETHER OR NOT AGENT OR LENDERS SHALL BE DESIGNATED A PARTY THERETO) WHICH MAY BE INCURRED BY AGENT OR ANY LENDER RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY ACTUAL OR PROPOSED USE OF PROCEEDS OF THE NOTES OR THE LETTERS OF CREDIT; PROVIDED, THAT NEITHER AGENT NOR ANY LENDER SHALL HAVE THE RIGHT TO BE INDEMNIFIED HEREUNDER FOR ITS OWN GROSS NEGLIGENCE OR WILLFUL

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MISCONDUCT, IT BEING THE INTENTION HEREBY THAT AGENT BE INDEMNIFIED FOR THE
CONSEQUENCES OF ITS ORDINARY NEGLIGENCE.

           Section 10.5 AMENDMENTS AND WAIVERS: CONSENT TO DEVIATION. Any provision of this Agreement, the Notes, or any other Loan Document may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by Borrower and Required Lenders.

           Section 10.6 SURVIVAL. All representations, warranties and covenants made by Borrower herein or in any other Loan Document shall be considered to have been relied upon by Lenders and shall survive the delivery to Agent or Lenders of such Loan Documents or the extension of any credit under the Credit Facility, including the issuance of any of the Letters of Credit, regardless of any investigation made by or on behalf of Agent or any Lender.

           Section 10.7 PRIOR UNDERSTANDINGS; NO DEFENSES; RELEASE; NO ORAL AGREEMENTS. This Agreement and the other Loan Documents supersedes all other prior understandings and agreements, whether written or not, between the parties hereto relating specifically to the transactions provided for herein. Borrower confirms that there are no existing defenses, claims, counterclaims or rights of offset against any Lender in connection with the negotiation, preparation, execution or performance of or any other matters related to this Agreement or any other Loan Document executed as of the date hereof and any of the transactions contemplated thereby. Borrower further confirms that none of the Lenders has made any agreements with, or commitments or representations to, Borrower (either in writing or orally) other than as expressly stated herein or in the other Loan Documents executed as of the date hereof.

           THIS WRITTEN LOAN AGREEMENT, TOGETHER WITH THE OTHER WRITTEN LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENT OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

To the fullest extent applicable, Borrower and Lenders acknowledge and agree that this Agreement and each of the other Loan Documents shall be subject to
Section 26.02 of the Texas Business and Commerce Code, as in effect on the date hereof.

           Section 10.8 LIMITATION ON INTEREST. It is expressly stipulated and agreed to be the intent of Borrower, Agent, Issuing Lender, and Lenders at all times to comply with the applicable law governing the maximum rate or amount of interest payable on or in connection with the Notes, the Advances, the Letters of Credit, and the other Loan Documents. If the applicable law is ever judicially interpreted so as to render usurious any amount called for under the Notes or under any other Loan Document, or contracted for, charged, taken, reserved, collected or received with respect to any of the Notes, the Advances, the Letters of Credit or the other Loan Documents, or if

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acceleration of the maturity of the Notes or any of the other Obligations, any prepayment by Borrower, or any other circumstance whatsoever, results in Agent or any Lender having been paid any interest in excess of that permitted by applicable law, then it is the express intent of Borrower, Agent, Issuing Lender and Lenders that all excess amounts theretofore taken, collected or received by Agent, Issuing Lender or Lenders be credited on the principal balance of the Notes (or, if the Notes have been or would thereby be paid in full, refunded to Borrower), and that the provisions of the Notes and the other applicable Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder. The right to accelerate the maturity of the Notes and the other Obligations does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Lenders do not intend to collect any unearned interest in the event of acceleration or otherwise. All sums paid or agreed to be paid to Lenders for the use, forbearance or detention of the indebtedness evidenced hereby, the Notes or any other Loan Do the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the Maximum Lawful Rate or maximum amount of interest permitted under applicable law. The term "APPLICABLE LAW" as used herein means the laws of the State of Texas and applicable United States federal law (including, without limitation, DIDMCA). The provisions of this SECTION 10.8 shall control all agreements among Borrower, Agent, Issuing Lender, and Lenders respecting the matters and transactions contemplated by the Loan Documents.

           Section 10.9 INVALID PROVISIONS. If any provision of the Loan Documents is held to be illegal, invalid or unenforceable under present or future laws effective during the term thereof, such provision shall be fully severable, the Loan Documents shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part thereof, and the remaining provisions thereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as a part of the Loan Documents a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

           Section 10.10 SUCCESSORS AND ASSIGNS. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, that (i) Borrower shall not, directly or indirectly, assign or transfer, or attempt to assign or transfer, any of its rights, duties or obligations under this Agreement without the express prior written consent of the Required Lenders and (ii) the Lenders may not assign or transfer any of their rights or interests in this Agreement, the Notes, the other Loan Documents or the Advances, other than to an Affiliate of such Lender, except in accordance with this SECTION 1010. Prior to entering into any discussions with any potential participant or assignee of its interest in the Credit Facility, the applicable Lender shall cause such proposed participant or assignee to execute a confidentiality agreement to the same effect as that contained in SECTION 6.4.

           (b) Each Lender shall have the right, at any time and from time to time, to assign all or any part of its rights, interests and obligations under this Agreement and to sell or transfer to any Person a participation interest in such Lender's portion of the Credit Facility, subject to and in accordance with the following provisions:

           (i) in the case of a participation, such Lender shall remain the "LENDER" for all purposes under the Loan Documents (including, without limitation, any votes, elections or other decisions of the Lenders hereunder) and shall remain fully liable for its obligations hereunder, and Agent shall continue to deal directly and solely with such Lender under the Loan Documents and shall have no duty or obligation to deal with any participant in any manner (including, without limitation, delivery of information or distribution of any funds to any participant);

           (ii) Borrower and Agent shall have given their prior written consent for such assignment or participation; provided, that Borrower's and Agent's consent shall not be unreasonably withheld or delayed and Borrower's consent shall not be required during the continuance of an Event of Default; and

           (iii) any such assignment or participation must be to an Eligible Assignee and in a principal amount of not less than $5,000,000.00.

           (c) In addition to the conditions and requirements set forth in
SECTION 10.10(b), any assignment by any Lender shall be subject to the following conditions:

           (i) each assignment shall be of a constant, and not a varying, percentage of all of the assigning Lender's rights and obligations under this Agreement;

           (ii) the parties to any assignment shall execute and deliver to Agent, for recording in the Register, with a copy thereof to Borrower, an Assignment and Acceptance, substantially in the form of EXHIBIT D (an "ASSIGNMENT AND ACCEPTANCE"), together with any Note subject to such assignment; and

           (iii) the assigning Lender or its assignee shall pay to Agent a registration fee in the amount of $3,000.00 in connection with each such assignment.

Upon obtaining the consent of Agent and Borrower (when required) to an assignment, the execution of an Assignment and Acceptance with respect thereto, delivery by the transferor Lender of an executed copy thereof to Borrower and Agent (together with notice that payment of the purchase price, as hereinafter provided, has been made), payment of the registration fee referred to in clause
(iii) above and payment by the purchaser of such assignment to such transferor Lender of an amount equal to the purchase price agreed between such transferor Lender and such purchaser, and the recording by Agent in the Register of such assignment and the effective date thereof, from and after the effective date specified in such Assignment and Acceptance (which effective date shall be at least five Business Days after the execution thereof), (A) the assignee thereunder shall be a party to this Agreement as a "LENDER" hereunder and, to the extent provided in such Assignment and Acceptance, shall have the rights and obligations of a Lender hereunder, and
(B) the assigning Lender shall, to the extent provided in such assignment, be released from its obligations under this Agreement, except for the confidentiality agreements contained in SECTION 6.4, which shall survive any such assignment, and any such other obligations which by their nature should survive any such assignment.

           (d) Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register or similar list (the "REGISTER") for the recordation of the names and addresses of the Lenders and the Loan Percentages of, and principal amount of the Advances owing to, the Lenders from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and Borrower, Agent and Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower and Lenders at any reasonable time and from time to time upon reasonable prior notice to Agent.

           (e) Upon its receipt of an Assignment and Acceptance executed by the parties to such assignment, together with the Note subject to such assignment, and satisfaction of the matters required by SECTION 10.10(b) AND 10.10(c), Agent shall (i) record the information contained therein in the Register and (ii) give prompt notice thereof to Borrower and Lenders (other than the assigning Lender), and SCHEDULE I shall automatically be deemed revised to reflect the name, address, Loan Commitment Amount and Loan Percentage of the new Lender and the deletion of or changed information for the assigning Lender, and Agent shall deliver to Borrower and any Lender, upon request by Borrower or such Lender, an amended SCHEDULE I reflecting such changes. Within five Business Days after receipt of such notice, Borrower, at the assigning Lender's expense, shall execute and deliver to Agent, in exchange for each surrendered Note, a new Note payable to the order of such new Lender in an amount equal to the amount assigned to such new Lender pursuant to such Assignment and Acceptance and, if the assigning Lender has retained some portion of its obligations hereunder, a new Note payable to the order of the assigning Lender in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in face principal amounts equal to the Loan Commitment Amounts of the respective payees thereunder, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the surrendered Notes. The surrendered Notes shall be canceled and returned to Borrower.

           (f) Any Lender may at any time pledge all or any portion of its interest and rights under this Agreement (including all or any portion of its Note) to any of the 12

Federal Reserve Banks organized under ss.4 of the Federal Reserve Act, 12 U.S.C. ss.1341. No such pledge or the enforcement thereof shall release the pledgor Lender from its obligations hereunder or under any of the other Loan Documents.

           (g) Any participant or new Lender hereunder shall agree in writing to keep in confidence any financial information regarding Borrower that such participant or new Lender may receive as provided in SECTION 6.4.

           Section 10.11 SENIOR DEBT; BORROWER SUBORDINATION. The Obligations are intended to be and shall be senior to all subordinated indebtedness of Borrower. The Obligations shall never be contractually subordinated to any Debt of Borrower owing to any other Person, except with the prior written consent of Agent, Issuing Lender, and each of the Lenders.

           Section 10.12 REVOLVING LOAN. Borrower and Lenders hereby agree that, except for Section 15.10(b) thereof, the provisions of Art. 5069-1 5.01 et seq. of the Revised Civil Statues of Texas, 1925, as amended (regulating certain revolving credit loans and revolving triparty accounts) shall not govern or in any manner apply to the Notes, the Letters of Credit or the Loan Documents.

           Section 10.13 CONSTRUCTION. The parties hereto acknowledge and agree that neither this Agreement nor any other Loan Document shall be construed more favorably in favor of one than the other based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiations and preparation of this Agreement and the other Loan Documents.

           Section 10.14 APPLICABLE LAW. THIS AGREEMENT, THE NOTES AND ALL THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS OR, TO THE EXTENT THAT UNITED STATES FEDERAL LAW APPLIES PURSUANT TO SECTION 10.8 OR OTHERWISE, UNITED STATES FEDERAL LAW.

           Section 10.15 SUBMISSION TO JURISDICTION; SERVICE OF PROCESS. (a) SUBMISSION TO JURISDICTION; VENUE. To the extent permitted by applicable law, any legal action or proceeding with respect to this Agreement or the Notes or any other Loan Document may be brought in the courts of the State of Texas or of the United States of America for the Southern District of Texas, and, by execution and delivery of this Agreement, Borrower, Agent, Issuing Lender, and each Lender hereby accepts for itself and in respect of its property, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts. To the extent permitted by applicable law, the parties hereto hereby irrevocably waive any objection, including, without limitation, any objection to the laying of venue or based on the grounds of FORUM NON CONVENIENS, which any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

           (b) SERVICE OF PROCESS. To the extent permitted by applicable law, Borrower, Agent, Issuing Lender, and each Lender irrevocably consents to the service of process of any of the aforesaid courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at its address provided herein. Nothing contained in this
SECTION 10.15(b) shall affect the right of Borrower, Agent, Issuing Lender, or any Lender to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against any party hereto in any other jurisdiction.

           Section 10.16 JURY TRIAL WAIVER. TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWER, AGENT, ISSUING LENDER AND LENDERS EACH HEREBY WAIVE ANY RIGHT TO A JURY TRIAL WITH RESPECT TO ANY MATTER ARISING OR RELATING TO THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

           Section 10.17 COUNTERPARTS. (a) This Agreement and all amendments hereto may be executed in any number of original counterparts, each of which when so executed and delivered shall be an original, and all of which, collectively, shall constitute one and the same agreement, it being understood and agreed that the signature pages may be detached from one or more counterparts and combined with the signature pages from any other counterpart in order that one or more fully executed originals may be assembled.

           (b) All certificates, opinions, reports, and documents to be delivered from time to time hereunder shall be in such number of counterparts as Agent may reasonably request, and in form reasonably acceptable to Agent, and counterpart signature pages to any such documents may be attached to and shall, together with all counterparts, constitute one and the same document.

           Section 10.18 INCONSISTENT PROVISIONS. In the event of any conflict or inconsistency between the terms of this Agreement and any terms of any other Loan Document, the terms of this Agreement shall control.

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective authorized officers effective as of the date first set forth above.

                                               BORROWER:

                                               AMERICAN RESIDENTIAL SERVICES,
                                               INC., a Delaware corporation


                                               By:/s/JOHN D. HELD
                                                  John D. Held,
                                                  Senior Vice President


                                               AGENT:

                                               NATIONSBANK OF TEXAS, N.A., a
                                               national banking association, as
                                               Agent for Lenders


                                               By:/s/ALBERT WELCH
                                                  Albert Welch
                                                  Vice President


                                               ISSUING LENDER:

                                               NATIONSBANK OF TEXAS, N.A.,
                                               a national banking association


                                               By:/s/ALBERT WELCH
                                                  Albert Welch
                                                  Vice President

                                               LENDERS:

                                               NATIONSBANK OF TEXAS, N.A.,
                                               a national banking association

                                               By:/s/ALBERT WELCH
                                                  Albert Welch
                                                  Vice President

                                               BANQUE PARIBAS


                                               By:/s/SCOTT CLINGAN
                                                  Scott Clingan,
                                                  Vice President

                                               By:/s/LARRY ROBINSON
                                                  Larry Robinson,
                                                  Vice President

                                               SUMITOMO BANK, LTD.


                                               By:/s/JOHN O'NEILL
                                                  John O'Neill,
                                                  Vice President



                                               GUARANTY FEDERAL BANK, F.S.B.


                                               By:/s/MARK WAYNE
                                                  Mark Wayne,
                                                  Vice President



                                               THE FUJI BANK LIMITED, a Houston
                                               Agency


                                               By:/s/PHILIP C. LAUINGER III
                                                  Philip C. Lauinger III,
                                                  Vice President & Joint Manager



                                               NATIONAL CITY BANK OF KENTUCKY


                                               By:/s/DONALD R. PULLEN, JR.
                                                  Donald R. Pullen, Jr.,
                                                  Vice President

                                   SCHEDULE I


I.         ADDRESS FOR NOTICES

           A.        AGENT OR ISSUING LENDER:

                     NationsBank of Texas, N.A.
                     Commercial Banking Division
                     700 Louisiana, 7th Floor
                     Houston, Texas 77002
                     Attn: Albert Welch
                     Fax No.: (713) 247-7175
                     Telephone No.:  (713) 247-6631

           B.        LENDERS:

                     NationsBank of Texas, N.A.
                     Commercial Banking Division
                     700 Louisiana, 7th Floor
                     Houston, Texas 77002
                     Attn: Albert Welch
                     Fax No.: (713) 247-7175
                     Telephone No.:  (713) 247-6631

                     Banque Paribas
                     1200 Smith
                     Suite 3100
                     Houston, Texas 77002
                     Attn:  Mr. Scott Clingan, V.P.
                     Ph:  713/659-4811
                     Fax: 713/659-5234

                     Sumitomo Bank, Ltd.
                     909 Fannin
                     Two Houston Center
                     Suite 3750
                     Houston, Texas 77010
                     Attn:  Mr. John O'Neill, V.P.
                     Ph:   713/759-0770
                     Fax:  713/759-1419


                                       I1

                     Guaranty Federal Bank, F.S.B.
                     333 Clay Street
                     Suite 4430
                     Houston, Texas 77002
                     Attn:     Mr. Mark Wayne, V.P.
                     Ph:   713/759-9230
                     Fax:  713/759-0765

                     The Fuji Bank Limited, a Houston Agency
                     1221 McKinney
                     One Houston Center
                     Suite 4100
                     Houston, Texas 77010
                     Attn:  Mr. Greg Parten, V.P.
                     Ph:   713/650-7851
                     Fax:  713/759-0048

                     National City Bank of Kentucky
                     101 South 5th Street, 8th Floor
                     Louisville, Kentucky 40202
                     Attn:  Mr. Donald R. Pullen, Jr., V.P.
                     Ph:   502/581-6352
                     Fax:  502/581-5122

           C.        BORROWER:

                     AMERICAN RESIDENTIAL SERVICES, INC.
                     Post Oak Tower, Suite 725
                     5051 Westheimer
                     Houston, Texas  77056
                     Attention: A. Jefferson Walker III, Treasurer Fax No.: (713) 599-0200
                     Telephone No.:  (713) 599-9023


II.        LOAN COMMITMENT AMOUNTS

                                             Loan Commitment     LOAN PERCENTAGE
                                             AMOUNT
                                             ------              ---------------
        NationsBank of Texas, N.A.        $35,000,000.00              35%

        Banque Paribas                    $15,000,000.00              15%

        Sumitomo Bank, Ltd.               $10,000,000.00              10%

        Guaranty Federal Bank, F.S.B.     $10,000,000.00              10%

        The Fuji Bank Limited,            $10,000,000.00              10%
          a Houston agency

        National City Bank of Kentucky    $20,000,000.00              20%



               TOTAL                      $100,000,000.00         100%

                                   SCHEDULE II

--------------------------------------------------------------------------------
        A                      B                   C                  D
 Funded Debt to          Applicable LIBOR    Applicable Base   Unused Commitment
  EBITDA Ratio                Margin           Rate Margin      Fee Percentage
--------------------------------------------------------------------------------
Less than 1.00x              1.00%                0%                0.30%
--------------------------------------------------------------------------------
Greater than or equal        1.25%                0%                0.35%
to 1.00x, but less than
1.50x
--------------------------------------------------------------------------------
Greater than or equal        1.50%               .25%               0.40%
to 1.50x, but less than
2.00x
--------------------------------------------------------------------------------
Greater than or equal        1.75%              0.375%              0.45%
to 2.00x, but less than
2.50x
--------------------------------------------------------------------------------
Greater than or equal         2.0%               0.50%              0.50%
to 2.5x
--------------------------------------------------------------------------------

                                  SCHEDULE III

                                 EXISTING LIENS

                               ADCOT, INC. (A-ABC)

1. Instrument No.:   9400075232
   Expiration Date:  April 18, 1999
   Secured Party:    Jerry J. Moore Investments
                     P.O. Box 6564
                     Houston, Texas 77265

   Collateral Types: "All property (including, but not limited to, furniture, furnishings, fixtures, equipment, inventory and machinery) now or hereafter placed in the demised premises, such demised premises being commonly known as 9552/54 FM
                     1960 West, Houston, Texas 77070, in the Ideal Plaza Shopping Center, excluding all appliances floor planned by GECC, Maytag, or any other manufacturer."

                                      III-1

                                 SCHEDULE 5.7(b)

                           RETIREE MEDICAL AGREEMENTS


1. Executive Supplemental Life Insurance Plan of American Residential Services, Inc. dated effective September 1, 1996.

2. Executive Supplemental Disability Plan of American Residential Services, Inc. dated effective September 1, 1996.

                              EMPLOYMENT AGREEMENTS

-      Howard S. Hoover, Jr.                   -      Frank Menditch

-      C. Clifford Wright, Jr.                 -      Bruce Menditch

-      William P. McCaughey                    -      Howard Menditch

-      John D. Held                            -     Howard Hauser

-      Gorden Timmons                          -      Gary Daymon

-      Elliot Sokolow

                                    5.7(b)-1

                                    EXHIBIT A

                                 PROMISSORY NOTE

$___________                         Houston, Texas   ______________ ____, 199_

           FOR VALUE RECEIVED, AMERICAN RESIDENTIAL SERVICES, INC., a Delaware corporation ("MAKER"), promises to pay to the order of ____________________ ("LENDER") at the office of Agent located at ___________ Houston, Harris County, Texas, or at such other address in Houston, Harris County, Texas, given to Maker by Agent, the principal sum of _______________________ Dollars ($_________), or
so much thereof as may be advanced and outstanding hereunder, together with accrued interest thereon, as hereinafter provided.

           This Note has been executed and delivered pursuant to, and is entitled to the benefits of, the terms of that certain Revolving Loan Agreement dated March 3, 1997 (as the same may be renewed, extended, restated, modified, supplemented, amended and rearranged from time to time, the "LOAN AGREEMENT"), executed by and among Maker, Agent, Issuing Lender, Lender, and the other Lenders parties thereto from time to time and is one of the notes defined therein as a "NOTE." Each capitalized term not expressly defined herein shall have the meaning given to such term in the Loan Agreement. The terms of the Loan Agreement shall govern in the case of any inconsistency between such terms and the terms hereof.

           1.        INTEREST AND PAYMENT.

           (a) MATURITY. The principal of this Note, and all accrued but unpaid interest thereon, shall be due and payable in full on the earlier of (i) the Termination Date or (ii) the date on which such amounts become due and payable pursuant to SECTION 8.2 of the Loan Agreement.

           (b) ACCRUAL OF INTEREST. Reference is hereby made to the provisions of ARTICLES II AND III of the Loan Agreement relating to the interest rate elections available to Maker under the Loan Agreement. Subject to SECTION 10.8 of the Loan Agreement and the terms hereof, interest on this Note shall accrue at the rate or rates provided for in SECTION 3.3 of the Loan Agreement, including, without limitation, at the Default Rate (both before and after the entry of a judgment with respect to any of Lender's Advances, except as otherwise provided by applicable law).

           (c) INTEREST PAYMENTS. Interest hereon shall be due and payable on the dates provided for in SECTIONS 3.4 and 8.2 of the Loan Agreement.

           (d) OTHER AMOUNTS PAYABLE TO LENDER. Reference is hereby made to SECTIONS 3.5(d) AND 3.5(e) and SECTION 3.10 of the Loan Agreement for other amounts that may become due and payable by Maker to Lender in respect of its Advances hereunder. All payments made pursuant to SECTION 3.5(a) of the Loan Agreement shall be made free and clear of, and without reduction for, any present or future Taxes.

           2. DEFAULT. The occurrence of an Event of Default under the Loan Agreement shall constitute an Event of Default under this Note.

           3. REMEDIES.

           (a) ALL REMEDIES AVAILABLE. Upon the occurrence and during the continuation of an Event of Default, the holder hereof, acting by and through Agent in accordance with and subject to the terms of ARTICLE VIII of the Loan Agreement, shall have all of its Rights as provided for in the Loan Agreement.

           (b) NO WAIVER. Neither the failure by the holder hereof to exercise, nor delay by the holder hereof in exercising, any right to direct Agent to accelerate the maturity of this Note or any other right, power or remedy available to it under the Loan Documents upon the occurrence and during the continuation of any Event of Default shall be construed as a waiver of such Event of Default or as a waiver of the right to exercise any such right, power or remedy at any time. No single or partial exercise by the holder hereof of any such right, power or remedy shall exhaust the same or shall preclude any other or further exercise thereof, and every such right, power or remedy may be exercised at any time and from time to time. All rights and remedies provided for in this Note and in any other Loan Document are cumulative of each other and the holder hereof shall be entitled to avail itself of all such rights and remedies for the collection of the indebtedness owing hereunder, and the resort to any right or remedy provided for hereunder or under any such other Loan Document shall not prevent the concurrent or subsequent employment of any other appropriate rights or remedies provided for herein or therein. Without limiting the generality of the foregoing provisions, the acceptance by the holder hereof from time to time of any payment under this Note which is past due or which is less than the payment in full of all amounts due and payable at the time of such payment shall not (i) constitute a waiver of or impair or extinguish the rights of the holder hereof to direct (in accordance with the Loan Agreement) Agent to accelerate the maturity of this Note or to direct Agent (in accordance with the Loan Agreement) to exercise any other right, power or remedy available to it at the time or at any subsequent time, or nullify any prior exercise of any such right, power or remedy, or (ii) constitute a waiver of the requirement of punctual payment and performance or a novation in any respect.

           4. USURY SAVINGS PROVISIONS.

           (a) GENERAL LIMITATION. Notwithstanding anything herein or in any other Loan Document, expressed or implied, to the contrary, in no event shall any interest rate charged hereunder or under any other Loan Document, or any interest contracted for, taken, reserved, collected or received by Lender, or any other holder hereof, exceed the Maximum Lawful Rate. This Note, the amounts payable hereunder and the rights of Lender, or any other holder hereof, with respect hereto, are in all events subject to the terms of the Loan Agreement, including, without limitation, SECTION 10.8 thereof.

           (b) INTENT OF PARTIES. It is expressly stipulated and agreed to be the intent of Maker and Lender at all times to comply with the applicable law governing the maximum rate or amount of interest payable to Lender on or in connection with this Note and the other Loan Documents in accordance with the terms of SECTION 10.8 of the Loan Agreement.

           5. GENERAL PROVISIONS.

           (a) BUSINESS DAYS. Whenever any payment of principal or interest under this Note shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day, and such extension of time shall be included in the computation of the amount of interest then due and payable.

           (b) APPLICATION OF PAYMENTS. All payments in respect of this Note shall be applied in such order and manner as is provided for in SECTION 3.9 of the Loan Agreement. Nothing herein shall limit or impair any rights of any holder hereof to apply as provided in the Loan Documents any past due payments, any proceeds from the disposition of any collateral by foreclosure or other collections after the occurrence of a Default.

           (c) PREPAYMENTS. This Note may be prepaid pursuant to SECTION 3.6 of the Loan Agreement.

           (d) COSTS OF COLLECTION. If any holder of this Note retains an attorney at maturity or to collect, enforce or defend this Note or any other Loan Document in any lawsuit or in any probate, reorganization, bankruptcy or other proceeding, then Maker agrees to pay to each such holder, in addition to the principal and interest owing hereunder, all costs and expenses incurred by such holder in trying to collect this Note or in any such suit or proceeding, including the reasonable fees of such attorneys.

           (e) WAIVERS AND ACKNOWLEDGMENTS. Maker and all sureties, endorsers, guarantors, and any other party now or hereafter liable for the payment of this
Note in whole or in part, hereby severally: (i) waive demand, presentment for payment, notice of dishonor and of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notice (except only for any notice that is specifically required by the terms of the Loan Agreement or any other Loan Document), filing of suit and diligence in collecting this Note or enforcing any of the security herefor; (ii) agree to any substitution, subordination, exchange or release of any such security or the release of any party primarily or secondarily liable hereon; (iii) agree that the holder hereof shall not be required first to institute suit or exhaust its remedies against Maker or others liable or to become liable hereon or to enforce its
                                       A-3
rights against them or any security herefor; (iv) consent to any extension or postponement of time of payment of this Note for any period or periods of time and to any partial payments, before or after maturity, and to any other indulgences with respect hereto, without notice thereof to any of them; and (v) to the extent permitted by applicable law, submit (and waive all rights to object) to personal jurisdiction in the State of Texas, and venue in Harris County, Texas, for the enforcement of any and all obligations of such Persons under the Loan Documents.

           (g) AMENDMENTS IN WRITING. This Note may not be changed, amended or modified except in a writing expressly intended for such purpose and executed by the party against whom enforcement of the change, amendment or modification is sought.

           (h) PURPOSE OF PROCEEDS. The proceeds of this Note will be used solely for business purposes and not for personal, family, household or agricultural purposes.

           (i) NOTICES. Any notice required or which any party desires to give under this Note shall be given and effective as provided in SECTION 10.2 of the Loan Agreement.

           (j) ASSIGNMENTS/PARTICIPATIONS. Maker acknowledges and agrees that the holder of this Note may, at any time and from time to time, assign all or a portion of its interest in this Note or transfer to any Person a participation interest in this Note, subject to and in accordance with the terms and conditions of the Loan Agreement, including SECTION 10.10 thereof.

           (k) SUCCESSORS AND ASSIGNS. All of the covenants, stipulations, promises and agreements contained in this Note by or on behalf of Maker shall bind its successors and assigns and shall be for the benefit of Lender and its successors and assigns, whether so expressed or not, subject, however, to the provisions of SECTION 10.10 of the Loan Agreement.

           (l) GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, OR TO THE EXTENT THAT UNITED STATES FEDERAL LAW APPLIES PURSUANT TO SECTION 10.8 OF THE LOAN AGREEMENT OR OTHERWISE, UNITED STATES FEDERAL LAW.

           (m) INTEGRATION. THIS NOTE AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT
                                       A-4

ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

           IN WITNESS WHEREOF, Maker has duly executed this Note as of the date first above written.

                                           MAKER:

                                           AMERICAN RESIDENTIAL
                                           SERVICES, INC., a Delaware
                                           corporation


                                           By:_______________________
                                           Name:_____________________
                                           Title:____________________

                                    EXHIBIT B

                               REQUEST FOR ADVANCE

           This Request for Advance is being delivered by AMERICAN RESIDENTIAL SERVICES, INC., as Borrower under the Revolving Loan Agreement, dated March 3, 1997, among Borrower, NationsBank of Texas, N.A., as Agent and Issuing Lender, and the Lenders parties thereto from time to time, (as amended, modified and supplemented from time to time, the "LOAN AGREEMENT"). Unless otherwise defined herein, each capitalized term used herein shall have the meaning given to such term in the Loan Agreement.

           1 . [Borrower hereby requests Advances be made to it on________in an aggregate principal amount equal to $______. Borrower represents and warrants to Lenders that the Advances herein requested do not exceed the amount which Borrower is entitled to receive pursuant to SECTION 2.1 of the Loan Agreement.] [Borrower hereby requests that a Letter of Credit be issued for its account on________ in the face amount of $__________ and expiring on______________ and requests that the original of such Letter of Credit be delivered to____________ _____________ located at __________________. Borrower represents and warrants to Lender that the Letter of Credit herein requested does not exceed the amount which Borrower is entitled to receive pursuant to SECTION 2.1 of the Loan Agreement.]

           2. The requested [Advances][Letter of Credit] shall be used for the following purpose or purposes:__________________. (Indicate specifically if any purpose includes the acquisition of an Acquired Business.)

           [3. Borrower requests that of the Advances requested hereby, $____________ bear interest based on the Variable Rate and $__________ bear interest based on the Adjusted LIBOR Rate. With respect to the LIBOR Rate Advances, the Interest Period shall be___________________ and the Effective Date shall be_______________________.]

           [3][4]. Borrower hereby certifies, represents, and warrants to Lenders that:

                      (a) This Request for Advance has been duly authorized by all necessary action on the part of Borrower.

                      (b) The representations and warranties of Borrower and its Subsidiaries contained in the Loan Agreement and the other Loan Documents are true in all material respects on and as of the date hereof with the same force and effect as though made on the date hereof, except for such representations and warranties that speak as of a particular date.

                      (c) No Default or Event of Default has occurred and is continuing, and no Default or Event of Default shall exist after giving effect to the extension of credit requested hereby.

                      (d) Each of the conditions precedent contained in the Loan Agreement applicable to the extensions of credit requested hereby has been satisfied in all material respects.

                      (e) The [proceeds of the Advances] [Letter of Credit] herein requested will not be used in violation of any provision of the Loan Agreement.

                     EXECUTED as of ________________, 19__.


                                                 BORROWER:

                                                 AMERICAN RESIDENTIAL SERVICES,
                                                 INC.


                                                 By:______________________
                                                 Name:____________________
                                                 Title:___________________

                                    EXHIBIT C

                            ASSIGNMENT AND ACCEPTANCE

           This ASSIGNMENT AND ACCEPTANCE (this "ASSIGNMENT AND ACCEPTANCE") is entered into as of the _____ day of ____________, 19__, by and between a ______________("ASSIGNOR") and _________________ ("ASSIGNEE").

                                R E C I T A L S:

           I. Reference is made to the Revolving Loan Agreement, dated March 3, 1997, between AMERICAN RESIDENTIAL SERVICES, INC., as Borrower, NationsBank of Texas, N.A., as Agent and Issuing Lender, and the Lenders from time to time parties thereto (as amended, supplemented and otherwise modified from time to time, the "LOAN AGREEMENT"). Each capitalized term defined in the Loan Agreement and used herein and not otherwise defined shall have the same meaning assigned to such term in the Loan Agreement.

           II. As a Lender party to the Loan Agreement, Assignor owns and holds a __________ % undivided interest in the Credit Facility, as set forth in
Schedule I to the Loan Agreement.

           III. Assignor desires to assign to Assignee [all of its] [a ____% interest in all of Assignor's] right, title and interest in, to and under the Credit Facility and Assignee desires to purchase the same from Assignor.

           NOW, THEREFORE, for and in consideration of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, Assignor and Assignee hereby covenant and agree as follows:

           1. Assignor has SOLD, ASSIGNED, TRANSFERRED and CONVEYED, and by these presents does hereby SELL, ASSIGN, TRANSFER and CONVEY, unto Assignee [all of] [a___% interest in all of] Assignor's right, title and interest under the Credit Facility, the Loan Agreement, Assignor's Note and the other Loan Documents, and all obligations as Assignor arising thereunder, as of the Assignment Date (hereinafter defined) (the "ASSIGNED INTEREST").

           2. Assignee hereby assumes all obligations of Assignor with respect to the Assigned Interest.

           3. Assignor hereby represents and warrants to Assignee that Assignor is the legal and beneficial owner of the Assigned Interest and that Assignor is legally authorized to enter into this Assignment and Acceptance.

           4. Assignee hereby confirms and acknowledges that, except as specifically set forth herein, Assignor: (i) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any other instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the Assigned Interest and that such interest is free and clear of any adverse claim;
                      (ii) makes no representation or warranty and assumes no responsibility with respect to the value or condition of, or title to, the Assigned Interest or the financial condition of Borrower; and (iii) makes no representation or warranty and assumes no responsibility with respect to the performance or observance by Borrower of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto.

                      5. Assignor requests that Agent exchange Assignor's Note, as follows:

                      Note Payable to the Order of:          Amount of Note

                      [Assignor]                             $_____________

                      [Assignee]                             $_____________

           6. Assignee represents and warrants that (a) it is legally authorized to enter into this Assignment and Acceptance, and (b) it is an Eligible Assignee.

           7. Assignee hereby: (a) appoints Agent as its "Agent" under the Loan Agreement and other Loan Documents and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Loan Agreement and the other Loan Documents as are delegated to Agent by the terms thereof; (b) confirms that it has received a copy of the Loan Documents, together with copies of such financial statements of Borrower and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon Assignor, any other Lender or Agent, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, subject to and in accordance with the Loan Agreement; (d) agrees with Assignor for the benefit of Agent, Issuing Lender, each other Lender and Borrower that it will perform all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender thereunder, and that it shall be liable directly to Assignor, Agent, Borrower, Issuing Lender and each other Lender for the performance of such obligations; and (e) agrees not to disclose any financial information of Borrower or other confidential information regarding the Credit Facility as and to the extent provided in SECTION 6.4 of the Loan Agreement.

           8. The effective date of the sale, assignment, transfer, and conveyance evidenced by this Assignment and Acceptance shall be ________, 19___ (the "ASSIGNMENT DATE"), determined in accordance with SECTION 10.10(c) of the Loan Agreement. Following the execution of this Assignment and Acceptance, each party hereto and each Person consenting hereto shall deliver its duly executed counterpart hereof to Agent for acceptance and recording in the Register by Agent.

           9. As of the Assignment Date, (i) Assignee shall be a "Lender" under the Loan Documents and, to the extent provided in this Assignment and Acceptance and subject to the terms of the Loan Documents, shall have all the rights and obligations of a Lender thereunder, (ii) Assignor shall, to the extent of the Assigned Interest, relinquish its rights and be released from its obligations, under the Loan Documents, (iii) the Loan Commitment Amount and Loan Percentage of Assignor will be $__________ and _______%, respectively, and (iv) the Loan Commitment Amount and Loan Percentage of Assignee will be $_________ and___________ %, respectively.

           10. Upon acceptance and recording of the Assignment and Acceptance, from and after the Assignment Date, Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to Assignee.

           11. If Assignee is organized under the laws of a jurisdiction outside the United States, it hereby represents that it has delivered to Assignor and Agent completed and signed copies of any forms that may be required by the United States Internal Revenue Service in order to certify Assignee's exemption from United States withholding taxes with respect to any payment or distributions made or to be made to Assignee with respect to the Credit Facility or under the Loan Documents.

           12.        THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY,
                      AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE
                      STATE OF TEXAS, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

           13. This Assignment and Acceptance may be executed in any number of counterparts which shall together constitute but one and the same agreement.

           IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment and Acceptance as of the date first above written.


                                         ASSIGNOR:

                                         ___________________________

                                         By:________________________
                                         Name:______________________
                                         Title:_____________________

                                         ASSIGNEE:

                                         ___________________________
Address of Assignee:

__________________________
__________________________
__________________________               By:________________________
                                         Name:______________________
                                         Title:_____________________


ACKNOWLEDGED and ACCEPTED as of
the _____ day of _________________, 199__.

AGENT:

NATIONSBANK OF TEXAS, N.A., a
national banking association, as Agent

By:_______________________
Name:_____________________
Title:____________________

ACKNOWLEDGED and ACCEPTED as of
the _____ day of _________________, 199__.

BORROWER:

AMERICAN RESIDENTIAL SERVICES, INC.


By:_______________________
Name:_____________________
Title:____________________

                                    EXHIBIT D

                                                     Date Submitted:___________

                             RATE DESIGNATION NOTICE

NationsBank of Texas, N.A.
700 Louisiana, 7th Floor
Houston, Texas 77002
Attention:  Albert Welch

Re:        American Residential Services, Inc.

Gentlemen:

           Pursuant to and in accordance with SECTION 3.5(a) AND 3.5(b) of the Revolving Loan Agreement, dated March 3, 1997, among AMERICAN RESIDENTIAL SERVICES, INC., as Borrower, NationsBank of Texas, N.A., as Agent and Issuing Lender, and the Lenders parties thereto from time to time (as amended, supplemented and otherwise modified from time to time, the "LOAN AGREEMENT"), Borrower hereby makes the following election:

           A.      CONVERSION INTO OR CONTINUATION OF LIBOR RATE ADVANCES

                     1 . Effective Date of Conversion and/or Continuation:
                         ________________________

                     2.     (a)  Amount of Variable Rate Advances to be
                                 Converted into LIBOR Rate Advances:
                                 $_______________.

                            (b) Amount of LIBOR Rate Advances to be Continued as LIBOR Rate Advances and the existing Interest Adjustment Date for such Advances:
                                 $________________.

                              ________________________
                              Interest Adjustment Date

                     3.     Interest Period Selections for Above:

Period               AMOUNT               Period             Amount

[ ] 1 month          $__________          [ ] 4 months       $__________

[ ] 2 months         $__________          [ ] 6 months       $__________

[ ] 3 months         $__________

           B.      CONVERSION OF LIBOR RATE ADVANCES INTO VARIABLE RATE ADVANCES

                     1. Amount of LIBOR Rate Advances to be Converted and the existing Interest Adjustment Date for such LIBOR Rate Advances:

                         $_______________________
                         _______________________
                         Interest Adjustment Date

                         $_______________________
                         _______________________
                         Interest Adjustment Date

           Borrower represents and warrants as of the date first set forth above that the foregoing interest rate selection is in compliance with the terms and conditions of the Loan Agreement and that there exists no Event of Default.


                                                 AMERICAN RESIDENTIAL SERVICES,
                                                 INC., a Delaware corporation


                                                 By:_________________________
                                                 Name:_______________________
                                                 Title:______________________

                                    EXHIBIT E
                                                                          [FORM]
                                    GUARANTY

           Each of the undersigned ("GUARANTOR", whether one or more), for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and to induce NATIONSBANK OF TEXAS, N.A., in its capacity as Agent and Issuing Lender, and each Lender (as such term is defined in the hereafter defined Loan Agreement), at any time or from time to time to loan monies or to otherwise extend credit, with or without security, to or for the account of AMERICAN RESIDENTIAL SERVICES, INC., a Delaware corporation ("BORROWER"), in accordance with the terms of the hereinafter defined Loan Agreement, hereby, jointly and severally, agree with Agent, Issuing Lender, and each Lender as follows:

           1. Guarantor, jointly and severally, unconditionally guarantees the prompt payment to Agent and each Lender of the following (the "GUARANTEED INDEBTEDNESS"):

           Any and all indebtedness, obligations, and liabilities of Borrower to Lenders (individually and collectively) of any kind, type, or nature, whether now existing or hereafter arising under and in connection with the Revolving Loan Agreement dated March 3, 1997, among Borrower, Agent, Issuing Lender, and Lenders (as the same may be amended, modified, supplemented, rearranged, and restated from time to time, the "LOAN AGREEMENT"), including all principal, accrued interest, and other amounts owing by Borrower under the Notes (as such term is defined in the Loan Agreement), and each of the other Obligations (as such term is defined in the Loan Agreement).

           2. All capitalized terms used in this Guaranty, which are not otherwise defined herein, shall have the meanings assigned to such terms in the Loan Agreement.

           3. If the Guaranteed Indebtedness is not paid by Guarantor when due, as required herein, and this Guaranty is placed in the hands of an attorney for collection, or if this Guaranty is enforced by suit or through the Bankruptcy Court or through any other judicial proceedings, Guarantor shall pay to Agent (or any Lender, as the case may be) an amount equal to the reasonable attorneys' fees and collection costs incurred by Agent (or any Lender, as the case may be) in the collection of the Guaranteed Indebtedness.

           4. (a) Guarantor hereby expressly grants to each Lender a right of setoff against all deposits and other sums at any time held or credited by or due from such Lender to Guarantor. The rights of each Lender under this paragraph 4 are in addition to other rights and remedies (including, without limitation, other rights of setoff) which such Lender may have at law, in equity, or by agreement.

           (b) Upon the occurrence and during the continuation of any Event of Default, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, at its option, without notice, demand or liability to Guarantor, to set off and apply any and all deposits (general or special, time or demand, provisional or final, excepting, however, any fiduciary or escrow accounts established by Guarantor into which only funds of unrelated third parties are deposited, provided that Guarantor has informed such Lender and Agent in writing of the nature of such accounts) at any time held, and other indebtedness at any time owing, by such Lender to or for the credit or the account of Guarantor against any and all of the Guaranteed Indebtedness, in such order and manner as such Lender may determine, subject, however, to SECTION 9.14 of the Loan Agreement, regardless of whether Agent or such Lender (acting through Agent in accordance with the Loan Agreement) shall have made any demand under this Guaranty, and although such Guaranteed Indebtedness may be unmatured.

           5. This is an absolute, complete, and continuing Guaranty, and no notice of the Guaranteed Indebtedness or any extension of credit heretofore or hereafter contracted by or extended to Borrower pursuant to the Loan Agreement need be given to Guarantor. Borrower and Lenders (through Agent or otherwise) may rearrange, extend, and/or renew the Guaranteed Indebtedness without notice to Guarantor and in such event Guarantor will remain fully bound hereunder on the Guaranteed Indebtedness. Further, any Lender may assign all or any portion of its respective interest in the Credit Facility and its obligations thereunder, subject to and in accordance with the terms of the Loan Agreement, without giving notice thereof to Guarantor, or obtaining the consent thereto of Guarantor, and, on the effective date of any such assignment pursuant to an Assignment and Acceptance contemplated by SECTION 10.10 of the Loan Agreement, the assignee thereunder shall be a Lender for purposes of this Guaranty. Guarantor expressly waives all notices of any kind, presentment for payment, demand for payment, protest, notice of protest, notice of intent to accelerate, notice of acceleration, dishonor, diligence, notice of any adverse change in the financial condition of Borrower, notice of any adjustment, indulgence, forbearance or compromise that might be granted or given by any Lender (through Agent or otherwise) to Borrower, and also notice of acceptance of this Guaranty, acceptance on the part of each Lender (through Agent or otherwise) being conclusively presumed by Guarantor's execution and delivery of this Guaranty. The liability and obligations of Guarantor hereunder shall not be affected or impaired by any action or inaction by Lenders (through Agent or otherwise) in regard to any matter waived or notice of which is waived by Guarantor in this paragraph or in any other paragraph of this Guaranty.

           6. Guarantor authorizes Lenders (through Agent or otherwise), without notice or demand and without affecting Guarantor's liability hereunder, (a) to take and hold security for the payment of this Guaranty and/or the Guaranteed Indebtedness, and to exchange, enforce, waive and/or release any such security;
(b) to apply such security and direct the order or manner of sale thereof as Lenders (through Agent or otherwise) in their discretion may determine (but subject to the requirements of the Loan Agreement); (c) to obtain a guaranty of the Guaranteed Indebtedness from any one or more other Persons whomsoever and to enforce, waive, rearrange, modify, limit or release at any time or times such other Persons from their respective obligations under such guaranties; and (d) to fully or partially release at any time any guarantor which executes any other guaranty of the Guaranteed Indebtedness, whether with or without consideration.

           7. Guarantor waives any right to require Lenders (through Agent or otherwise) to: (a) proceed against, or make any effort at the collection of the Guaranteed Indebtedness from Borrower or any other guarantor or Person liable for the Guaranteed Indebtedness; (b) proceed against or exhaust any collateral held by Lenders (through Agent or otherwise) as security for the Guaranteed Indebtedness (or any part thereof); or (c) pursue, through Agent or otherwise as permitted thereby, any other remedy available to Lenders under any other Loan Document. Guarantor further waives any and all rights and remedies which Guarantor may have or be able to assert by reason of the provisions of Chapter 34 of the Texas Business and Commerce Code or Section 3.605 of the Texas Uniform Commercial Code. Guarantor waives any defense arising by reason of any lack of corporate authority or power, or other defense of Borrower or any other guarantor of the Guaranteed Indebtedness, and Guarantor shall remain liable under this Guaranty regardless of whether Borrower or any other guarantor be found not liable on the Guaranteed Indebtedness for any reason, including, without limitation, the bankruptcy, insolvency, or corporate dissolution of Borrower or any such other guarantor, even though rendering the Guaranteed Indebtedness void or unenforceable or uncollectible as against Borrower or any such other guarantor. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Indebtedness is rescinded or must otherwise be returned by any Lender (or Agent) upon the insolvency, bankruptcy or reorganization of Borrower or otherwise, all as though such payment had not been made and Guarantor will, thereupon, guarantee pursuant hereto payment of such amount as to which a refund or restitution has been made, together with interest accruing thereon subsequent to the date of such refund or restitution at the Default Rate and the collection costs and fees (including, without limitation, reasonable attorneys' fees) applicable thereto.

           8. Guarantor hereby represents and warrants to Lenders and Agent that the Credit Facility made available to Borrower in accordance with the terms of the Loan Agreement has benefited, and does benefit, Guarantor, directly or indirectly.

           9. Upon the occurrence of an Event of Default, subject to the terms and provisions of the Loan Agreement, the Required Lender's may, at their option, direct the Agent to declare the unpaid balance of the Guaranteed Indebtedness to be immediately due and payable, and thereupon such Guaranteed Indebtedness shall immediately be due and payable without presentation, notice, protest, notice of protest, notice of dishonor, notice of intent to accelerate, or notice of acceleration, all of which are hereby expressly waived by Guarantor (except as specifically provided for in the Loan Agreement).

           10. To the extent permitted by applicable law, the liability and obligations of Guarantor hereunder shall not be affected or impaired by, to the extent applicable, (a) the failure of Agent, on behalf of Lenders, or any other party to exercise diligence or reasonable care in the preservation, protection or other handling or treatment of all or any part of any collateral securing payment of all or any part of the Guaranteed Indebtedness, (b) the failure of any Lien intended to be granted or created pursuant to any Loan Document to secure the Guaranteed Indebtedness to be properly perfected or created or the unenforceability of any such Lien for any other reason, or (c) the subordination of any such Lien to any Lien of any other Person.

           11. To the maximum extent permitted by applicable law, Agent, on behalf of Lenders, may pursue any remedy available to it pursuant to and in accordance with the requirements of the Loan Agreement, without altering the obligations of Guarantor hereunder and without liability to Guarantor, even though the pursuit of such remedy may result in Guarantor's loss of rights of subrogation, including, without limitation, pursuing others liable for the Guaranteed Indebtedness. Guarantor hereby agrees that in no event shall any such payment by Guarantor in respect of the Guaranteed Indebtedness entitle it, by subrogation or otherwise, to exercise any rights against Borrower or to participate in any security now or hereafter held by any Lender, or Agent on behalf of Lenders, for payment of the Guaranteed Indebtedness prior to 90 days (or the applicable preference period if such period is longer than 90 days) after the making of any such payment by Guarantor in respect of the Guaranteed Indebtedness.

           12. Notwithstanding any change in Borrower's status, including, without limitation, as a result of any dissolution of Borrower, any sale, lease, or transfer of any assets of Borrower, any changes in the stockholders, partners or members of Borrower, or any reorganization of Borrower, this Guaranty shall continue, and Guarantor shall remain liable for the Guaranteed Indebtedness.

           13. The liability of Guarantor for the payment of the Guaranteed Indebtedness is primary and not secondary.

           14. Guarantor is familiar with and has independently reviewed the books and records relating to the financial condition of Borrower; Guarantor is not, however, relying on such financial condition as an inducement to entering into this Guaranty. As of the date hereof, and after giving effect to this Guaranty and the contingent obligations evidenced hereby, (a) the aggregate fair market value of Guarantor's assets exceeds its liabilities (whether contingent, subordinated, unmatured, unliquidated or otherwise), (b) Guarantor has sufficient cash flow to enable it to pay its Debt as it matures, and (c) Guarantor has a reasonable amount of capital to conduct its business as presently contemplated.

           15. If Borrower shall at any time or times be or become obligated to any Lender for payment of any indebtedness other than the Guaranteed Indebtedness (such other indebtedness being hereinafter referred to as the "Other Indebtedness"), such Lender (without in anywise impairing its rights hereunder or diminishing Guarantor's liability hereunder, but subject to the terms and requirements of the Loan Agreement) shall have the right at any time or times to apply to the Other Indebtedness any amounts paid to or received by or coming into the possession of such Lender from or attributable to Borrower or any other Person liable for any of the Other Indebtedness or from or attributable to or representing proceeds of any property or security held by such Lender securing payment of the Other Indebtedness or any credits, deposits or offsets due Borrower or such other Person liable for any of the Other Indebtedness (whether or not the Guaranteed Indebtedness or the Other Indebtedness is then due), it being intended hereby that such Lender shall have the right to apply all such amounts, credits, deposits and offsets so becoming available first against the Other Indebtedness before making application thereof on or against the Guaranteed Indebtedness.

           16. Guarantor acknowledges that Guarantor is not relying on any representations (oral or otherwise) of Agent, any Lender, or any other Person (other than as expressly described in this Guaranty) as an inducement to enter into this Guaranty.

           17. This Guaranty was reviewed by Guarantor, and Guarantor acknowledges and agrees that Guarantor (a) understands fully all the terms of this Guaranty and the consequences and implications of Guarantor's execution of this Guaranty, and (b) has been afforded an opportunity to have this Guaranty reviewed by, and to discuss the terms, consequences and implications of this Guaranty with, an attorney or such other Persons as Guarantor may have desired.

           18. This Guaranty is and shall be in every particular available to the successors of Agent and each Lender and is and shall be fully binding upon the successors and assigns of Guarantor. This Guaranty is intended for and shall inure to the benefit of Agent and each Lender. This Guaranty shall be transferable with the same force and effect and to the same extent that the Guaranteed Indebtedness is transferable pursuant to an Assignment and Acceptance provided for in the Loan Agreement.

           19. All amounts becoming payable by Guarantor to any Lender (or Agent on such Lender's behalf) under this Guaranty shall be payable at Agent's offices in Houston, Harris County, Texas specified in Schedule I to the Loan Agreement.

           20. All notices, demands, requests, and communications permitted or required under this Guaranty shall be in writing and, if given to Guarantor at its address set forth on the signature page hereof or if given to Agent or any Lender at its address set forth in Schedule I to the Loan Agreement or in the applicable Assignment and Acceptance, in each case in a manner provided for in
SECTION 10.2 of the Loan Agreement, shall be effective at the time provided for in SECTION 10.2 of the Loan Agreement.

           21. It is the intention of the parties hereto to comply strictly with all applicable usury laws; accordingly, it is agreed that notwithstanding any provisions of this Guaranty to the contrary, or in any documents securing payment hereof or otherwise relating hereto, in no event shall this Guaranty or such documents require the payment or permit the collection of an aggregate amount of interest in excess of the maximum amount permitted by such laws, including, without limitation, the laws of the State of Texas and the laws of the United States of America. If any interest in excess of such maximum amount is determined to be contracted for, charged or received under this Guaranty or under the terms of any such documents securing payment hereof or otherwise relating hereto, or if under any circumstance whatsoever the amount of interest (including all amounts payable hereunder which are not denominated as interest but which are determined to constitute interest under applicable usury laws) contracted for, charged or received under this Guaranty shall exceed the maximum amount of interest permitted by such applicable usury laws, then in any such event (a) the provisions of this paragraph shall govern and control, (b) Guarantor shall not be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest permitted by such applicable usury laws, (c) any such excess interest which may have been collected from Guarantor shall be either applied as a credit against the then unpaid Guaranteed Indebtedness or, if the Guaranteed Indebtedness shall have been paid in full, refunded to Guarantor, and (d) the effective rate of interest shall be automatically reduced to the maximum lawful contract rate allowed under such applicable usury laws as now or hereafter construed by courts of appropriate jurisdiction. It is further agreed, without limitation of the foregoing, that all calculations of the rate of interest contracted for, charged or received under this Guaranty or under such other documents which are made for the purpose of determining whether such rate exceeds the maximum lawful contract rate, shall be made, to the extent permitted by such applicable usury laws, by amortizing, prorating, allocating and spreading in equal parts during the full term of this Guaranty, all interest at any time contracted for, charged or received from Guarantor or otherwise by Lenders in connection with this Guaranty.

           22. In case any of the provisions of this Guaranty shall for any reason be held to be invalid, illegal, or unenforceable, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Guaranty shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

           23. In all instances herein, the singular shall be construed to include the plural and the masculine to include the feminine.

           24. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES, AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

           25. To the extent permitted by applicable law, all actions or proceedings with respect to the Guaranteed Indebtedness or this Guaranty may be instituted in the Courts of the State of Texas located in Harris County, Texas, or in the United States District Court for the Southern District of Texas, and by execution and delivery of this Guaranty, to the extent permitted by applicable law, Guarantor irrevocably and unconditionally (a) submits to the non-exclusive jurisdiction (both subject matter and personal) of each such court, and (b) waives (i) any objection Guarantor may now or hereafter have to the laying of venue in any such courts and (ii) any claim that any action or proceeding brought in any of such courts has been brought in an inconvenient forum.

           26. Guarantor acknowledges and agrees that (a) Borrower has executed and delivered a Note to each Lender, which evidences a portion of the Guaranteed Indebtedness, and (b) Guarantor is primarily, and not secondarily, obligated to each Lender for payment of the Guaranteed Indebtedness evidenced thereby.

           27. This Guaranty and the other Loan Documents supersede all other prior understandings and agreements, whether written or not, between Guarantor and the beneficiaries hereof relating specifically to the agreements contained herein and therein and the transactions contemplated thereby.

           28. THIS GUARANTY CONSTITUTES A WRITTEN "LOAN AGREEMENT" AS DEFINED IN SECTION 26.02 OF THE TEXAS BUSINESS AND COMMERCE CODE. THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

           29. This Guaranty and each other Subsidiary Guaranty executed by any Subsidiary of Borrower pursuant to the Loan Agreement (this Guaranty and such other Subsidiary Guaranties being hereinafter collectively referred to as the "SUBSIDIARY GUARANTY AGREEMENTS" and each Guarantor hereunder and each such other guaranteeing Subsidiary of Borrower being hereinafter collectively referred to as the "SUBSIDIARY GUARANTORS") is executed by each Subsidiary Guarantor on a joint and several basis with each other Subsidiary Guarantor, and, notwithstanding anything to the apparent contrary in any Subsidiary Guaranty Agreement, all representations, warranties, agreements and covenants made by the Subsidiary Guarantors in the respective Subsidiary Guaranty Agreements are made jointly and severally for all purposes.

                     EXECUTED this ____ day of ______________, 1997.


                                    __________________, a _________ corporation

                                       By:______________________________
                                      Name:_____________________________
                                     Title:_____________________________

                                    Address:  __________________________
                                              __________________________

ACKNOWLEDGED AND AGREED TO:

NATIONSBANK OF TEXAS, N.A.,
as Agent on behalf of itself and
the other Lenders and as Issuing
Lender

By:_________________
    Albert Welch,
    Vice President

                                    EXHIBIT F

                               SECURITY AGREEMENT

                                 (Stock Pledge)

           THIS SECURITY AGREEMENT (this "SECURITY AGREEMENT") entered into as of the ____ day of __________, 1997, from AMERICAN RESIDENTIAL SERVICES, INC., a Delaware corporation [__________] (the "PLEDGOR"), in favor of NATIONSBANK OF TEXAS, N.A., a national banking association, in its capacity as Agent and Issuing Lender under the hereinafter defined Loan Agreement, and each Lender from time to time party to such Loan Agreement.

                              W I T N E S S E T H :

           WHEREAS, pursuant to the terms and conditions of a Revolving Loan Agreement dated March 3, 1997, by and among Pledgor [AMERICAN RESIDENTIAL SERVICES, INC. ("BORROWER")] and the Lenders described therein (as such agreement may be amended, modified, restated, or supplemented from time to time, the "LOAN AGREEMENT"), such Lenders have agreed to extend credit to the Pledgor [BORROWER]; and

           WHEREAS, the Pledgor owns Capital Stock in the Issuers, and it is a condition precedent to the obligation of the Lenders to make Loans and otherwise extend credit to the Pledgor [Borrower] under the Loan Agreement that the Pledgor shall have executed and delivered this Security Agreement to the Agent for the ratable benefit of the Lenders.

           NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor hereby agrees with the Lenders as follows:

                                    ARTICLE 1

                         DEFINITIONS AND INTERPRETATION

           1.1 TERMS DEFINED ABOVE. As used in this Security Agreement, the terms ["BORROWER,"] "LOAN AGREEMENT," "PLEDGOR," and "SECURITY AGREEMENT" have the meanings indicated above.

           1.2 TERMS DEFINED IN LOAN AGREEMENT. Each capitalized term used but not defined herein shall have the meaning assigned to such term in the Loan Agreement (regardless of whether or not specific reference is made to the Loan Agreement).

           1.3 ADDITIONAL DEFINED TERMS. As used in this Security Agreement, the following terms will have the meanings indicated:

                     (a)       "COLLATERAL" shall mean:

                               (i) all Debtor's right, title and interest in and
                     to (1) the Securities, (2) any and all certificates, documents, chattel paper, instruments and general intangibles relating to, evidencing or representing any Securities, (3) any and all dividends, cash, instruments and other property and rights from time to time received, receivable or otherwise distributed in respect of, in exchange or substitution for or as a result of a conversion of any or all of the Securities, (4) any and all rights to receive allocations of loss, gain, deduction, credit or similar items in respect of any Securities and (5) any and all rights of Debtor attendant to the ownership of the Securities as a corporate shareholder, as a member in a limited liability company, as a partner in a partnership or similar holder of Capital Stock in any Entity, including, without limitation, the right to vote any Securities or participate in the management of any Entity in accordance with the Charter Documents of such Entity; and

                               (ii) any and all proceeds, cash proceeds, cash
                      equivalents, products, replacements, and additions of and to any of the above.

                     (b) "EVENT OF DEFAULT" shall mean any Event of Default under and as defined in the Loan Agreement, or the failure of the Pledgor to comply with Regulations G, T, U, or X of the Board of Governors of the Federal Reserve System, as amended.

                     (c)"ISSUER" shall mean each direct Subsidiary of the Pledgor, whether now existing or hereafter acquired.

                     (d) "SECURITIES" shall mean the issued and outstanding Capital Stock of the Issuers listed on Schedule I hereto, together with all other Capital Stock that may now or hereafter be owned by the Pledgor in any of its now owned or hereafter acquired direct Subsidiaries.

           1.4 UNDEFINED FINANCIAL ACCOUNTING TERMS. Undefined financial accounting terms used in this Security Agreement shall have the meanings assigned to such terms according to GAAP.

           1.5 TERMS DEFINED IN TEXAS BUSINESS AND COMMERCE CODE. Any term used herein that is defined in the Texas Business and Commerce Code shall have the meaning assigned to such term therein, unless the context otherwise requires or such term is otherwise defined herein.

                    1.6 REFERENCES. The words "hereby," "herein," "hereinabove," "hereinafter," "hereinbelow," "hereof," "hereunder," and words of similar import when used in this Security Agreement shall refer to this Security Agreement as a whole and not to any particular Article, Section, or provision of this Security Agreement.

References in this Security Agreement to Article or Section numbers are to such Articles or Sections of this Security Agreement unless otherwise specified. All Schedules and Exhibits attached hereto are incorporated herein by reference and made a part hereof for all purposes.

                    1.7 ARTICLES AND SECTIONS. This Security Agreement, for convenience only, has been divided into Articles and Sections; and it is understood that the rights and other legal relations of the parties hereto shall be determined from this instrument as an entirety and without regard to the aforesaid division into Articles and Sections and without regard to headings prefixed to such Articles or Sections.

                    1.8 NUMBER AND GENDER. Whenever the context requires, reference herein made to the single number shall be understood to include the plural; and likewise, the plural shall be understood to include the singular. Words denoting sex shall be construed to include the masculine, feminine and neuter, when such construction is appropriate; and specific enumeration shall not exclude the general but shall be construed as cumulative. Definitions of terms defined in the singular or plural shall be equally applicable to the plural or singular, as the case may be, unless otherwise indicated.

                                    ARTICLE 2

                                SECURITY INTEREST

                    2.1 GRANT OF SECURITY INTEREST IN COLLATERAL. The Pledgor, for value received, the receipt and sufficiency of which are hereby acknowledged, and to induce each Lender to extend credit to Pledgor [BORROWER], the Pledgor hereby pledges to the Agent, and hereby grants to the Agent, for the ratable benefit of the Lenders, a first lien on and a security interest in the Collateral to secure the payment and performance by the Pledgor [BORROWER] of each Note and of the other Obligations outstanding from time to time under the Loan Agreement, and to secure Pledgor's obligations under this Security Agreement.

                    2.2 DELIVERY OF COLLATERAL. All certificates or instruments representing or evidencing the Securities shall be delivered to and held by Agent, for and on behalf of each Lender, for the sole purpose of possession of the Collateral or any portion thereof pursuant to this Security Agreement, and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Agent, acting on behalf of each Lender; and Agent, for and on behalf of each Lender, shall at all times have actual possession of the Securities and shall be deemed to have possession of any of the Collateral in transit to it or set apart for it.

                    2.3 POWER OF ATTORNEY. The Pledgor hereby irrevocably constitutes and appoints the Agent and any authorized officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Pledgor and in the name of the Pledgor or in their own names (acting by or through Agent), from time to time in the Required Lenders' discretion, for the purpose of carrying out the terms of this Security

Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement after the Obligations have been declared due and payable pursuant to Section 5.1, including, without limitation, the following:

                      (a) to transfer to or register any or all of the Collateral in the name of the Lenders or any of their nominees (all as determined by the Required Lenders);

                      (b) (i) to receive payment of and receipt for any and all moneys, claims and other amounts due and to become due at any time in respect of or arising out of any Collateral, (ii) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral, (iii) to defend any suit, action or proceeding brought against the Pledgor with respect to any Collateral, (iv) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as the Required Lenders may deem appropriate, and (v) to complete any blanks contained in any instruments of transfer or assignment of the Securities; and

                      (c) to exchange any of the Collateral for other property upon reorganization, recapitalization, or other readjustment of any Issuer of the Securities and in connection therewith to deposit any of the Collateral with any depository upon such terms as the Required Lenders may determine; and to exercise, at the option of the Required Lenders, voting rights as to any of the Collateral;

all without notice and without liability except to account for property actually received by or on behalf of the Lenders. The Pledgor hereby ratifies all that said attorney shall lawfully do or cause to be done within the scope of the power of attorney granted hereunder. This power of attorney is a power coupled with an interest and shall be irrevocable so long as any Obligation remains outstanding or any commitment exists to make Advances. The powers conferred on the Agent hereunder are solely to protect the interests of the Agent and the Lenders in the Collateral and shall not impose any duty upon it to exercise any such powers. The Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither the Lenders, the Agent, nor any of their respective officers, directors, employees or agents shall be responsible to the Pledgor for any act or failure to act, except for gross negligence or wilful misconduct.


                                    ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES

           To induce the Lenders to enter into the Loan Agreement and extend credit to the Pledgor [BORROWER], the Pledgor represents and warrants to Agent and the

Lenders (which representations and warranties shall survive the delivery of this Security Agreement and the other Loan Documents) that:

           3.1 STATUS OF SECURITIES. All signatures on the certificates evidencing the Securities are genuine or authorized; the transfer of the Securities by the Pledgor to the Agent, as provided herein, is effective; and the Pledgor knows of no fact that might impair the validity of the Securities. The Securities (a) have been duly authorized and validly issued, (b) are genuine, validly outstanding, fully paid, and nonassessable, (c) were not issued in violation of the preemptive rights of any Person or any agreement by which the Pledgor or any issuer of such Collateral is bound, and (d) have not been materially altered.

           3.2 OWNERSHIP AND LIENS. Except for the security interest of the Lenders granted herein, the Pledgor owns (and at the time of transfer or delivery hereunder of the Collateral to the Agent owned or will own) good title to the Collateral free and clear of any other security interests, liens, adverse claims, or options other than Permitted Encumbrances; and the Pledgor has (and at the time of transfer or delivery of the Collateral to the Agent had or will have) full right, power, and authority to convey, assign, transfer, and deliver the Collateral to the Agent, as provided herein, and to grant a security interest in the Collateral to the Agent, as provided herein.

           3.3 BENEFIT. Pledgor has benefitted, directly and indirectly, from its execution and delivery of this Security Agreement.

                                    ARTICLE 4

                            COVENANTS AND AGREEMENTS

           The Pledgor agrees, so long as any Obligation remains outstanding or unpaid or any commitment of the Lenders to make Advances exists:

                    4.1 PAYMENT OF TAXES AND IMPOSITIONS. To comply with the terms and requirements of the Loan Agreement respecting the payment of Taxes and Impositions in respect of the Collateral; and upon the occurrence of an Event of Default in respect of the payment of such Taxes and Impositions, the Agent may, but will not be obligated to, pay all or any part of same.

                    4.2 FURTHER ASSURANCES. To cure any defects in the execution and delivery of any of the Loan Documents executed by the Pledgor, and execute, acknowledge, and deliver such other assurances and instruments and take such other action as shall, in the opinion of the Agent (acting on behalf of the Lenders) be necessary to fulfill the terms of the Loan Documents executed by the Pledgor and to confirm, perfect, and preserve the security interest created and intended to be created hereby and to vest more completely in and assure to the Agent and the Lenders their rights under this Security Agreement.

                    4.3 PROHIBITED LIENS AND FILINGS. That it will not pledge, mortgage, or otherwise encumber, create, or suffer a security interest to exist in any of the Collateral (other than pursuant to this Security Agreement and Permitted

Encumbrances) or sell, assign, or otherwise transfer any of the Collateral to anyone other than the Agent and the Lenders as provided herein, unless otherwise permitted by the Loan Agreement, or file or permit to be filed any financing statement or other security instrument with respect to the Collateral other than in favor of the Agent and the Lenders as provided herein.

                                    ARTICLE 5

                               RIGHTS AND REMEDIES

           5.1 REMEDIES UPON DEFAULT. (a) Upon the occurrence and during the continuance of an Event of Default, the Lenders may at their option, acting through the Agent, but subject to and in accordance with the Loan Agreement, declare all Obligations immediately due and payable, without presentment, demand, protest, notice of protest, default or dishonor, notice of intent to accelerate maturity, notice of acceleration of maturity or other notice of any kind, all of which are hereby expressly waived by the Pledgor, and may (acting through the Agent) exercise any and all other remedies provided by law or pursuant to the Loan Documents.

           (b) If all or any part of the Obligations shall become due and payable, the Lenders, subject to and in accordance with the terms and requirements of the Loan Agreement, acting through the Agent, may then, or at any time thereafter, apply, set-off, collect, sell in one or more sales, or otherwise dispose of, any or all of the Collateral, in its then condition or following any commercially reasonable preparation or processing, in such order as the Lenders may elect. Any such sale may be made either at public or private sale at the place of business of the Agent, any brokers' board or securities exchange or other reasonable location, either for cash or upon credit or for future delivery. The Lenders (for their own account through the Agent) may be the purchaser of any or all Collateral so sold and may hold the same thereafter in its own right free from any claim of the Pledgor or, to the extent permitted by law, right of redemption. No such purchase or holding by the Lenders shall be deemed a retention by the Lenders in satisfaction of the Obligations. All demands, notices, and advertisements, and the presentment of property at sale are hereby waived. Agent shall give Pledgor at least ten days' prior written notice of any sale or other disposition of the Collateral. The Agent may require the Pledgor to assemble the Collateral and make it available to the Agent at a place designated by the Agent that is reasonably convenient to the Lenders and the Pledgor. Any sale hereunder may be conducted by an auctioneer or any officer or agent of the Agent.

           (c) In connection with the sale of Collateral which is stock or other investment securities, the Lenders may be required by applicable law to limit prospective purchasers to the extent deemed necessary to render such sale exempt from the registration requirements of the Securities Act of 1933, as amended (the "ACT"), and any applicable state securities laws. No sale so made in good faith by the Agent shall be deemed not to be "commercially reasonable" because so made; provided, however, that nothing in this Security Agreement shall be deemed to impose any obligation whatsoever to file a registration statement under the Act or any state securities law with respect to any sale of Collateral by the Agent.

           5.2 VOTING RIGHTS, DIVIDENDS, ETC. PRIOR TO DEFAULT. So long as the ObligaItions have not been accelerated pursuant to Section 5.1:

                     (a) the Pledgor will be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of this Security Agreement;

                     (b) subject to the further provisions of this Security Agreement, the Pledgor shall be entitled to receive and retain any and all dividends and other distribution paid or made in respect of the Collateral; provided, however, that any and all dividends paid or payable in Capital Stock of any Issuer or any Capital
           Stock received, receivable or otherwise distributed in respect of or in exchange for any Collateral shall be forthwith delivered to the Agent for and on behalf of the Lenders to hold as Collateral for the benefit of the Lenders (or applied to reduce the Obligations if delivered to the Agent for and on behalf of the Lenders in the form of cash) and shall, if received by the Pledgor, be received in trust for the benefit of the Lenders, be segregated from the other property or funds of the Pledgor, and be forthwith delivered to the Agent for and on behalf the Lenders as Collateral in the same form as so received (with any necessary endorsement); and

                     (c) the Agent for and on behalf of the Lenders shall execute and deliver (or cause to be executed and delivered) to the Pledgor all such proxies and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to Section 5.2(a) above and to receive the dividends and other distributions and other distributions in respect of the Securities which it is authorized to receive and retain.

           5.3 VOTING RIGHTS, DIVIDENDS, ETC. AFTER DEFAULT. After the Obligations shall have been accelerated pursuant to Section 5.1:

                     (a) at the option of the Required Lenders with notice to the Pledgor, all rights of the Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 5.2(a) above and to receive the dividends and interest payments which it would otherwise be authorized to receive and retain pursuant to Section 5.2(b) above shall cease and shall thereupon become vested in the Agent, who shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Collateral such dividends; and

                     (b) all dividends which are received by the Pledgor contrary to the provisions of Section 5.3(a) above shall be received in trust for the benefit of the Lenders, shall be segregated from other funds of the Pledgor and shall be forthwith paid over to the Agent for and on behalf of the Lenders as Collateral in the same form as so received (with any necessary endorsement).

           5.4 PROCEEDS. Prior to all or any part of the Obligations becoming due and payable as specified in Section 5.1, all property received by the Lenders (through the Agent or otherwise) on account of the Collateral shall be held as Collateral (or applied to reduce the Obligations if received by or on behalf of the Lenders in the form of cash). After all or any part of the Obligations shall become due and payable as specified in Section 5.1, the proceeds of any sale or other disposition of the Collateral and all sums received or collected by the Lenders (through the Agent or otherwise) from or on account of the Collateral shall be applied by the Lenders (or the Agent, as the case may be) in the manner set forth in ss.9.504 of the UCC.

           5.5 LENDERS' DUTIES. Except as required by the Loan Agreement, the Lenders and the Agent shall be under no duty whatsoever to make or give any presentment, demand for performance, notice of nonperformance, protest, notice of protest, notice of dishonor, or other notice or demand in connection with any Collateral or the Obligations, or to take any steps necessary to preserve any rights against prior parties. The Lenders and the Agent shall not be liable for failure to collect or realize upon any or all of the Obligations or Collateral, or for any delay in so doing, nor shall the Lenders and the Agent be under any duty to take any action whatsoever with regard thereto. The Lenders (or the Agent, as the case may be) shall use reasonable care in the custody and preservation of any Collateral in its possession. As between the Pledgor and the Lenders and the Agent, neither the Lenders nor the Agent shall have any duty to comply with any recording, filing, or other legal requirements necessary to establish or maintain the validity, priority, or enforceability of, or the Lenders' rights in or to, any of the Collateral.

           5.6 THE LENDERS' ACTIONS. The Pledgor waives any right to require the Lenders (or the Agent, as the case may be) to proceed against any person, exhaust any collateral or pursue any other remedy in the Lenders' power; waives any and all notice of acceptance of this Security Agreement or of creation, modification, renewal, or extension for any period of any Obligations; and waives any defense arising by reason of any disability or other defense of any guarantor or other Person primarily or secondarily liable with respect to all or any portion of the Obligations ("OTHER LIABLE PARTY"), or by reason of the cessation from any cause whatsoever of the liability of any Other Liable Party. All dealings between the Pledgor and the Lenders shall conclusively be presumed to have been had or consummated in reliance upon this Security Agreement. Until all Obligations shall have been paid and/or performed in full and the commitment to make Advances shall have terminated, the Pledgor (i) shall have no right to subrogation, (ii) waives any right to enforce any remedy that the Lenders (or the Agent, as the case may be) now has or may hereafter have against any Other Liable Party, and (iii) except as otherwise expressly provided in this Security Agreement, waives any benefit of and right to participate in any Collateral or other security for the Obligations whatsoever now or hereafter held by or on behalf of the Lenders.

                                    ARTICLE 6

                                  MISCELLANEOUS

           6.1 TRANSFER OF OBLIGATIONS AND COLLATERAL. Subject to the terms of the Loan Agreement, the Pledgor hereby agrees that any of the Lenders may transfer any or all of their respective interests in and to the Obligations. Upon any such transfer, the affected Lender may transfer any or all of its interest in and to the Collateral and shall be fully discharged thereafter from all liability with respect to the Collateral so transferred, and the transferee shall be vested with all rights, powers, and remedies of the particular Lender hereunder with respect to Collateral so transferred. With respect to its interest in any Collateral not so transferred, the affected Lender shall retain all rights, powers, and remedies hereby given.

           6.2 CUMULATIVE SECURITY. The execution and delivery of this Security Agreement in no manner shall impair or affect any other security (by endorsement or otherwise) for the payment of the Obligations. No security taken hereafter as security for payment of all or any portion of the Obligations shall impair in any manner or affect this Security Agreement. All such present and future additional security is to be considered as cumulative security.

           6.3 CONTINUING AGREEMENT. This is a continuing agreement and the conveyance hereunder shall remain in full force and effect and all the rights, powers, and remedies of the Agent and the Lenders hereunder shall continue to exist until the Obligations shall be paid in full and the commitment of the Lenders to make Advances has terminated. Furthermore, it is contemplated by the parties hereto that there may be times during the Credit Period when no Obligations shall be owing. Notwithstanding such occurrences, this Security Agreement shall remain valid and shall be in full force and effect as to subsequent Obligations provided that the Agent has not otherwise agreed in writing that this Security Agreement has terminated. Otherwise, to the extent permitted by law, this Security Agreement shall continue irrespective of the fact that the liability of any Other Liable Party may have ceased and notwithstanding the death or incapacity of the Pledgor or any Other Liable Party or any other event or proceeding affecting the Pledgor, and/or any Other Liable Party, which but for this provision would discharge the Obligations of the Pledgor hereunder.

           6.4 CUMULATIVE RIGHTS. The rights, powers, and remedies of the Lenders hereunder shall be in addition to all rights, powers, and remedies given by statute or rule of law and are cumulative. The exercise of any one or more of the rights, powers, and remedies provided herein shall not be construed as a waiver of any other rights, powers, and remedies of the Lenders. The Agent shall have the rights, powers, and remedies of a secured party under the Texas Business and Commerce Code, as amended.

           6.5 EXERCISE OF RIGHTS. Neither the Lenders' acceptance (through the Agent or otherwise) of partial or delinquent payments nor any forbearance, failure, or delay by the Lenders (through the Agent or otherwise) in exercising any right, power or remedy shall be deemed a waiver of any obligation of the Pledgor or any Other Liable Party or of any right, power, or remedy of the Agent and the Lenders or preclude any other or further exercise thereof; and no single or partial exercise of any

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
right, power, or remedy shall preclude any other or further exercise thereof or the exercise of any other right, power, or remedy.

           6.6 REMEDY AND WAIVER. The Lenders (through the Agent or otherwise) may remedy or waive any default without waiving the default remedied or waiving any prior or subsequent default.

           6.7 NON-JUDICIAL REMEDIES. To the extent permitted by law, the Lenders (through the Agent) may enforce their rights hereunder without prior judicial process or judicial hearing. Nothing herein is intended to prevent the Lenders or the Pledgor from resorting to judicial process at such party's option.

           6.8 PRESERVATION OF LIABILITY. Neither this Security Agreement nor, to the extent permitted by law, the exercise by the Agent or the Lenders of (or the failure to so exercise) any right, power, or remedy conferred herein or by law shall be construed as relieving the Pledgor or any Other Liable Party from full liability in respect of the Obligations pursuant to the Loan Agreement or any guaranty thereof until such time as the commitment of the Lenders to make Advances under the Loan Agreement has terminated and the Obligations that have become due and payable have been paid in full.

           6.9 NOTICES AND OTHER COMMUNICATIONS. Except as to verbal notices expressly authorized herein, which verbal notices shall be confirmed in writing, all notices, requests, and communications hereunder shall be in writing (including by telecopy or facsimile). Unless otherwise expressly provided herein, any such notice, request, demand, or other communication shall be deemed to have been duly given or made at the times provided for in the Loan Agreement when given or made in the manner provided for in the Loan Agreement, addressed as follows:

                               (a)        if to the Agent or Lenders, to:

                                          NationsBank of Texas, N.A.
                                          700 Louisiana
                                          Houston, Texas  77002
                                          Attention:  Albert Welch

                               (b)        if to the Pledgor, to:

                                          American Residential Services, Inc.[_]
                                          Post Oak Tower, Suite 725
                                          5051 Westheimer
                                          Houston, Texas  77056

           Any party may, by proper written notice hereunder to the others, change the individuals or addresses to which such notices to it shall thereafter be sent.

           6.10 PARTIES IN INTEREST. All covenants and agreements herein contained by or on behalf of the Pledgor, the Agent, or the Lenders shall be binding upon and inure to the benefit of the Pledgor, the Agent, or the Lenders, as the case may be, and their respective legal representatives, successors, and assigns.

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
           6.11 AMENDMENT AND WAIVER. This Security Agreement may not be amended nor may any of its terms be waived except in writing duly signed by the party against whom enforcement of the amendment or waiver is sought.

           6.12 INVALIDITY. If any provision of this Security Agreement is rendered or declared illegal, invalid, or unenforceable by reason of any existing or subsequently enacted legislation or by a judicial decision that has become final, the Pledgor and the Lenders (acting through the Agent) shall promptly meet and negotiate substitute provisions for those rendered illegal, invalid, or unenforceable, but all of the remaining provisions shall remain in full force and effect.

           6.13 GOVERNING LAW. THIS SECURITY AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW, PROVIDED, HOWEVER, THAT VERNON'S TEXAS CIVIL STATUTES, ARTICLE 5069, CHAPTER 15 (WHICH REGULATES CERTAIN REVOLVING CREDIT LOAN ACCOUNTS AND REVOLVING TRI-PARTY ACCOUNTS) SHALL NOT APPLY.

           6.14 ENTIRE AGREEMENT. THIS SECURITY AGREEMENT CONSTITUTES THE ENTIRE AGREEMENT BETWEEN THE PARTIES HERETO WITH RESPECT TO THE SUBJECT HEREOF AND SHALL SUPERSEDE ANY PRIOR AGREEMENTS, WHETHER WRITTEN OR ORAL, BETWEEN THE PARTIES HERETO RELATING TO THE SUBJECT HEREOF. FURTHERMORE, IN THIS REGARD, THIS SECURITY AGREEMENT AND THE OTHER WRITTEN LOAN DOCUMENTS REPRESENT, COLLECTIVELY, THE FINAL AGREEMENT AMONG THE PARTIES THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG SUCH PARTIES.

           IN WITNESS WHEREOF, this Security Agreement is executed as of the date first above written.

                                   PLEDGOR:

                                   AMERICAN RESIDENTIAL SERVICES,
                                   INC. [_________________]

                                   By:________________________
                                         John D. Held
                                         Senior Vice President



                                   NATIONSBANK OF TEXAS, N.A., as
                                   Agent on behalf of itself and each
                                   of the other Lenders and as Issuing Lender


                                    By:_________________________
                                    Albert Welch, Vice President

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